Filed Pursuant to Rule 424(b)(3)

Registration No. 333-192365

PROSPECTUS

7,243,850 Shares

COMMITTED CAPITAL ACQUISITION CORPORATION

Common Stock

This prospectus relates to the offer and resale or other disposition from time to time by the selling stockholders identified herein of up to 7,243,850 shares of our common stock, par value $0.0001 per share. We will not receive any proceeds from the sale of shares held by the selling stockholders.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, as set forth in this prospectus under “Plan of Distribution.” These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. If these shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. We have agreed to pay all costs and expenses of this registration.

Our common stock is quoted on the OTC Markets OTCQB tier, or OTCQB, under the symbol “STKS.” As of February 10, 2014 the last reported sale price for our common stock as reported on the OTCQB was $6.02 per share. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. You are urged to obtain current market quotations of the common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2014

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This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of offers to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or solicitation of offers to buy securities in any jurisdiction where, or in any circumstances in which, such offer or solicitation is unlawful.

You should assume the information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. Our business, financial condition, results of operations and prospects may have changed since date of this prospectus. The rules of the SEC may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise stated in this prospectus, references to “we”, “us”, “our”, “company”, “our company,” “combined company” or “CCAC” refer to Committed Capital Acquisition Corporation and its subsidiaries, including The ONE Group, LLC, or One Group, and its subsidiaries. “Adjusted EBITDA” represents net income before interest, taxes, and depreciation and amortization, plus the sum of certain non-operating expenses, including deferred rent, pre-opening expenses, impairment losses, discontinued operations and certain other one-time non-operating expenses. Average unit volume, or “AUV,” represents the average per unit sales of our restaurants over a certain period of time. This measure is calculated by dividing total restaurant sales within a period by the number of restaurants operating during the same period.

In this prospectus the term “Merger” means the acquisition of One Group by CCAC.

Our Company

We are a hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom. Turn-key food and beverage services are food and beverage services that can be scaled and implemented by us at a particular hospitality venue and customized per the requirements of the client. One Group was established with the vision of becoming a global market leader in the hospitality industry by melding high-quality service, ambiance and cuisine into one great experience. Our primary restaurant brand is STK, a multi-unit steakhouse concept that combines a high-energy, female-friendly, social atmosphere with the quality of a traditional upscale steakhouse. Our food and beverage, or “F&B”, hospitality services offerings include developing, managing and operating restaurants, bars, rooftops, pools, banqueting and catering facilities, private dining rooms, room service and mini bars tailored to the specific needs of high-end boutique hotels and casinos. Our F&B hospitality clients include global hospitality companies such as the Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and the Perry Hotel (owned by Starwood Capital).

We opened our first restaurant in January 2004 and as of December 31, 2013, we owned and operated 10 and managed 9 restaurants and lounges, including six STKs throughout the United States and in London. Nine of our locations are operated under our six F&B hospitality management agreements, in which we provide comprehensive food and beverage services for our hospitality clients. We generate management and incentive fee revenue from those restaurants and lounges that we do not own, but instead manage on behalf of our F&B hospitality clients. All of our restaurants, lounges and F&B services are designed to create a social dining and entertainment experience within a destination location. We believe that this design philosophy separates us from more traditional restaurant and foodservice competitors. Net losses for the year ended December 31, 2012 and the nine month period ended September 30, 2013 were $2.8 million and $2.7 million, respectively, and included loss from discontinued operations of $10.0 million and $5.2 million for the year ended December 31, 2012 and the nine month period ended September 30, 2013, respectively. The loss from discontinued operations reflects our exiting of non-strategic and underperforming units during these periods and includes the closing of the Bagatelle unit in Las Vegas during 2013 as well as the proposed termination of the management agreement with The Palms Hotel in Las Vegas for the Heraea concept and the proposed termination of the lease with The Palms Hotel in Las Vegas for the Xishi concept. In addition, we closed the ONE concept in Atlantic City in 2012 and a kiosk in New York City which featured burgers and shakes in 2013.

Based on our strong momentum and brand appeal, we expect to continue to expand our operations domestically and internationally through a mix of company owned restaurants and managed units by continuing our disciplined and targeted site selection process and supplemented by the increasingly regular inbound inquiries we receive from office building, hotel and casino owners and landlords to develop and open new locations. We currently anticipate that our expansion plans will cost us approximately $4.0 million over the next 12 months, subject to revision if we enter into new agreements. There can be no assurance that we will be able to expand our operations at the rate we currently expect or at all.

Corporate Information and History

We were incorporated in Delaware in January of 2006 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction, one or more operating businesses or assets, and a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In October 2011, we consummated our initial public offering in which we sold 5,750,000 units, each consisting of one share of our common stock and a warrant to purchase one share of our common stock. We received total gross proceeds of $28.75 million.

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On October 16, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) among us, CCAC Acquisition Sub, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Merger Sub”), One Group and Samuel Goldfinger as One Group Representative, pursuant to which we acquired One Group in a stock-for-stock exchange. Under the terms of the Merger Agreement, we issued to the former members of One Group and to a Liquidating Trust established for the benefit of former holders of membership interests of One Group (“TOG Members”) and holders of warrants to acquire membership interests of One Group (“TOG Warrant Owners”) (the “Liquidating Trust”) an aggregate of 12,631,400 shares of our common stock, par value $.0001 per share (the “Common Stock”) and $11,750,000 in cash to the TOG Members (collectively, the “Merger Consideration”). As part of the Merger Consideration, the Company issued to Jonathan Segal, the former Managing Member of One Group and currently our Chief Executive Officer and a Director, 1,000,000 shares of Common Stock as a control premium. The foregoing shares are in addition to the 7,680,666 shares issued to Mr. Segal and related entities in respect of his pro rata portion of shares of Common Stock issued to all TOG Members. Of the 12,631,400 shares of Common Stock issued as part of the Merger Consideration, 2,000,000 shares (the “Escrow Shares”) were deposited into an escrow account (the “Escrow Account”) at Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) to secure certain potential adjustments to the Merger Consideration as described below and certain potential indemnification obligations. The Merger Agreement also provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust, the payment of which is contingent upon the exercise of the outstanding Company warrants to purchase 5,750,000 shares of Common Stock at an exercise price of $5.00 per share.

In connection with the closing of the Merger, the Company completed a private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share to purchasers that included some of the Company’s existing shareholders (collectively, the “Investors”), realizing gross proceeds of $15,656,695 (the “October 2013 Private Placement”). Jefferies LLC served as placement agent for the Private Placement.

In connection with the October 2013 Private Placement, we also entered into a registration rights agreement (the “October 2013 Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the shares of Common Stock for resale within 30 calendar days of the closing date of the October 2013 Private Placement, and to have the Registration Statement declared effective within 90 calendar days of the closing date of the October 2013 Private Placement or within 120 calendar days of the closing date of the October 2013 Private Placement if the SEC conducts a full review of the Registration Statement. We also have agreed to include in such Registration Statement the shares of Common Stock issued to TOG Members (other than those shares issued to Jonathan Segal and related entities) or issuable to TOG Warrant Owners pursuant to the Merger Agreement, subject to cut-back in certain circumstances. These shares of Common Stock are covered by the registration statement of which this prospectus forms a part.

Our principal office is located at 411 W. 14th Street, 2nd Floor, New York, New York 10014, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information on our website is not a part of this prospectus.

Certain Risks Affecting Us

Our business is subject to numerous risks, as more fully described below in the section of this prospectus entitled “Risk Factors,” including the following:

•	our ability to successfully adjust to changes in consumer preferences, discretionary spending patterns and general economic conditions, including recent economic events;

•	our restaurants and food and beverage hospitality services operations ability to compete successfully with other restaurants, food and beverage hospitality services operations and other similar operations;

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•	our expectations regarding future growth, including our ability to open new restaurants, and food and beverage hospital services locations and operate them profitably;

•	our ability to continue to develop and grow new concepts;

•	our ability to maintain and grow acceptance of our brands;

•	our expectations regarding higher operating costs, including labor costs;

•	our ability to obtain our principal food products and manage related costs;

•	our expectations regarding the seasonality of our business;

•	our expectations regarding litigation or other legal proceedings;

•	the impact of federal, state or local government statutes, rules and regulations;

•	our expectations regarding the loss of key members of our management team or employees;

•	our expectations regarding our liquidity and capital resources, including our ability to meet our lease obligations;

•	our expectations regarding the amount and terms of our existing or future indebtedness; and

•	our ability to maintain adequate protection of our intellectual property.

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The Offering

Common stock offered by the selling stockholders	7,243,850 shares.

Common stock outstanding immediately after this offering	24,946,739 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our Common Stock sold in this offering. The selling stockholders will receive all net proceeds from the sale of shares of our Common Stock in this offering.

Offering Price	The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Lock-Up Agreements	Selling stockholders who hold an aggregate of 4,112,511 shares of the Common Stock included in this offering are subject to lock-up agreements, which restrict the sale of such shares for a period of six (6) months following the consummation of the Merger. See “Shares Eligible for Future Sale—Lock-Up Agreements”.

Risk factors	You should carefully read and consider the information set forth under the caption “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes the consolidated historical financial and operating data of One Group for the periods indicated. The statements of income data for the fiscal years ended December 31, 2012, 2011 and 2010 and the balance sheet data as of December 31, 2012 and December 31, 2011 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 2010 have been derived from our audited consolidated financial statements not included in this prospectus. The statements of income data from the fiscal years ended December 31, 2009 and December 31, 2008 and the balance sheet data as of December 31, 2009 and 2008 have been derived from our unaudited consolidated financial statements not included in this prospectus. The statements of income data for the nine months ended September 30, 2013 and 2012 and the balance sheet data as of September 30, 2013 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of September 30, 2012 has been derived from our unaudited consolidated financial statements not included in this prospectus. The financial data presented includes all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations for such periods.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the related notes included elsewhere in this prospectus.

	For the Nine Months Ended		For the Years Ended
	September 30, 2013	September 30, 2012	December 31, 2012	December 31, 2011 (restated)(1)	December 31, 2010	December 31, 2009	December 31, 2008
Revenues:
Owned unit net revenue	$29,136,159	$44,261,251	$56,429,452	$43,655,381	$38,477,190	$39,555,109	$46,415,312
Management and incentive fee revenue(2)	5,585,556	2,417,718	3,691,270	2,436,280	184,483	66,719
Total Revenues	$34,721,715	$46,678,969	$60,120,722	$46,091,661	$38,661,673	$39,621,828	$46,415,312
Income (loss) from continuing operations	2,466,891	9,306,844	7,232,765	2,754,680	1,545,978	(351,608)	1,581,626
Net income (loss)	(2,696,529)	6,869,830	(2,792,114)	1,866,999	721,374	(2,414,797)	1,581,626
Less: net income (loss) attributable to noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730	(215,217)	1,449,928
Net income (loss) attributable to One Group, LLC and Subsidiaries and Affiliate	$(2,627,331)	$3,175,416	$(2,346,068)	$1,002,973	$(77,356)	$(2,199,580)	$131,698
Other comprehensive income (loss): Currency translation adjustment	105,711	(6,074)	(12,092)	-	-	-	-
Comprehensive (loss) income	$(2,521,620)	$3,169,342	$(2,358,160)	$1,002,973	$(77,356)	$(2,199,580)	$131,698

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	Nine Months Ended		Year Ended
	September 30, 2013	September 30, 2012	December 31, 2012	December 31, 2011 (restated)(1)	December 31, 2010	December 31, 2009	December 31, 2008
Pro Forma Per Share Data:(3)
Basic and diluted income (loss) per share from continuing operations	$0.11	$0.43	$0.33	$0.13	$0.07	$(0.02)	$0.07
Basic and diluted income (loss) per share attributable to The ONE Group, LLC and Subsidiaries and Affiliates	$(0.12)	$0.15	$(0.11)	$0.05	$(0.00)	$(0.10)	$0.01

Weighted average common stock outstanding
Basic	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400
Diluted	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400	21,815,400

Balance Sheet Data (at end of period):

Total assets	$24,835,077	$33,249,455	$23,987,293	$27,561,951	$23,862,108	$19,775,652	$24,256,628
Total debt	$12,602,874	$8,124,511	$7,840,391	$6,192,723	$5,405,644	$5,734,082	$6,604,947
Cash dividends per common share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	Subsequent to the issuance of the 2011 consolidated financial statements on July 26, 2012, it was determined that certain entities included in the consolidated financial statements did not meet the requirements to be consolidated. Further, as a result, the Company restated its previously issued consolidated financial statements for the year ended December 31, 2011. In addition to correcting the error noted previously, the Company has made certain reclassifications to the 2011 consolidated financial statements to conform to the 2012 presentation.
(2)	Such management and incentive fee revenue is based on a percentage of aggregate food and beverage sales, which totaled $59,067,700 for the nine months ended September 30, 2013, $34,594,767 for the nine months ended September 30, 2012, $49,789,864 for the year ended December 31, 2012, $37,350,406 for the year ended December 31, 2011 and $2,982,176 for the year ended December 31, 2010.
(3)	Per Share Data and Basic and Diluted shares are being shown on a pro forma basis and reflect the legal share structure subsequent to the Merger. Basic and Diluted shares do not include 5,750,000 of warrants since the exercise price of these warrants equaled the share price at the time of the merger and does not include 3,131,339 shares issued in the October 2013 Private Placement. Pro forma earnings per share for the nine months ended September 30, 2013 and the year ended December 31, 2012 assuming the shares issued in the October 2013 private placement is as follows:

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012

Assuming shares issued in October 2013 private placement
Basic and diluted income per share from continuing operations	$0.10	$0.29
Basic and diluted loss per share attributable to The ONE Group, LLC and Subsidiaries and Affiliates	$(0.11)	$(0.09)

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before deciding whether to invest in shares of our common stock. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our business is dependent on discretionary spending patterns in the areas in which our restaurants and food and beverage hospitality services operations are located and in the economy at large and economic downturns could materially adversely affect our results of operations.

Purchases at our restaurants and food and beverage hospitality services locations are discretionary for consumers and we are therefore susceptible to changes in discretionary patterns or economic slowdowns in the geographic areas in which they are located and in the economy at large. We believe that consumers generally are more willing to make discretionary purchases, including high-end restaurant meals, during favorable economic conditions. Disruptions in the overall economy, including high unemployment, financial market volatility and unpredictability, and the related reduction in consumer confidence could negatively affect customer traffic and sales throughout our industry, including our segment. Also, we believe the majority of our weekday revenues are derived from business customers using expense accounts and our business therefore may be affected by reduced expense account or other business-related dining by our business clientele. If business clientele were to dine less frequently at our locations or to spend at reduced levels, our business and results of operations would be adversely affected as a result of a reduction in customer traffic or average revenues per customer. Our hotel-based restaurants and food and beverage services operations would be particularly susceptible to reductions in business travel. There is also a risk that if the current economic conditions persist or worsen for an extended period of time, consumers might make long-lasting changes to their discretionary spending behavior, including dining out less frequently. Our casino-based restaurants and food and beverage services operations would be particularly susceptible to reductions in discretionary spending. The ability of the U.S. economy to return to the levels realized prior to the most recent economic downturn is likely to be affected by many national and international factors that are beyond our control, including current economic trends in Europe and Asia. These factors, including national, regional and local politics and economic conditions, disposable consumer income and consumer confidence, also affect discretionary consumer spending. Continued weakness in or a further worsening of the economy, generally or in a number of our markets, and our customers’ reactions to these trends could adversely affect our business and cause us to, among other things, reduce the number and frequency of new location openings, close locations and delay our re-modeling of existing locations.

Changes in consumer preferences could adversely impact our business and results of operations.

The restaurant and hospitality industry is characterized by the continual introduction of new concepts and is subject to rapidly changing consumer preferences, tastes, trends and eating and purchasing habits. Our success depends in part on our ability to anticipate and respond quickly to changing consumer preferences, as well as other factors affecting the restaurant and hospitality industry, including new market entrants and demographic changes. Shifts in consumer preferences away from upscale steakhouses or beef in general, which are significant components of our concepts’ menus and appeal, whether as a result of economic, competitive or other factors, could adversely affect our business and results of operations.

Our STK locations in New York and Las Vegas represent a significant portion of our revenues, and any significant downturn in their business or disruption in the operation of these locations could harm our business, financial condition and results of operations.

Our STK locations in New York and Las Vegas represented approximately 14% (Downtown), 12% (Midtown) and 21% (Las Vegas) of our total revenues (both owned and managed properties) in 2012. Accordingly, we are susceptible to any fluctuations in the business at our New York and Las Vegas STK locations, whether as a result of adverse economic conditions, negative publicity, changes in customer preferences or for other reasons. In addition, any natural disaster, prolonged inclement weather, act of terrorism or national emergency, accident, system failure or other unforeseen event in or around New York City or Las Vegas could result in a temporary or permanent closing of that location, could influence potential customers to avoid that geographic region or that location in particular or otherwise lead to a significant decrease in our overall revenues. Any significant interruption in the operation of these locations or other reduction in sales could adversely affect our business and results of operations. We also expect that our London operations will account for a significant percentage of revenue going forward and, accordingly, if our London operations were to perform below expectations our overall business, financial condition or results of operations would suffer.

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In the foreseeable future we will continue to maintain a relatively small number of restaurant and food and beverage hospitality service locations. Accordingly, we will continue to depend on a small number of revenue generating installations to generate revenues and profits.

While we plan on growing as rapidly as prudently possible, in the foreseeable future we will only have a relatively small installed base from which to derive revenue and profits. Even if we are successful in implementing these plans (of which there can be no assurance), our operational risk will still be concentrated in a relatively small base of operating installations and failure of any of those installations to produce satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of operations as a whole.

Some of our restaurants and food and beverage hospitality services operations are located in regions that may be susceptible to severe weather conditions. As a result, adverse weather conditions in any of these areas could damage our operations, result in fewer customer visits to our operations and otherwise have a material adverse impact on our business.

Sales in any of our restaurants and food and beverage hospitality services operations may be adversely impacted by severe weather conditions, which can cause us to close operations for a period of time and/or incur costly repairs and/or experience a reduction in customer traffic. In addition, the impact severe weather conditions could cause us to cease operations at the affected location altogether. For example, we believe that the adverse weather experienced in the Northeast in 2012, specifically the impact caused by Hurricane Sandy as well as the poor weather conditions in the New York City area at the beginning of 2013, had a significant negative impact on our sales and results of operations. In addition and by way of example, excessive heat in locations in which we operate outdoor installations, such as rooftops and pools, could have a material adverse effect on the operations in those locations. Weather conditions are impossible to predict as is the negative impact on our business that such conditions might cause.

If our restaurants and food and beverage hospitality services operations are not able to compete successfully with other restaurants, food and beverage hospitality services operations and other similar operations, our business and results of operations may be adversely affected.

Our industry is intensely competitive with respect to price, quality of service, location, ambiance of facilities and type and quality of food. A substantial number of national and regional restaurant chains and independently owned restaurants compete with us for customers, restaurant locations and qualified management and other restaurant staff. The principal competitors for our concepts are other upscale steakhouse chains such as Del Frisco’s, Mastro’s, Fleming’s Prime Steakhouse and Wine Bar and The Capital Grille, as well as local upscale steakhouses such as Abe & Arthur’s in New York City and She in Las Vegas, Nevada. Further, there is also competition from non-steak but upscale and high-energy restaurants such as Nobu and Lavo. Our concepts also compete with restaurants and other food and beverage hospitality services operations in the broader upscale dining segment and high-energy nightlife concepts. To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos, resorts and similar client locations, we are subject to competition in the broader lodging and hospitality markets that could draw potential customers away from our locations. Some of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our restaurants and food and beverage hospitality services operations are located or where we may expand. Our inability to compete successfully with other restaurants and food and beverage hospitality services operations may harm our ability to maintain acceptable levels of revenue growth, limit or otherwise inhibit our ability to grow one or more of our concepts, or force us to close one or more of our restaurants or food and beverage hospitality services operations. We may also need to evolve our concepts in order to compete with popular new restaurant or food and beverage hospitality services operation formats, concepts or trends that emerge from time to time, and we cannot provide any assurance that we will be successful in doing so or that any changes we make to any of our concepts in response will be successful or not adversely affect our profitability. In addition, with improving product offerings at fast casual restaurants and quick-service restaurants combined with the effects of negative economic conditions and other factors, consumers may choose less expensive alternatives, which could also negatively affect customer traffic at our restaurants or food and beverage hospitality services operations. Any unanticipated slowdown in demand at any of our restaurants or food and beverage hospitality services operations due to industry competition may adversely affect our business and results of operations.

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To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos and similar destinations, our results of operations and growth are subject to the risks facing such venues.

Our ability to grow and realize profits from our operations in hotels, casinos and other branded or destination venues are dependent on the success of such venues’ business. We are subject to the business decisions of our clients, in which we may have little or no influence in the overall operation of the applicable venue. For example, revenues from our Miami STK in the Perry Hotel are being adversely impacted by the renovations currently taking place at the Perry. In this case, we had no control over the decision of hotel management to temporarily close the hotel for renovations.

We will need to secure additional financing to support our planned operations.

We will require additional funds for our anticipated operations and to meet our capital needs. We expect to rely on our cash flow from operations, the proceeds from the October 2013 Private Placement, the remaining proceeds from our initial public offering (“IPO”) and other third-party financing for such funds. In the event our cash flow is insufficient to fund our further expansion, our inability to raise capital in addition to the proceeds from the October 2013 Private Placement and the remaining proceeds from our IPO would impede our growth and could materially adversely affect our existing business, financial condition or results of operations. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions such as financial covenants under our existing credit facility or other debt documents. These factors may make the timing, amount, terms and conditions of additional financings unattractive. There is no assurance that we will be successful in securing the additional capital we need to fund our business plan on terms that are acceptable to us, or at all.

Our future growth depends in part on our ability to open new restaurants and food and beverage hospitality services locations and to and operate them profitably, and if we are unable to successfully execute this strategy, our results of operations could be adversely affected.

Our financial success depends in part on management’s ability to execute our growth strategy. One key element of our growth strategy is opening new restaurants and food and beverage hospitality operations. We believe there are opportunities to open approximately three to five new locations (restaurants and/or hospitality services operations) annually, with STK serving as the primary driver of new unit growth in the near term. However, there can be no assurance that we will be able to open new restaurants and food and beverage hospitality operations at the rate we currently expect.

A substantial majority of our historical growth has been due to opening new restaurants and food and beverage hospitality services locations. Our ability to open new restaurants and food and beverage hospitality services locations and operate them profitably is dependent upon a number of factors, many of which are beyond our control, including without limitation:

•	finding quality site locations, competing effectively to obtain quality site locations and reaching acceptable agreements to lease or purchase sites;

•	complying with applicable zoning, land use and environmental regulations and obtaining, for an acceptable cost, required permits and approvals;

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•	having adequate capital for construction and opening costs and efficiently managing the time and resources committed to building and opening each new restaurant and food and beverage hospitality services operation;

•	timely hiring and training and retaining the skilled management and other employees necessary to meet staffing needs;

•	successfully promoting our new locations and competing in their markets;

•	acquiring food and other supplies for new restaurants and food and beverage hospitality services operations from local suppliers; and

•	addressing unanticipated problems or risks that may arise during the development or opening of a new restaurant or food and beverage hospitality services operation or entering a new market.

We incur substantial pre-opening costs that may be difficult to recoup quickly.

While our business model tends to rely on landlord or host contributions to the capital costs of opening a new restaurant or food and beverage hospitality services operations, we incur substantial costs in our contributions to the build-out of the locations, recruiting and training staff, obtaining necessary permits, advertising and promotion and other pre-operating items. Once the restaurant or food and beverage hospitality services location is open, how quickly it achieves a desired level of profitability is impacted by many factors, including the level of market familiarity and acceptance when we enter new markets. Our business and profitability may be adversely affected if the “ramp-up” period for a new location lasts longer than we expect or if the profitability of a new location dips after our initial “ramp-up” marketing program ends.

New locations, once opened, may not be profitable, and the increases in average location sales and comparable location sales that we have experienced in the past may not be indicative of future results.

New locations may not be profitable and their sales performance may not follow historical or projected patterns. If we are forced to close any new operations, we will incur losses for the pre-opening expenses incurred in connection with opening such operations. In addition, our average location sales and comparable location sales may not increase at the rates achieved over the past several years. If our new locations do not perform as planned, our business, financial condition or results of operations could be adversely affected.

Our expansion into new markets may present increased risks.

We plan to open new locations in markets where we have little or no operating experience. Restaurants or food and beverage hospitality services operations which we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than locations we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and business culture. We may also incur higher costs from entering new markets, if, for example, we assign area managers to manage comparatively fewer locations than we assign in more developed markets. We may find that restaurants in new markets do not meet our revenue and profit expectations and we may be forced to close those operations, incurring closing costs and reducing our opportunities. If we do not successfully execute our plans to enter new markets, our business, financial condition or results of operations could be materially adversely affected.

Opening new restaurants and food and beverage hospitality services operations in existing markets may negatively affect sales at our existing restaurants and food and beverage hospitality services operations .

The consumer target area of our restaurants and food and beverage hospitality services operations varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant or food and beverage hospitality services operation in or near markets in which we already have existing locations could adversely affect the sales of those existing locations. Existing locations could also make it more difficult to build our consumer base for a new restaurant or food and beverage hospitality services operation in the same market. Our core business strategy does not entail opening new restaurants or food and beverage hospitality services operations that we believe will materially affect sales at our existing locations, but we may selectively open new locations in and around areas of existing locations that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants and food and beverage hospitality services operations may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations.

10

We face a variety of risks associated with doing business in foreign markets that could have a negative impact on our financial performance.

We operate an STK restaurant as well as food and beverage hospitality services locations in London and we intend to continue our efforts to grow internationally. Although we believe we have developed the support structure for international operations and growth, there is no assurance that international operations will be profitable or international growth will continue. Our foreign operations are subject to all of the same risks as our domestic restaurants and food and beverage hospitality services operations, as well as additional risks including, among others, international economic and political conditions and the possibility of instability and unrest, differing cultures and consumer preferences, diverse government regulations and tax systems, the ability to source fresh ingredients and other commodities in a cost-effective manner and the availability of experienced management.

Currency regulations and fluctuations in exchange rates could also affect our performance. As a result, we may experience losses from foreign currency translation, and such losses could adversely affect our overall sales and earnings.

We are subject to governmental regulation throughout the world, including, without limitation, antitrust and tax requirements, anti-boycott regulations, import/export/customs regulations and other international trade regulations, the USA Patriot Act and the Foreign Corrupt Practices Act. Any new regulatory or trade initiatives could impact our operations in certain countries. Failure to comply with any such legal requirements could subject us to monetary liabilities and other sanctions, which could harm our business, results of operations and financial condition.

If we are unable to increase our sales or improve our margins at existing restaurants and food and beverage hospitality services operations, our profitability and overall results of operations may be adversely affected.

Another key aspect of our growth strategy is increasing comparable restaurant and food and beverage hospitality services operation sales and improving location-level margins. Improving comparable location sales and location-level margins depends in part on whether we achieve revenue growth through increases in the average check and further expand our private dining business at each location. We believe there are opportunities to increase the average check at our locations through, for example, selective introduction of higher priced items and increases in menu pricing. We also believe that expanding and enhancing our private dining capacity will also increase our location sales, as our private dining business typically has a higher average check and higher overall margins than regular dining room business. However, these strategies may prove unsuccessful, especially in times of economic hardship, as customers may not order or enjoy higher priced items and discretionary spending on private dining events may decrease. We believe select price increases have not historically adversely impacted customer traffic; however, we expect that there is a price level at which point customer traffic would be adversely affected. It is also possible that these changes could cause our sales volume to decrease. If we are not able to increase our sales at existing locations for any reason, our profitability and results of operations could be adversely affected.

11

We are dependent on our intellectual property to sustain our branding and differentiation strategies. The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to the names and marks used by our restaurants and food and beverage hospitality services operations, which could adversely affect the value of our brands.

We have registered, or have applications pending to register or have exclusive rights to utilize, the trademark STK with the United States Patent and Trademark Office and in certain foreign countries. In addition, we have the exclusive right to utilize the trademark Asellina in connection with restaurant services within the United States. The success of our business depends in part on our continued ability to utilize our existing trade names, trademarks and service marks as currently used in order to increase our brand awareness. In that regard, we believe that our trade names, trademarks and service marks are valuable assets that are critical to our success. The unauthorized use or other misappropriation of our trade names, trademarks or service marks could diminish the value of our brands and restaurant and food and beverage hospitality service concepts and may cause a decline in our revenues and force us to incur costs related to enforcing our rights. In addition, the use of trade names, trademarks or service marks similar to ours in some markets may keep us from entering those markets. While we may take protective actions with respect to our intellectual property, these actions may not be sufficient to prevent, and we may not be aware of all incidents of, unauthorized usage or imitation by others. Any such unauthorized usage or imitation of our intellectual property, including the costs related to enforcing our rights, could adversely affect our business and results of operations.

Further, each of our marks is pledged as collateral securing our credit facility with BankUnited (formerly Herald National Bank). Default under that agreement could enable BankUnited to sell (at auction or otherwise) our trademarks, which would have a material adverse effect on our ability to continue our business. We have been in technical default under the credit facility but the lender has waived such past defaults. There can be no assurance that we will continue to receive waivers from the lender under our credit facility for any future defaults.

Some of our concepts are new and may not gain customer loyalty.

We have recently introduced the Asellina concept. There can be no assurance that this concept will enjoy broad consumer acceptance or that we will be able to successfully develop and grow this or any other new concepts to a point where they will become profitable or generate positive cash flow or prove to be a platform for future expansion. We may not be able to attract enough customers to meet targeted levels of performance at new restaurants and food and beverage hospitality services operations because potential customers may be unfamiliar with our concepts or the atmosphere or menu might not appeal to them. Restaurants and food and beverage hospitality services operations that are new in concept may even operate at a loss, which could have a material adverse effect on our overall operating results. In addition, opening a new concept such as Asellina in an existing market could reduce the revenue of our existing locations in that market. If we cannot successfully execute our growth strategies for new concepts or if customer traffic generated by new concepts results in a decline in customer traffic at one of our other locations in the same market, our business and results of operations may be adversely affected.

Due to the seasonality of our business, our operating results may fluctuate significantly and these fluctuations make it more difficult for us to predict accurately or in a timely manner factors that may have a negative impact on our business.

Our business is subject to seasonal fluctuations that may vary greatly depending upon the region in which a particular restaurant or food and beverage hospitality services operation is located. These fluctuations can make it more difficult for us to predict accurately or address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter or fiscal year are not necessarily indicative of results to be expected for any other quarter or for any year.

If our advertising and marketing programs are unsuccessful in maintaining or driving increased customer traffic or are ineffective in comparison to those of our competitors, our results of operations could be adversely affected.

We conduct ongoing promotion-based brand awareness advertising campaigns. If these programs are not successful or conflict with evolving customer preferences, we may not increase or maintain our customer traffic and will incur expenses without the benefit of higher revenues. In addition, if our competitors increase their spending on marketing and advertising programs, or develop more effective campaigns, this could have a negative effect on our brand relevance, customer traffic and results of operations.

12

Negative customer experiences or negative publicity surrounding our locations or other restaurants or venues could adversely affect sales in one or more of our locations and make our brands less valuable.

The quality of our food and our facilities are two of our competitive strengths. Therefore, adverse publicity, whether or not accurate, relating to food quality, public health concerns, illness, safety, injury or government or industry findings concerning our locations, venues operated by other foodservice providers or others across the food industry supply chain could affect us more than it would other venues that compete primarily on price or other factors. If customers perceive or experience a reduction in our food quality, service or ambiance or in any way believe we have failed to deliver a consistently positive experience, the value and popularity of one or more of our concepts could suffer. Any shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, would make our locations less appealing and could reduce customer traffic and/or impose practical limits on pricing.

Negative publicity relating to the consumption of beef, including in connection with food-borne illness, or shifts in consumer tastes, could result in reduced consumer demand for our menu offerings, which could reduce sales.

Our success depends, in large part, upon the popularity of our menu offerings. Instances of food-borne illness, including Bovine Spongiform Encephalopathy, which is also known as BSE or mad cow disease, aphthous fever, which is also known as hoof and mouth disease, as well as hepatitis A, lysteria, salmonella and e-coli, whether or not found the United States or traced directly to one of our suppliers or our locations, could reduce demand for our menu offerings. Any negative publicity relating to these and other health-related matters, or any other shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, may affect consumers’ perceptions of our locations and the food that we offer, reduce customer visits to our locations and negatively impact demand for our menu offerings. Adverse publicity relating to any of these matters, beef in general or other similar concerns could adversely affect our business and results of operations.

Increases in the prices of, and/or reductions in the availability of commodities, primarily beef, could adversely affect our business and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in commodity costs, which have a substantial effect on our total costs. For example purchases of beef represented approximately 30% of our food and beverage costs during each of 2010, 2011 and 2012, and we may not purchase beef pursuant to any long-term contractual arrangements with fixed pricing or use futures contracts or other financial risk management strategies to reduce our exposure to potential price fluctuations. The market for beef is subject to extreme price fluctuations due to seasonal shifts, climate conditions, the price of feed, industry demand, energy demand and other factors. For example, during 2011 and 2012, beef costs were impacted by (i) the summer drought in Texas and Oklahoma, (ii) the price of corn, (iii) the entrance of major supermarkets into the USDA choice beef market and (iv) new free trade agreements increasing exports. Although we currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations, from time to time, we may opportunistically enter into fixed price beef supply contracts or contracts for other food products or consider other risk management strategies with regard to our meat and other food costs to minimize the impact of potential price fluctuations. This practice could help stabilize our food costs during times of fluctuating prices, although there can be no assurances that this will occur. The prices of other commodities can affect our costs as well, including corn and other grains, which are ingredients we use regularly and are also used as cattle feed and therefore affect the price of beef. Energy prices can also affect our bottom line, as increased energy prices may cause increased transportation costs for beef and other supplies, as well as increased costs for the utilities required to run each location. Historically we have passed increased commodity and other costs on to our customers by increasing the prices of our menu items. While we believe these price increases did not historically affect our customer traffic, there can be no assurance additional price increases would not affect future customer traffic. If prices increase in the future and we are unable to anticipate or mitigate these increases, or if there are shortages for beef, our business and results of operations would be adversely affected.

13

We depend upon frequent deliveries of food, alcohol and other supplies, which subjects us to the possible risks of shortages, interruptions and price fluctuations.

Our ability to maintain consistent quality throughout our locations depends in part upon our ability to acquire fresh products, including beef, fresh seafood, quality produce and related items from reliable sources in accordance with our specifications. While we purchase our food products from a variety of suppliers and believe there to be multiple sources for our food products, if there were to occur any shortages, interruptions or significant price fluctuations in beef or seafood or if our suppliers were unable to perform adequately or fail to distribute products or supplies to our restaurants, or terminate or refuse to renew any contract with us, this could cause a short-term increase of our costs or cause us to remove certain items from a menu, increase the price of certain offerings or temporarily close a location, which could adversely affect our business and results of operations.

In addition, we purchase beer, wine and spirits from distributors, such as Southern Wine & Spirits and Republic National Distributing Company, who own the exclusive rights to sell such alcoholic beverage products in the geographic areas in which our locations reside. Our continued ability to purchase certain brands of alcohol beverages depends upon maintaining our relationships with those distributors, of which there can be no assurance. In the event any of our alcohol beverage distributors cease to supply us, we may be forced to offer brands of alcoholic beverage which have less consumer appeal or which do not match the brand image of our locations, which could increase our costs and our business and results of operations could be adversely affected.

We depend on the services of key executives, and our business and growth strategy could be materially harmed if we were to lose these and executives and were unable to replace them with executives of equal experience and capabilities. We will require additional senior personnel to support growth.

Some of our senior executives, such as Jonathan Segal, our Chief Executive Officer, and Sam Goldfinger, our Chief Financial Officer, are particularly important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. On January 10, 2014, we agreed to terms of employment with John Inserra to serve as our Chief Operating Officer, and we also plan to hire additional senior management personnel in order to support our planned growth. We currently have employment agreements with Messrs. Segal and Goldfinger, however we cannot prevent our executives from terminating their employment with us. Losing the services of any of these individuals could adversely affect our business. We also believe that our senior executives could not quickly be replaced with executives of equal experience and capabilities and their successors may not be as effective. We currently maintain a $5,000,000 key person life insurance policy on Jonathan Segal and in the event of Mr. Segal’s death the proceeds from such policy are payable to us.

We will need additional human and financial resources to sustain growth and the strain on our infrastructure and resources could delay the opening of new locations and adversely affect our ability to manage our existing locations.

We plan to continue our current pace of growth, including the development and promotion principally of STK. We believe there are opportunities to open three to five locations (restaurants and/or food and beverage hospitality services operations) annually, with new openings of STK likely serving as the key driver of new unit growth in the near term. In addition to new openings, we also may, among other things, add additional seating to our existing locations, further grow our private dining business, enclose outdoor space and add patio seating to our locations. This growth and these investments will increase our operating complexity and place increased demands on our management and human resources, purchasing and site management teams. While we have committed significant resources to expanding our current management systems, financial and management controls and information systems in connection with our recent growth, if this infrastructure is insufficient to support this expansion, our ability to open new locations, including the development and promotion of STK and to manage our existing locations, including the expansion of our private dining business, would be adversely affected. If we fail to continue to improve our infrastructure or if our improved infrastructure fails, we may be unable to implement our growth strategy or maintain current levels of operating performance in our existing locations.

14

Restaurant and hospitality companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

In recent years restaurant and hospitality companies have been subject to lawsuits (including class actions) alleging, among other things, violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, the sharing of tips amongst certain employees, overtime eligibility of assistant managers and failure to pay for all hours worked. Although we maintain what we believe to be adequate levels of insurance commensurate with the nature and extent of our operations, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these matters. Accordingly, if we are required to pay substantial damages and expenses as a result of these types or other lawsuits our business and results of operations would be adversely affected.

Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our locations, including actions seeking damages resulting from food borne illness and relating to notices with respect to chemicals contained in food products required under state law. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state laws. In addition, our restaurants and food and beverage hospitality services operations are subject to state “dram shop” or similar laws which generally allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our locations. The restaurant and hospitality industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. In addition, we may also be subject to lawsuits from our employees or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Our business is subject to substantial government regulation and we require current permits in order to operate. Failure to obtain and maintain the necessary permits in any of our locations could cause a material adverse effect on their ability to operate and generate revenue.

Our business is subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, the sale and use of tobacco, zoning and building codes, land use and employee, health, sanitation and safety matters. For example, the preparation, storing and serving of food and the use of certain ingredients is subject to heavy regulation. Alcoholic beverage control regulations govern various aspects of our locations’ daily operations, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing and inventory control, handling and storage. Typically our locations’ licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause. In addition, because we operate in a number of different states, we are also required to comply with a number of different laws covering the same topics. The failure of any of our locations to timely obtain and maintain necessary governmental approvals, including liquor or other licenses, permits or approvals required to serve alcoholic beverages or food could delay or prevent the opening of a new location or prevent regular day-to-day operations, including the sale of alcoholic beverages, at a location that is already operating, any of which would adversely affect our business and results of operations.

In addition, the costs of operating our locations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime and tip credits, health care, workers’ compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. For example, the Federal Patient Protection and Affordable Care Act, or PPACA, which was enacted on March 23, 2010, among other things, includes guaranteed coverage requirements and imposes new taxes on health insurers and health care benefits that could increase the costs of providing health benefits to employees. In addition, because we have a significant number of locations that reside in certain states, regulatory changes in these states could have a disproportionate impact on our business. If any of the foregoing increased costs and we were unable to offset the change by increasing our menu prices or by other means, our business and results of operations could be adversely affected.

15

Government regulation can also affect customer traffic at our locations. A number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information. For example, the PPACA establishes a uniform, federal requirement for restaurant chains with 20 or more locations operating under the same trade name and offering substantially the same menus to post nutritional information on their menus, including the total number of calories. The law also requires such restaurants to provide to consumers, upon request, a written summary of detailed nutritional information, including total calories and calories from fat, total fat, saturated fat, cholesterol, sodium, total carbohydrates, complex carbohydrates, sugars, dietary fiber, and total protein in each serving size or other unit of measure, for each standard menu item. The FDA is also permitted to require additional nutrient disclosures, such as trans-fat content. We are not currently subject to requirements to post nutritional information on our menus or in our locations though there can be no assurance that we will not become subject to these requirements in the future. The publication of the final rules has been delayed and the FDA has not provided an expected date for their publication. Our compliance with the PPACA or other similar laws to which we may become subject could reduce demand for our menu offerings, reduce customer traffic and/or reduce average revenue per customer, which would have an adverse effect on our revenue. Also, further government regulation restricting smoking in restaurants and bars, may reduce customer traffic. Any reduction in customer traffic related to these or other government regulations could affect revenues and adversely affect our business and results of operations.

We are also subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our locations. Environmental conditions relating to releases of hazardous substances at prior, existing or future locations could materially adversely affect our business, financial condition or results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition or results of operations.

To the extent that governmental regulations impose new or additional obligations on our suppliers, including, without limitation, regulations relating to the inspection or preparation of meat, food and other products used in our business, product availability could be limited and the prices that our suppliers charge us could increase. We may not be able to offset these costs through increased menu prices, which could have a material adverse effect on our business. If any of our restaurants were unable to serve particular food products, even for a short period of time, or if we are unable to offset increased costs, our business and results of operations could be adversely affected.

We could face labor shortages that could slow our growth and adversely impact our ability to operate our locations.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including managers, kitchen staff and servers, necessary to keep pace with our anticipated expansion schedule and meet the needs of our existing locations. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply in some communities. Competition in these communities for qualified staff could require us to pay higher wages and provide greater benefits. Any inability to recruit and retain qualified individuals may also delay the planned openings of new restaurants and could adversely impact our existing locations. Any such inability to retain or recruit qualified employees, increased costs of attracting qualified employees or delays in location openings could adversely affect our business and results of operations.

16

Changes to minimum wage laws could increase our labor costs substantially.

Under the minimum wage laws in most jurisdictions, we are permitted to pay certain hourly employees a wage that is less than the base minimum wage for general employees because these employees receive tips as a substantial part of their income. As of December 31, 2013, approximately 30% of our employees earn this lower minimum wage in their respective locations since tips constitute a substantial part of their income. If cities, states or the federal government change their laws to require all employees to be paid the general employee minimum base wage regardless of supplemental tip income, our labor costs would increase substantially. In addition, President Obama has called for an increase in the federal minimum wage to at least $9.00 per hour, which, if passed into law, would increase our costs. Certain states in which we operate restaurants have adopted or are considering adopting minimum wage statutes that exceed the federal minimum wage as well. We may be unable or unwilling to increase our prices in order to pass these increased labor costs on to our customers, in which case, our business and results of operations could be adversely affected.

We occupy most of our restaurants and some of our food and beverage hospitality services locations under long-term non-cancelable leases under which we may remain obligated to perform even if we close those operations, and we may be unable to renew leases at the end of their terms.

Most of our restaurants and some of our food and beverage hospitality operations are located in premises that we lease (while others are located in premises owned or leased by third parties). Many of our current leases are non-cancelable and typically have terms ranging from 10 to 15 years with renewal options for terms ranging from 5 to 10 years. We believe that leases that we enter into in the future will be on substantially similar terms. If we were to close or fail to open a restaurant or other venue at a location we lease, we would generally remain committed to perform our obligations under the applicable lease, which could include, among other things, payment of the base rent for the balance of the lease term. Our obligation to continue making rental payments and fulfilling other lease obligations in respect of leases for closed or unopened restaurants could have a material adverse effect on our business and results of operations. Alternatively, at the end of the lease term and any renewal period for a restaurant, we may be unable to renew the lease without substantial additional cost, if at all. If we cannot renew such a lease we may be forced to close or relocate a restaurant, which could subject us to construction and other costs and risks.

Fixed rental payments and/or minimum percentage rent payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financing flexibility.

Fixed payments and/or minimum percentage rent payments under our operating leases and management agreements account for a significant portion of our operating expenses and we expect the new locations we open in the future will contain similar terms. Our substantial operating lease obligations could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring a substantial portion of our available cash flow to be applied to our rental obligations, thus reducing cash available for other purposes;

•	limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and

•	placing us at a disadvantage with respect to some of our competitors.

We depend on cash flow from operations to pay our obligations and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under our credit facility or other sources, we may not be able to meet our operating lease and management agreement obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which could adversely affect our business and results of operations.

17

The impact of negative economic factors, including the availability of credit, on our landlords or the hotels, resorts or casinos in which some of our restaurants and food and beverage hospitality services operations are located, could negatively affect our financial results.

Negative effects on our existing and potential landlords due to the inaccessibility of credit and other unfavorable economic factors may, in turn, adversely affect our business and results of operations. If our landlords are unable to obtain financing or remain in good standing under their existing financing arrangements, they may be unable to provide construction contributions or satisfy other lease covenants to us. If any landlord files for bankruptcy protection, the landlord may be able to reject our lease in the bankruptcy proceedings. While we would under some circumstances have the option to retain our rights under the lease, we could not compel the landlord to perform any of its obligations and would be left with damages (which are subject to collectability risk) as our sole recourse. In addition, if the sites within which our co-located restaurants and food and beverage hospitality services operations are located are unable to obtain sufficient credit to continue to properly manage their sites, we may experience a drop in the level of quality of such sites. Our development of new locations may also be adversely affected by the negative financial situations of potential developers, landlords and host sites. Such parties may delay or cancel development projects or renovations of existing projects due to the instability in the credit markets and recent declines in consumer spending. This could reduce the number of high-quality locations available that we would consider for our new operations or cause the quality of the sites in which the restaurants and food and beverage hospitality services operations are located to deteriorate. Any of these developments could have an adverse effect on our existing businesses or cause us to curtail new projects.

Our current credit facility requires that we comply with certain affirmative and negative covenants and provides for a pledge of all of our assets to secure our obligations. Failure to comply with the terms of the credit agreement could result in a negative adverse impact on our ability to maintain or expand our business.

We are party to a credit agreement dated as of October 31, 2011, as amended (the “Credit Agreement”) with BankUnited (formerly Herald National Bank). The Credit Agreement contains a number of significant restrictive covenants that generally limit our ability to, among other things:

•	incur additional indebtedness;

•	issue guarantees;

•	make investments;

•	use assets as security in other transactions or create any other liens;

•	sell assets or merge with or into other companies;

•	make capital expenditures in excess of specified amounts;

•	enter into transactions with affiliates;

•	sell equity or other ownership interests in our subsidiaries; and

•	create or permit restrictions on our subsidiaries’ ability to make payments to us.

Our Credit Agreement limits our ability to engage in these types of transactions even if we believed that a specific transaction would contribute to our future growth or improve our operating results. Our Credit Agreement also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. To date, we have either been in compliance with these tests or such compliance has been waived by our lender. On September 13, 2013, BankUnited provided us with a waiver of noncompliance with certain terms in the Credit Agreement, including the delayed filing of audited financial statements for the year ended December 31, 2012, the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were the borrowers under the Credit Agreement) as of the periods ended December 31, 2012, March 31, 2013 and June 30, 2013, and the increase to the key man life insurance policy from $3 million to $5 million. In addition, on November 7, 2013, BankUnited provided us with a waiver of noncompliance with the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were the borrowers under the Credit Agreement) as of the quarter ended September 30, 2013. Our tangible net worth as calculated pursuant to the Credit Agreement was $6,254,123, $6,695,103, $5,189,908 and $2,816,615 as of the periods ended December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. Following the consummation of the Merger, we were and are currently in compliance with the tangible net worth covenants. There can be no assurance that we will continue to receive waivers from the lender under our credit facility for any future defaults. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Agreement.” Our ability to comply with these provisions may be affected by events beyond our control. A breach of any of these provisions or our inability to comply with required financial ratios in our Credit Agreement could result in a default under the Credit Agreement in which case the lenders will have the right to declare all borrowings to be immediately due and payable. If we are unable to repay all borrowings when due, whether at maturity or if declared due and payable following a default, the lenders would have the right to proceed against the collateral granted to secure the indebtedness which consists of substantially all of our assets. If we breach these covenants or fail to comply with the terms of the Credit Agreement, and the lenders accelerate the amounts outstanding under the Credit Agreement our business and results of operations would be adversely affected.

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Our Credit Agreement carries floating interest rates, thereby exposing us to market risk related to changes in interest rates.

Our Credit Agreement provides for floating rates of interest pegged to market rates, and as a result our interest expense is subject to conditions beyond our control. A substantial increase in interest expense could materially and adversely affect our business and results of operations.

We may be dependent on the availability of additional debt financing to support our operations and growth. Any future indebtedness would increase the Company’s exposure, would likely limit our operational and financing flexibility and negatively impact our business.

Our ability to continue to grow will be dependent on our ability to raise additional financing. To the extent that this consists of debt, it will increase our liabilities, require additional cash flow to service such debt and will most likely contain further restrictive covenants limiting our financial and operational flexibility. There can be no assurance that such additional financing will be available on favorable terms or at all. Historically, we have relied upon loans from our President and CEO Jonathan Segal and related entities. There can be no assurance that Jonathan Segal will provide any further loans to us or that unrelated lenders will provide additional financing. We expect that we will depend primarily on cash generated by our operations for funds to pay our expenses and any amounts due under our credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flows from operations in the future and our currently anticipated growth in revenues and cash flows may not be realized, either or both of which could result in our being unable to repay indebtedness or to fund other liquidity needs. If our operations do not generate sufficient cash flow to service our debt, we may be required to refinance all or part of our then existing debt, sell assets or borrow more money, in each case on terms that are not acceptable to us. In addition, the terms of existing or future debt agreements, including our existing credit facility, may restrict us from adopting any of these alternatives. Our ability to recapitalize and incur additional debt in the future could also delay or prevent a change in control of our company, make some transactions more difficult and impose additional financial or other covenants on us. In addition, any significant levels of indebtedness in the future could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt and could make us more vulnerable to economic downturns and adverse developments in our business. Our indebtedness and any inability to pay our debt obligations as they come due or inability to incur additional debt could adversely affect our business and results of operations.

Information technology system failures or breaches of our network security, including with respect to confidential information, could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our locations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could subject us to litigation or actions by regulatory authorities. In addition, the majority of our sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information of their customers has been stolen. If this or another type of breach occurs at one of our locations, we may become subject to lawsuits or other proceedings for purportedly fraudulent transactions arising out of the actual or alleged theft of our customers’ credit or debit card information. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful. Any such claim, proceeding or action by a regulatory authority, or any adverse publicity resulting from these allegations, could adversely affect our business and results of operations.

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Jonathan Segal, our Chief Executive Officer, beneficially owns a substantial portion of our Common Stock, he may have conflicts of interest with other stockholders in the future and his significant ownership will limit your ability to influence corporate matters.

Jonathan Segal beneficially owns approximately 35% of our Common Stock. As a result of this concentration of stock ownership, Jonathan Segal, acting on his own, has sufficient voting power to effectively control all matters submitted to our stockholders for approval that do not require a super majority, including director elections and proposed amendments to our bylaws.

In addition, this concentration of ownership may delay or prevent a merger, consolidation or other business combination or change in control of our company and make some transactions that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our Common Stock more difficult or impossible without the support of Mr. Segal. The interests of Mr. Segal may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, Mr. Segal could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. This concentration of ownership may also adversely affect our share price.

Mr. Segal currently owns and will continue to own equity interests, including controlling equity interests, in other restaurant and food and beverage hospitality service companies, some of which compete with our company. Therefore, the interest of Mr. Segal with respect to his ownership or control of such other competing companies may not always coincide with our interests as a company or the interests of other stockholders.

We are a holding company and depend on the cash flow of our subsidiaries.

We are a holding company with no material assets other than the equity interests of our subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets and intellectual property. Consequently, our cash flow and our ability to meet our obligations and pay any future dividends to our stockholders depends upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries directly or indirectly to us in the form of dividends, distributions and other payments. Any inability on the part of our subsidiaries to make payments to us could have a material adverse effect on our business, financial condition and results of operations. The equity interests of our subsidiaries are pledged to BankUnited (formerly Herald National Bank) to secure our obligations under the Credit Agreement. In addition, we guaranteed to BankUnited the obligations of our subsidiaries.

Our controls and procedures may fail or be circumvented.

Although we have certain systems and procedures in place, we are currently in the process of enhancing both our processes and internal control systems by hiring additional accounting and financial reporting staff. Any system of controls, however well-designed and operated, can provide only reasonable, not absolute, assurances that the objectives of the system of controls are met. No independent registered public accounting firm has reviewed or assessed our internal controls over financial reporting. We have a material weakness related to financial reporting. Our material weakness relates to an insufficient number of accounting professionals with the necessary knowledge, experience and training to adequately prepare, record, and review significant complex transactions and valuations (such as revenue recognition, stock based compensation, and earnings per share) and prepare financial statements in accordance with generally accepted accounting principles in a timely manner. As a private company transitioning to a public company, we have not historically maintained the internal accounting and financial reporting resources necessary to comply with the obligations of a public reporting company. We have depended heavily upon the services of our Chief Financial Officer until we hired our Vice President of Financial Reporting in November 2013. However, such individual departed on January 17, 2014 and we are currently seeking her replacement. We intend to address this material weakness through the hiring of such individual and have recently hired a SEC financial reporting consultant and will continue to assess the need to hire additional accounting and financial reporting professionals with the requisite knowledge, experience, and training to prepare, record and review complex transactions and valuations, and prepare financial statements in accordance with generally accepted accounting principles in a timely manner. We cannot assure you that we will remediate this material weakness related to internal control over financial reporting. We may identify additional material weaknesses in our internal control over financial reporting, and may have to expend time and resources to improve our internal controls over financial reporting. If our internal control over financial reporting continues to be ineffective, we may not be able to accurately report our financial results or prevent fraud. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material and adverse effect on our business, results of operations, and financial condition.

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The effect of changes to healthcare laws in the United States may increase the number of employees who choose to participate in our healthcare plans, which may significantly increase our healthcare costs and negatively impact our financial results.

In 2010, the Patient Protection and Affordable Care Act of 2010 (the "PPCA") was signed into law in the United States to require health care coverage for many uninsured individuals and expand coverage to those already insured. We currently offer and subsidize comprehensive healthcare coverage, primarily for our salaried employees. The healthcare reform law will require us to offer healthcare benefits to all full-time employees (including full-time hourly employees) that meet certain minimum requirements of coverage and affordability, or face penalties. If we elect to offer such benefits we may incur substantial additional expense. If we fail to offer such benefits, or the benefits we elect to offer do not meet the applicable requirements, we may incur penalties. The healthcare reform law also requires individuals to obtain coverage or face individual penalties, so employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual mandates take effect. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us we will become less competitive in the market for our labor. Finally, implementing the requirements of healthcare reform is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could materially adversely affect our, business, financial condition or results of operations.

We may incur costs resulting from breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions.

The majority of our sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information has been stolen. We may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have an adverse impact on our financial condition and results of operations. Further, adverse publicity resulting from these allegations may have a material adverse effect on us and our restaurants.

We rely heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent us from effectively operating our business.

We rely heavily on information systems, including point-of-sale processing in our locations, for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in security of these systems could result in delays in customer service and reduce efficiency in our operations. Remediation of such problems could result in significant, unplanned capital investments.

Risks Related to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold a significant percentage of our outstanding Common Stock (with Jonathan Segal alone accounting for approximately 35%). Accordingly, these stockholders are able to control or have a significant impact on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders affirmed such action. In addition, such concentrated control may adversely affect the price of our Common Stock and sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our Common Stock.

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Our securities are quoted on the OTCQB, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

Our units, Common Stock and warrants are traded in the over-the-counter market and are quoted on the OTCQB not included in the Nasdaq Stock Market or another exchange. Quotation of our securities on the OTCQB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the number of shares and the price at which our stockholders may be able to sell our securities or our stockholders’ ability to sell our securities at all. There may be significant consequences associated with our Common Stock trading on the OTCQB rather than a national exchange.  The effects of not being able to list our Common Stock securities on a national exchange include:

•	limited release of the market price of our securities;

•	limited news coverage;

•	limited interest by investors in our securities;

•	volatility of our Common Stock price due to low trading volume;

•	increased difficulty in selling our securities in certain states due to "blue sky" restrictions; and

•	limited ability to issue additional securities or to secure additional financing.

Because we became a public company by means of a “reverse merger with a shell company,” we will also be subject to a one-year "seasoning period" before we will be permitted to list our securities on a securities exchange (subject to certain exceptions).

Prior to the Merger, we were a “shell company” as that term is defined in the SEC’s rules and as such additional risks may exist.  Companies that become public through a “reverse takeover with a shell company” are not permitted to list their securities on a securities exchange until (i) the company has completed a one-year “seasoning period” by trading in the United States over-the-counter market or on another regulated United States or foreign exchange following the reverse merger, and filed all required reports with the SEC, including audited financial statements, and (ii) the company maintains the requisite minimum share price for a sustained period, and for at least 30 of the 60 trading days, immediately prior to its listing application and the exchange’s decision to list. The additional listing requirements would not apply to a reverse merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Our units and Common Stock may be considered “penny stock.”

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.  The market price of our Common Stock may trade at less than $5.00 per share and therefore may be a “penny stock.”  Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect your ability to sell shares.

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If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

If a trading market for our Common Stock develops, it will likely be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We currently have no coverage and may not obtain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

There has been limited trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There has been limited trading activity in our Common Stock. Further, although our Common Stock is currently quoted on the OTCQB, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock. There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital. The price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. In addition, the price of the securities can vary due to our general business condition. Our stockholders may be unable to sell their securities unless a market can be established and sustained.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices that may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced.  In addition, these transactions may dilute the book value of our outstanding securities.  We may have to issue securities that have rights, preferences and privileges senior to our Common Stock.  We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all.  If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

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The price of our Common Stock could be subject to volatility related or unrelated to our operations.

If a market for our Common Stock develops, the trading price of our Common Stock could fluctuate substantially due to a number of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our Common Stock.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur substantial expenses in connection with the preparation and filing of this registration statement required by our registration rights agreement and responding to SEC comments in connection with its review of this registration statement. We will also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or inter-dealer quotations system on which our Common Stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

If we continue to fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. These requirements are substantially greater than we would have in place as a private company. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our Common Stock which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

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Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

Although we are required to use our best efforts to file a registration statement after the completion of the Merger and keep such registration statement covering the issuance of the shares of Common Stock underlying our outstanding warrants effective until the expiration of the warrants, we may not be successful in having such a registration statement declared effective by the SEC, in which case our warrant holders may not be able to exercise their warrants.

Holders of our warrants will only be able to exercise the warrants if we have an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock, and such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants until the expiration of the warrants, and we intend to comply with our undertaking, we may not be able to do so. Factors such as our inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be able to settle their warrants for cash if we fail to have an effective registration statement or a current prospectus available relating to the Common Stock issuable upon exercise of the warrants.

An investor will only be able to exercise a warrant if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of Common Stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon an exercise and the holder will be precluded from exercise of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce the exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to increase the exercise price of the warrants or decrease the number of shares of our Common Stock purchasable upon exercise of a warrant, among other things.

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We have adopted the 2013 Employee, Director and Consultant Equity Incentive Plan pursuant to which we have the ability to issue options and/or restricted stock, which have the potential to dilute stockholder value and cause the price of our Common Stock to decline.

We have established an employee equity incentive plan pursuant to which we may issue options, warrants, restricted stock grants or similar equity linked instrument. Pursuant to that plan, we have granted options to purchase 1,533,156 shares of our common stock and we expect to offer stock options, restricted stock and/or other forms of stock-based compensation to our directors, officers and employees, subject to vesting requirements. If the stock issued upon exercise of options or the restricted stock that we issue are sold into the public market, the market price of our Common Stock may decline. In addition, the availability of shares of Common Stock for award under our equity incentive plan, or the grant of stock options, restricted stock or other forms of stock-based compensation, may adversely affect the market price of our Common Stock.

We have agreed to file this registration statement with the SEC registering the 3,131,339 shares of Common Stock that were issued in connection with our October 2013 Private Placement and 4,112,511 shares of Common Stock that were issued in the Merger. If we are successful in having the SEC declare this registration statement effective, the availability of those shares for sale in the public markets may have a depressive effect on the market price of our Common Stock.

There can be no assurance that we will be successful in having this registration statement declared effective by the SEC in respect of the shares of Common Stock issued in the October 2013 Private Placement and the Merger, but if we are, the availability of those shares for sale may create an “overhang” on any market that develops for our shares, thereby depressing the market price.

The shares of Common Stock issued in the Merger are “restricted securities” and, as such, may not be sold except in limited circumstances

None of the shares of Common Stock issued in the Merger have been registered under the Securities Act of 1933, as amended, or the Securities Act, or registered or qualified under any state securities laws. The shares of Common Stock issued in the Merger were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of Common Stock issued in the Merger reflect their restricted status.

We have agreed, at our expense, to prepare this registration statement, and to cause our company to file this registration statement with the SEC registering the resale of certain of the shares of our Common Stock issued in connection with the Merger, as well as all of the shares of Common Stock sold in the October 2013 Private Placement. If this registration statement is not filed within 30 days of the closing date of the October 2013 Private Placement or is not declared effective by the SEC by a date that is the earlier of: (i) the 90th calendar day following the closing date of the October 2013 Private Placement, or if the SEC reviews and issues comments on the registration statement then such date shall be the 120th calendar day following the closing date of the October 2013 Private Placement, and (ii) the fifth (5th) trading day following the date on which we are notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated, then we may be subject to the payment of certain liquidated damages to only the holders of the shares issued in the October 2013 Private Placement in the amount equal to 0.5% of the aggregate purchase price paid pursuant to the registration rights agreement we entered into with the holders of the shares of our Common Stock issued in connection with the Merger and the October 2013 Private Placement. There are many reasons, including some over which we have little or no control, which could keep this registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. Accordingly, in the event that this registration statement is not declared effective within these timeframes, the shares of Common Stock proposed to be covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. If we are unable to register in a timely manner the shares of Common Stock issued to investors in the Merger, then the ability to resell shares of our Common Stock so issued will be delayed.

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Rule 144 may not be available for public resales of our securities.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of our Current Report on Form 8-K dated October 16, 2013, as amended on November 6, 2013, November 14, 2013, November 27, 2013, December 19, 2013 and January 17, 2014. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of Common Stock issued in the Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act. The absence of a Rule 144 exemption for resales of our Common Stock would materially reduce the ability to sell such shares.

The resale of shares covered by this registration statement could adversely affect the market price of our Common Stock in the public market, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our Common Stock in the public market may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. We have agreed, at our expense, to prepare this registration statement, and to cause our company to file this registration statement with the SEC registering the resale of certain shares of our Common Stock issued in connection with the Merger, as well as all of the shares of Common Stock sold in the October 2013 Private Placement. Once effective, the registration statement will permit the resale of these shares at any time. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to this registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to this registration statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividend on our stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our staggered board of directors may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

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We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our Certificate of Incorporation entitles us to issue “blank check” preferred stock without stockholder approval. Such preferred stock would have terms and conditions more favorable to its holders that are enjoyed by the holders of Common Stock.

Under the terms of our Certificate of Incorporation, our board of directors may authorize and issue up to 10,000,000 shares of one or more series or class of preferred stock with rights superior to those of holders of Common Stock in terms of liquidation and dividend preference, voting and other rights. The issuance of preferred stock would reduce the relative rights of holders of Common Stock vis-à-vis the holders of preferred stock without the approval of the holders of Common Stock. In addition, to the extent that such preferred stock is convertible into shares of Common Stock, its issuance would result in a dilution of the percentage ownership of holders of Common Stock on a fully diluted basis. In addition, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of our company.

Our due diligence may not have revealed all materials issues that may be present in the business of One Group.

Although we conducted due diligence on One Group, we cannot assure you that this diligence revealed all material issues that may be present in One Group’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our or One Group’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure the operations of One Group, or incur impairment or other charges that could result in losses. In addition, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various risks, uncertainties and other factors, including those described above under the heading “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

USE OF PROCEEDS

This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders listed under “Selling Stockholders.” We will not receive any proceeds from any sale of the shares in this offering.

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MARKET PRICE OF OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock, warrants, and units are each traded on the OTC Markets OTCQB tier under the symbols STKS, STKSW and STKSU, respectively. Our units commenced public trading on October 25, 2011, and our Common Stock and warrants commenced public trading on November 9, 2011. From October 25, 2011 until October 23, 2013, our Common Stock, warrants, and units each traded on the OTC Bulletin Board and OTCQB under the symbols CCAC, CCACW and CCACU, respectively. Our Common Stock, warrants, and units have each traded on the OTCQB under the symbols STKS, STKSW and STKSU, respectively, since October 23, 2013. The following table includes the high and low bids for our units, Common Stock and warrants for the calendar quarter indicated:

	2013
	Units		Common Stock		Warrants

	High	Low	High	Low	High	Low

First Quarter	$4.99	$4.75	(4)	(4)	(4)	(4)
Second Quarter	(5)	(5)	(5)	(5)	(5)	(5)
Third Quarter	(5)	(5)	(5)	(5)	(5)	(5)
Fourth Quarter	$7.90	$4.85	$5.95	$5.125	$1.35	$0.325

	2012
	Units		Common Stock		Warrants

	High	Low	High	Low	High	Low

First Quarter	$5.00	$5.00	(3)	(3)	(3)	(3)
Second Quarter	$5.00	$4.02	(3)	(3)	(3)	(3)
Third Quarter	$4.25	$4.25	(3)	(3)	(3)	(3)
Fourth Quarter	$5.10	$3.75	(3)	(3)	(3)	(3)

	2011
	Units		Common Stock		Warrants

	High	Low	High	Low	High	Low

First Quarter	-	-	-	-	-	-
Second Quarter	-	-	-	-	-	-
Third Quarter	-	-	-	-	-	-
Fourth Quarter(1)	$5.10	$5.00	(2)	(2)	(2)	(2)

(1) Our units were quoted on the OTCBB and OTCQB on October 25, 2011 and, therefore, the bid prices for our units for the fourth quarter of 2011 are for the period from October 25, 2011 to December 31, 2011.

(2) Our Common Stock and warrants were quoted on the OTCBB and OTCQB on November 9, 2011, however, neither security traded during the period of November 9, 2011 to December 31, 2011, therefore, pricing information is unavailable.

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(3) Our Common Stock and warrants did not trade during the period January 1, 2012 to December 31, 2012, therefore, pricing information is unavailable.

(4) Our Common Stock and warrants did not trade during the period January 1, 2013 to March 31, 2013, therefore, pricing information is unavailable.

(5) Our units, Common Stock and warrants did not trade during the period April 1, 2013 to September 30, 2013, therefore, pricing information is unavailable.

Holders

As of February 10, 2014, there were 93 holders of record of our Common Stock, one holder of record of our warrants and one holder of record of our units.

Dividends

Although we have previously made distributions to our LLC members, we have not declared or paid any cash dividends on our Common Stock and do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and such other factors as the board of directors may consider.

Securities Authorized for Issuance under Equity Compensation Plans

Upon consummation of the Merger, the Company adopted the 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”). The following table sets forth information as of December 31, 2013 with respect to compensation plans under which equity securities of the Company are authorized for issuance. For a description of the terms of the 2013 Plan, please see “Executive Compensation - 2013 Employee, Director and Consultant Equity Incentive Plan.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	--	--	--

Equity compensation plans not approved by security holders	1,533,156	$5.00	3,869,751

Issuer Purchases of Equity Securities

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our consolidated financial condition and results of operations for the three and nine months ended September 30, 2013 and September 30, 2012 and for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 should be read in conjunction with “Selected Consolidated Financial Data” and the consolidated financial statements and related notes to those statements included elsewhere in this prospectus. One Group acts as a holding company for multiple subsidiaries of which we own varying ownership percentages. We report on an as consolidated basis and reflect noncontrolling interest in the “net loss attributable to noncontrolling interest” account. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and generally contain words such as “believes,” expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements.

Overview

We are a hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom. We opened our first restaurant in January 2004 in New York City and as of September 30, 2013, we owned and operated 10 and managed 9 restaurants and lounges throughout the United States and London. Our primary restaurant brand is STK, a steakhouse concept that features a high-energy, fun environment that encourages social interaction. We currently operate six STK restaurants in major metropolitan cities in the United States and London, and we have two additional restaurants that we anticipate will open during the first quarter of 2014 in Miami and Washington, D.C. In 2012, the average unit volume, check and beverage mix for STK restaurants that have been open a full twelve months were $11.1 million, $113 and 42%, respectively.

In addition to operating stand-alone restaurants, we also operate turn-key food and beverage services at high-end boutique hotels and casinos, which, in some cases, include upscale restaurants, such as STK. Our diversified portfolio of differentiated, high-energy food and beverage hospitality solutions provides landlords and owners a choice of having one or several of our concepts and/or services in their venues. These locations are operated under our management agreements under which we earn a management fee based on revenue and an incentive fee based on profitability of the underlying operations. We typically target food and beverage hospitality opportunities where we believe we can generate $500,000 to $750,000 of pre-tax income exclusive of any related STK revenues or profits. We also own or manage a small number of other standalone restaurants and lounges.

Net losses for the year ended December 31, 2012 and the nine month period ended September 30, 2013 were $2.8 million and $2.7 million, respectively, and included loss from discontinued operations of $10.0 million and $5.2 million for the year ended December 31, 2012 and the nine month period ended September 30, 2013, respectively. The loss from discontinued operations reflects our exiting of non-strategic and underperforming units during these periods and includes the closing of the Bagatelle unit in Las Vegas during 2013 as well as the proposed termination of the management agreement with The Palms Hotel in Las Vegas for the Heraea concept and the proposed termination of the lease with The Palms Hotel in Las Vegas for the Xishi concept. In addition, we closed the ONE concept in Atlantic City in 2012 and a kiosk in New York City which featured burgers and shakes in 2013.

Our Growth Strategies and Outlook

Our growth model is comprised of the following four primary drivers:

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Expansion of STK. We have identified over 50 additional major metropolitan markets globally where we could grow our STK brand. We expect to open two to three STKs annually in the next three years and to target approximately 25% annual unit growth thereafter. We believe our pipeline of planned new openings support these targets. We believe that the completion of the Merger will enable us to opportunistically invest more of our own capital in projects in order to capture a greater proportion of the economic returns. However, there can be no assurance that we will be able to open new STKs at the rate we currently expect or that our pipeline of planned offerings will be fully realized.

See “Business—Site Selection and Development” for a discussion of our targeted average cash investment for STKs and other information regarding the opening of a new location.

Expansion Through New Food & Beverage Hospitality Projects. We believe we are well positioned to leverage the strength of our brands and the relationships we have developed with global hospitality providers to drive the continued growth of our food and beverage hospitality projects, which traditionally have provided fee income with minimal capital expenditures. We continue to receive significant inbound inquiries regarding new services in new hospitality opportunities globally and to work with existing hospitality clients to identify and develop additional opportunities in their venues. Going forward, we expect to target at least one new F&B hospitality project every 12 to 18 months.

Expand Our Non-STK Concepts and Services. We believe our existing restaurant concepts and food and beverage hospitality services have significant room to grow and that our presence, brand recognition and operating performance from our continuing operations provide us with the ability to expand these concepts in the North American and international markets, with near term focus on Europe and in the longer term, Asia and the Middle East.

Increase Our Operating Efficiency. In addition to expanding into new cities and hospitality venues, we intend to increase revenue and profits in our existing operations, and we believe that, following the Merger, we have more capital and resources available to allocate towards operational initiatives.  We expect to grow same store sales by approximately 1% annually as a result of our renewed focus on this aspect of our growth plan.  We also expect operating margin improvements as our restaurants and services mature.  Furthermore, as our footprint continues to increase in scale, we expect to benefit by leveraging system-wide operating efficiencies and best practices.

Key Performance Indicators

We use the following key performance indicators in evaluating our restaurants and assessing our business:

Number of Restaurant Openings. Number of restaurant openings reflects the number of restaurants opened during a particular fiscal period. For each restaurant opening, we incur pre-opening costs, which are defined below. Typically, new restaurants open with an initial start-up period of higher than normalized sales volumes, which decrease to a steady level approximately 18 months after opening. However, operating costs during this initial 18 month period are also higher than normal, resulting in restaurant operating margins that are generally lower during the start-up period of operation and increase to a steady level approximately 18 months after opening.

Average Check. Average check is calculated by dividing total restaurant sales by total entrees sold for a given time period. Our management team uses this indicator to analyze trends in customers’ preferences, effectiveness of menu changes and price increases, and per customer expenditures.

Average Unit Volume. Average unit volume consists of the average sales of our comparable restaurants over a certain period of time. This measure is calculated by dividing total comparable restaurant sales in a given period by the total number of comparable restaurants in that period. This indicator assists management in measuring changes in customer traffic, pricing and development of our brand.

Comparable Unit Sales. We consider a unit to be comparable, whether owned or managed, in the first full quarter following the 18th month of operations to remove the impact of new unit openings in comparing the operations of existing units. Changes in comparable unit sales reflect changes in sales for the comparable group of units over a specified period of time. Changes in comparable sales reflect changes in customer count trends as well as changes in average check. Our comparable unit base consisted of four and six units for the nine months ended September 30, 2013 and September 30, 2012, respectively.

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Key Financial Terms and Metrics

We evaluate our business using a variety of key financial measures:

Revenues

Owned unit net revenues. Owned unit net revenues, which includes STKs and certain other brands, consists of food, beverage, and miscellaneous merchandise sales by company-owned units net of any discounts, such as management and employee meals, associated with each sale. In 2012, beverage sales comprised 50% of food and beverage sales, before giving effect to any discounts, with food comprising the remaining 50%. This indicator assists management in understanding the trends in gross margins of the units.

Management and incentive fee revenue. Management and incentive fee revenue includes: (1) management fees received pursuant to management agreements with hospitality clients that are calculated based on a fixed percentage of revenues; and (2) incentive fees based on operating profitability, as defined by each agreement. We evaluate the performance of our managed properties based on sales growth, which drives our management fee, and on improvements in operating profitability margins, which along with sales growth, drives incentive fee growth.

Our primary restaurant brand is STK and we specifically look at comparable revenues from both owned and managed STKs in order to understand customer count trends and changes in average check as it relates to our primary restaurant brand.

Cost and expenses

Food and beverage costs. Food and beverage costs include all unit-level food and beverage costs of company-owned units. We measure cost of goods as a percentage of owned unit net revenues. Food and beverage costs are generally influenced by the cost of food and beverage items, menu mix and discounting activity.

Unit operating expenses. We measure unit operating expenses for company-owned units as a percentage of owned unit net revenues. Unit operating expenses include the following:

Payroll and related expenses, consisting of manager salaries, hourly staff payroll and other payroll-related items, including taxes and fringe benefits. We measure our labor cost efficiency by tracking total labor costs as a percentage of food and beverage revenues.

Occupancy, which comprises all occupancy costs, consisting of both fixed and variable portions of rent, deferred rent expense, which is a non-cash adjustment included in our Adjusted EBITDA calculation as defined below, common area maintenance charges, real estate property taxes, utilities and other related occupancy costs and is measured by tracking occupancy as a percentage of revenues.

Direct operating expenses, consisting of supplies, such as paper, small wares, china, silverware and glassware, cleaning supplies and laundry and linen costs and typically tracks revenues.

Outside services, which includes music and entertainment costs, such as the use of live DJ’s, promoter costs, security services and commissions paid to event staff for banquet sales.

Repairs and maintenance, consisting of facility and computer maintenance contracts as well as general repair work to maintain the facilities. These costs will typically increase as the facility gets older.

Marketing, which includes the cost of goods used specifically for complimentary purposes as well as general public relation costs related to the specific unit, but excluding any discounts such as management and employee meals. Marketing costs will typically be higher during the first eighteen months of a unit’s operations.

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General and administrative, net. General and administrative expenses are comprised of all corporate overhead expenses, including payroll and related benefits, professional fees, such as legal and accounting fees, insurance and travel expenses. Certain general and administrative expenses are allocated specifically to units and are credited and include shared services such as reservations, events and marketing. General and administrative expenses are expected to grow as we grow, including legal, accounting and other professional fees incurred as a public company.

Depreciation and amortization. Depreciation and amortization consists principally of charges related to the depreciation of fixed assets including leasehold improvements, equipment and furniture and fixtures. As we accelerate our restaurant openings, depreciation and amortization is expected to increase as a result of our increased capital expenditures.

Management and royalty fees. In certain of our units, we pay outside third parties a management fee based on a percentage of sales or a fixed fee. Historically, a majority of management fees related to one property, Tenjune, and related to the use of an outside management company to operate this lounge concept. This management agreement was terminated in February 2013. Royalty fees are paid to the 50% owner of the trademark rights to the name “Asellina” and “Cucina Asellina”.

Pre-opening expenses. Pre-opening expenses consist of costs incurred prior to opening an owned or managed unit which are comprised principally of manager salaries and relocation costs, employee payroll and related training costs for new employees and lease costs incurred prior to opening. We expect these costs to increase as we accelerate our company-owned restaurant openings, which may have a material impact on our operating results in future periods.

Equity in (income) loss of subsidiaries. This represents the income or loss that we record under the equity method for entities that are not consolidated. Included in this amount is our ownership in Bagatelle New York for which we have effective ownership of approximately 51% representing 5.23% ownership directly by us and 45.77% ownership through two of our subsidiaries.

Adjustments for noncontrolling interest. This represents the allocation of net income or loss attributable to the minority interest in those of our subsidiaries which are not wholly-owned.

EBITDA and Adjusted EBITDA. We define EBITDA as net income before interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. EBITDA and Adjusted EBITDA have been presented in this prospectus and are supplemental measures of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that EBITDA and Adjusted EBITDA are more appropriate measures of operating performance, as they provide a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this Prospectus because it is a key metric used by management. Additionally, Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company.

The following table presents a reconciliation of Net income to EBITDA and Adjusted EBITDA for the periods indicated:

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
				(restated)
Net (loss) income attributable to THE ONE GROUP	$(2,627,331)	$3,175,416	$(2,346,068)	$1,002,973	$(77,356)
Net (loss) attributable to noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730
Net (loss) income	(2,696,529)	6,869,830	(2,792,114)	1,866,999	721,374
Interest expense, net of interest income	614,642	401,201	688,564	404,410	466,540
Provision for income taxes	155,538	19,037	13,802	196,233	120,860
Depreciation and amortization	1,329,243	1,525,541	7,363,294	1,742,726	2,504,534

EBITDA	$(597,106)	$8,815,609	$5,273,546	$4,210,368	$3,813,308

Deferred rent (1)	355,928	221,892	(1,427,970)	883,405	228,636
Pre-opening expenses	211,330	126,418	139,541	1,182,387	797,363
Non-recurring gain (2)	-	(5,000,000)	(5,000,000)	-	(200,000)
Loss from discontinued operations	5,163,420	2,437,014	10,024,879	887,681	824,604
Non-recurring transaction costs (3)	1,026,416	-	-	-	-

Adjusted EBITDA	6,159,988	6,600,933	9,009,997	7,163,841	5,463,911
Adjusted EBITDA attributable to noncontrolling interest	1,875,082	2,053,999	2,338,453	2,352,080	2,210,924
Adjusted EBITDA attributable to THE ONE GROUP	$4,284,906	$4,546,934	$6,671,544	$4,811,761	$3,252,987

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(1) Deferred rent is included in occupancy expense on the statement of income.

(2) Non-recurring gain is included in other income on the statement of income.

(3) Transaction costs incurred relating to the merger and private placement capital raise.

Adjusted Net Income. We define Adjusted Net income as Net income before loss from discontinued operations, non-recurring gains, non-cash impairment losses, and non-recurring acceleration of depreciation. Adjusted Net Income has been presented in this prospectus and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that Adjusted Net Income provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

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The following table presents a reconciliation of Net income to Adjusted Net income for the periods indicated:

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
				(restated)
Net (loss) income attributable to THE ONE GROUP	$(2,627,331)	$3,175,416	$(2,346,068)	$1,002,973	$(77,356)
Net (loss) attributable to noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730

Net (loss) income	$(2,696,529)	$6,869,830	$(2,792,114)	$1,866,999	$721,374
Non-recurring gain (1)	-	(5,000,000)	(5,000,000)	-	(200,000)
Non-recurring acceleration of depreciation	-	-	5,233,450	-	-
Loss from discontinued operations, net of taxes	5,163,420	2,437,014	10,024,879	887,681	824,604
Non-recurring transaction costs (2)	1,026,416	-	-	-	-

Adjusted Net (loss) income	$3,493,307	$4,306,844	$7,374,956	$2,754,678	$1,345,978
Adjusted Net (loss) income attributable to noncontrolling interest	$678,791	$1,050,155	$1,341,410	$973,249	$885,223
Adjusted Net (loss) income attributable to THE ONE GROUP	$2,814,516	$3,256,689	$6,033,546	$1,781,429	$460,755

(1)	Non-recurring gain is included in other income on the statement of income.

(2)	Transaction costs incurred relating to the merger and private placement capital raise.

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Results of Operations

The following table sets forth certain statements of income data for the periods indicated:

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
				(restated)
Revenues:
Owned unit net revenues	$29,136,159	$44,261,251	$56,429,452	$43,655,381	$38,477,190
Management and incentive fee revenue	5,585,556	2,417,718	3,691,270	2,436,280	184,483
Total revenue	$34,721,715	$46,678,969	$60,120,722	$46,091,661	$38,661,673

Cost and expenses:
Owned operating expenses:
Food and beverage costs	7,493,088	11,151,438	14,262,858	10,512,404	8,872,617
Unit operating expenses	18,623,761	26,888,586	32,605,580	26,869,933	23,278,005
General and administrative	3,999,729	1,520,383	2,207,600	1,859,713	982,354
Depreciation and amortization	1,329,243	1,525,541	7,363,294	1,742,726	2,504,534
Management and royalty fees	119,629	290,919	340,603	391,289	425,663
Pre-opening expenses	211,330	126,418	139,541	1,182,387	797,363
Equity in (income) loss of investee companies	(563,583)	389,053	77,361	95,202	-
Interest expense, net of interest income	614,642	401,201	688,564	404,410	466,540
Loss on abandoned projects	-	-	-	894	42,244
Other expense (income)	271,447	(4,940,451)	(4,811,246)	81,790	(374,485)

Total cost and expenses	32,099,286	37,353,088	52,874,155	43,140,748	36,994,835

Income (Loss) from continuing operations before
provision for income taxes	2,622,429	9,325,881	7,246,567	2,950,913	1,666,838

Provision for income taxes	155,538	19,037	13,802	196,233	120,860

Income (Loss) from continuing operations	2,466,891	9,306,844	7,232,765	2,754,680	1,545,978

Loss from discontinued operations, net of taxes	5,163,420	2,437,014	10,024,879	887,681	824,604

Net (loss) income	(2,696,529)	6,869,830	(2,792,114)	1,866,999	721,374
Less: net (loss) attributable to
noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730

Net (loss) income attributable to THE ONE GROUP	$(2,627,331)	$3,175,416	$(2,346,068)	$1,002,973	$(77,356)

Other comprehensive income (loss)
Currency translation adjustment	105,711	(6,074)	(12,092)	-	-

Comprehensive (loss) income	$(2,521,620)	$3,169,342	$(2,358,160)	$1,002,973	$(77,356)

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The following table sets forth certain statements of income data as a percentage of revenues for the periods indicated:

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
				(restated)
Revenues:
Owned unit net revenues	83.9%	94.8%	93.9%	94.7%	99.5%
Management and incentive fee revenue	16.1%	5.2%	6.1%	5.3%	0.5%
Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

Cost and expenses:
Owned operating expenses:
Food and beverage costs (1)	25.7%	25.2%	25.3%	24.1%	23.1%
Unit operating expenses (1)	63.9%	60.7%	57.8%	61.6%	60.5%
General and administrative	11.5%	3.3%	3.7%	4.0%	2.5%
Depreciation and amortization	3.8%	3.3%	12.2%	3.8%	6.5%
Management and royalty fees	0.3%	0.6%	0.6%	0.8%	1.1%
Pre-opening expenses	0.6%	0.3%	0.2%	2.6%	2.1%
Equity in (income) loss of investee companies	(1.6)%	0.8%	0.1%	0.2%	0.0%
Interest expense, net of interest income	1.8%	0.9%	1.1%	0.9%	1.2%
Loss on abandoned projects	0.0%	0.0%	0.0%	0.0%	0.1%
Other expense (income)	0.8%	(10.6)%	(8.0)%	0.2%	(1.0)%

Total cost and expenses	92.4%	80.0%	87.9%	93.6%	95.7%

Income (Loss) from continuing operations before
provision for income taxes	7.6%	20.0%	12.1%	6.4%	4.3%

Provision for income taxes	0.4%	0.0%	0.1%	0.4%	0.3%

Income (Loss) from continuing operations	7.2%	20.0%	12.0%	6.0%	4.0%

Loss from discontinued operations, net of taxes	14.9%	5.3%	16.7%	1.9%	2.1%

Net (loss) income	(7.7)%	14.7%	(4.6)%	4.1%	1.9%
Less: net (loss) attributable to
noncontrolling interest	(0.2)%	7.9%	(0.7)%	1.9%	2.1%

Net (loss) income attributable to THE ONE GROUP	(7.5)%	6.8%	(3.9)%	2.2%	(0.2)%

Other comprehensive income (loss)
Currency translation adjustment	0.3%	0.0%	0.0%	0.0%	0.0%

Comprehensive (loss) income	(7.2)%	6.8%	(3.9)%	2.2%	(0.2)%

(1) These expenses are being shown as a percentage of owned unit net revenues.

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Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

Revenues

Owned unit net revenues. Owned unit net revenues decreased $15.1 million, or 34.2%, from $44.3 million in the nine months ended September 30, 2012 to $29.1 million in the nine months ended September 30, 2013. This decrease was primarily due to a decrease of $10.3 million in revenues due to the temporary closure and renovation of The Perry Hotel in Miami in which we operate one STK and also provide food and beverage services to the hotel. We expect the STK to reopen in early 2014. We anticipate providing food and beverage services to The Perry Hotel (to be renamed as “1 Hotel South Beach”) when it reopens. While the Perry Hotel paid us $5 million in 2012 for the option to terminate our food and beverage services agreement, it has not indicated its intent to actually terminate the agreement with us as it will trigger substantial additional payments to us if it does so ($1,401,000 if terminated between October 1, 2013 and December 31, 2013, $1,200,000 if terminated between January 1, 2014 and December 31, 2014, $798,000 if terminated between January 1, 2015 and December 31, 2015 and $399,600 if terminated between January 1, 2016 and December 31, 2016). In addition, comparable owned unit net revenues declined $3.2 million, or 10.1%, and included a decline of $1.7 million at one of our lounge concepts, Tenjune, which had a temporary closure in June 2013. Non-comparable owned unit net revenues declined $1.6 million.

Management and incentive fee revenue. Management and incentive fee revenues increased $3.2 million, or 131.0%, from $2.4 million during the nine months ended September 30, 2012 to $5.6 million for the nine months ended September 30, 2013. This increase was driven primarily by an increase in the incentive fee percentage that we receive at our STK in Las Vegas as well as the opening of our food and beverage hospitality operations at the ME Hotel and Hippodrome Casino in London.

Revenue generated from these restaurants, lounges, and food and beverage services at hospitality venues impacts both our owned unit net revenues and the amount of management and incentive fees earned. For the nine months ended September 30, 2013, comparable unit sales of owned or managed STKs decreased 1.7% as compared to the nine months ended September 30, 2012. The average check for owned or managed STKs increased $12.65 from $111.36 for the nine months ended September 30, 2012 to $124.01 for the nine months ended September 30, 2013.

Cost and Expenses

Food and beverage costs. Food and beverage costs decreased $3.7 million, or 32.8%, from $11.2 million or 25.2% of owned unit net revenues for the nine months ended September 30, 2012 to $7.5 million or 25.7% of net food and beverage sales for the nine months ended September 30, 2013. The decrease in food and beverage costs was related primarily to the decrease in owned unit net revenues. The increase in food and beverage costs as a percentage of owned unit net revenues was directly related to the menu mix and the increase in the percentage of food revenues versus beverage revenues.

Unit operating expenses. Unit operating expenses decreased by $8.3 million, or 30.7%, from $26.9 million for the nine months ended September 30, 2013 to $18.6 million for the nine months ended September 30, 2013. The decrease was primarily related to the temporary closure and renovation of The Perry Hotel in Miami. Unit operating expenses increased as a percentage of consolidated owned unit net revenues from 60.7% in the nine months ended September 30, 2012 to 63.9% in the nine months ended September 30, 2013.

General and administrative. General and administrative costs increased $2.5 million to $4.0 million, or 163.1%, during the nine months ended September 30, 2013 from $1.5 million for the nine months ended September 30, 2012. General and administrative costs as a percentage of total revenues increased from 3.3% for the nine months ended September 30, 2012 to 11.5% for the nine months ended September 30, 2013. This increase was due to additional payroll related to the expansion of our corporate infrastructure to help facilitate our long-term growth in the United States and United Kingdom, as well as additional professional fees in connection with the Merger.

Depreciation and amortization. Depreciation and amortization expense decreased $196,000, or 12.9%, from $1.5 million in the nine months ended September 30, 2012 to $1.3 million for the nine months ended September 30, 2013. This decrease was primarily related to the temporary closure of the STK in Miami at The Perry Hotel due to a major renovation that started in 2012.

Management and royalty fees. Management and royalty fees decreased $171,000, or 58.9%, from $291,000 or 0.6% of total revenues for the nine months ended September 30, 2012 to $120,000 or 0.3% of total revenues during the nine months ended September 30, 2013, due to the termination of the management agreement with the group that managed the Tenjune unit in February 2013. The Tenjune unit is currently being managed by us.

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Pre-opening expenses. Restaurant pre-opening costs increased $85,000, or 67.2%, from $126,000 or 0.3% of total revenues for the nine months ended September 30, 2012 to $211,000 or 0.6% of total revenues for the nine months ended September 30, 2013. During the nine month period ended September 30, 2012, we opened six non-STK units in the United States as well as the food and beverage hospitality services for the Hippodrome Casino in London. There were also pre-opening expenses for three non-STK units that were opened in 2012 and were subsequently closed, which are therefore included in Discontinued Operations. During the nine month period ended September 30, 2013, we initiated the food and beverage services for the ME Hotel in London as well as the management services for a non-STK unit in Las Vegas. The management services for the non-STK unit in Las Vegas were discontinued in 2013, and such pre-opening expenses are therefore included in Discontinued Operations. We had 17 units in operation at both September 30, 2012 and September 30, 2013.

Equity in (income) loss of investee companies. Equity in (income) loss of investee companies improved by $953,000 from a loss of $389,000 or 0.8% of total revenues for the nine months ended September 30, 2012 to income of $564,000 or 1.6% of total revenues for the nine months ended September 30, 2013 primarily related to the income from the ownership interest in the Bagatelle unit in New York City, which opened in June 2012 and only had three months of operations as of September 30, 2012 as compared to the nine months of operations in 2013.

Interest expense, net of interest income. Interest expense, net of interest income increased by $213,000, or 53.2%, from $401,000, or 0.9% of consolidated revenues for the nine months ended September 30, 2012, to $615,000, or 1.8% of total revenues for the nine months ended September 30, 2013, due primarily to additional borrowings under our credit facility in 2013.

Other expense (income). Other expense (income) decreased by $5.2 million from $4.9 million of other income, or 10.6% of total revenues for the nine months ended September 30, 2012, to $271,000 of other expenses or 0.8% of total revenues for the nine months ended September 30, 2013 due primarily to the one-time fee of $5.0 million paid to us during the nine months ended September 30, 2012 by the owner of The Perry Hotel for the right to terminate our food and beverage services agreement with them.

Provision for income taxes. Income tax expense increased by $137,000 to $156,000 tax expense during the nine months ended September 30, 2013 from a $19,000 tax expense during the nine months ended September 30, 2012. As of September 30, 2013, we were a limited liability company and not subject to federal taxes. This increase represents various small increases in taxable income in states and cities in which we are subject to income tax.

Loss from discontinued operations. During the nine months ended September 30, 2013, we closed company-owned venues in New York and Las Vegas. These closed company owned units were abandoned. The operations and related expenses of these locations are presented as loss from discontinued operations. Loss from discontinued operations increased by $2.7 million to $5.2 million during the nine months ended September 30, 2013 from $2.4 million during the nine months ended September 30, 2012.

Net loss attributable to noncontrolling interest. Net loss attributable to noncontrolling interest decreased $3.8 million, or 101.9%, to $69,000 for the nine months ended September 30, 2013 from $3.7 million during the nine months ended September 30, 2012, due primarily to the allocation to the noncontrolling interest holders of a portion of the one-time fee of $5.0 million paid to us during the nine months ended September 30, 2012 by the owner of the Perry Hotel for the right to terminate our food and beverage services agreement with them.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenues

Owned unit net revenues. Owned unit net revenues increased $12.8 million, or 29.2%, from $43.7 million in the year ended December 31, 2011 to $56.4 million for the year ended December 31, 2012. This increase was primarily due to a full year revenue impact of two STK units that opened during December 2011. This increase was partially offset by a decrease relating to the STK and food and beverage services provided to The Perry Hotel in Miami which suspended operations due to a major renovation that started in 2012.

Management and incentive fee revenue. Management and incentive fee revenues increased $1.3 million, or 51.5%, from $2.4 million during the year ended December 31, 2011 to $3.7 million for the year ended December 31, 2012. This increase was driven primarily from an increase in the incentive fee percentage that we receive at our STK in Las Vegas as well as the opening of our food and beverage hospitality operations at the Hippodrome Casino in London.

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Revenue generated from these restaurants, lounges, and food and beverage services at hospitality venues impacts both our owned unit net revenues and the amount of management and incentive fees earned. For the fiscal year ended December 31, 2012, comparable restaurant sales of owned or managed STKs increased 10.8% as compared to the fiscal year ended December 31, 2011. The average check for owned and managed STKs increased $5.51 from $107.01 for the fiscal year ended December 31, 2011 to $112.52 for the fiscal year ended December 31, 2012.

Cost and Expenses

Food and beverage costs. Food and beverage costs increased $3.8 million, or 35.7%, from $10.5 million for the fiscal year ended December 31, 2011 to $14.3 million for the year ended December 31, 2012. The increase in food and beverage costs related primarily to the increase in owned unit net revenues and to an increase in the cost of beef. Food and beverage costs as a percentage of owned unit net revenues increased in 2012 to 25.3% from 24.1% in 2011.

Unit operating expenses. Unit operating expenses increased by $5.7 million, or 21.3%, from $26.9 million or 61.6% of owned unit net revenues for the year ended December 31, 2011 to $32.6 million or 57.8% of owned unit net revenues for year ended December 31, 2012. This increase was primarily due to having two units open for all of 2012 as compared to only one month in 2011, as well as having two new units open in 2012 that were not open in 2011.

General and administrative. General and administrative costs increased approximately $348,000 or 18.7%, from $1.9 million for the year ended December 31, 2011 to $2.2 million for the year ended December 31, 2012. The increase relates primarily to the opening of a corporate office in the United Kingdom in 2012. General and administrative costs as a percentage of total revenues decreased from 4.0% for 2011 to 3.7% in 2012.

Depreciation and amortization. Depreciation and amortization expense increased $5.6 million to $7.4 million or 12.2% of total revenues during the year ended December 31, 2012 from $1.7 million or 3.8% of total revenues during the year ended December 31, 2011. This increase was due primarily to the acceleration of the depreciation for 100% of the assets of the STK at The Perry Hotel in Miami due to the projected relocation of the restaurant in 2013 from one section of the hotel to another.

Management and royalty fee expense. Management and royalty fees decreased $50,000, or 13.0%, to $341,000 or 0.6% of total revenues during the year ended December 31, 2012 from $391,000 or 0.8% of total revenues during the year ended December 31, 2011.

Pre-opening expenses. Pre-opening expenses decreased $1.0 million, or 88.2%, to $140,000 or 0.2% of total revenues during the year ended December 31, 2012 from $1.2 million or 2.6% of total revenues during the year ended December 31, 2011, primarily due to the opening of two new STK’s in 2011. During the year ended December 31, 2012, we opened five non-STK units in the United States, opened one STK in London and initiated the food and beverage hospitality services for the Hippodrome Casino in London. There were also pre-opening expenses for three non-STK units that were opened in 2012 and were subsequently closed, which are therefore included in Discontinued Operations. During the year ended December 31, 2011, we opened two STKs and initiated the food and beverage services for The Gansevoort Hotel in New York. At December 31, 2012 and December 31, 2011, we had 18 and 10 units in operation, respectively.

Equity in (income) loss of investee companies. Equity in (income) loss of investee companies decreased $18,000 from a loss of $95,000 or 0.2% of total revenues for the year ended December 31, 2011 to a loss of $77,000 or 0.1% of total revenues for the year ended December 31, 2012.

Interest expense, net of interest income. Interest expense, net of interest income increased by $284,000 from $404,000, or 0.9% of total revenues, for the year ended December 31, 2011 to $689,000, or 1.1% of total revenues, for the year ended December 31, 2011 due primarily to additional borrowings under our credit facility in 2012.

Other expense (income). Other expense (income) expense increased by $4.9 million to $4.8 million of other income or 8.0% of total revenues during the year ended December 31, 2012 from other expenses of $82,000 or 0.2% of total revenues during the year ended December 31, 2011, due primarily to the one-time fee of $5.0 million paid to us during 2012 by the owner of The Perry Hotel for the right to terminate our food and beverage services agreement with them.

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Provision for income taxes. Income tax expense decreased by $182,000, or 93.0%, to $14,000 during the year ended December 31, 2012 from $196,000 during the year ended December 31, 2011. This decrease was primarily the result of an increase in the deferred tax asset that was partially offset by an increase in the current provision from higher taxable income.

Loss from discontinued operations, net of taxes. During the year ended December 31, 2012 , we closed one company owned non-STK venue in Atlantic City and initiated the process to close one company owned non-STK venue in New York City and another non-STK venue in Las Vegas. These closed company owned units were abandoned. We recorded impairment charges of $5,133,552 in connection with such closings. Of such amount, approximately $5.0 million represented 100% of the property and equipment for BBCLV which owned a restaurant known as Bagatelle in Las Vegas, Nevada. BBCLV was formed by us in March 2012 and ceased operations in July 2013. The operations and related expenses of these locations are presented as loss from discontinued operations. Loss from discontinued operations increased by $9.1 million to $10.0 million during the year ended December 31, 2012 from $888,000 during the year ended December 31, 2011.

Net (loss) income attributable to noncontrolling interest. Net income attributable to noncontrolling interest decreased $1.3 million, or 151.6%, to a net loss of $446,000 for the year ended December 31, 2012 from a net income of $864,000 during the year ended December 31, 2011.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Revenues

Owned unit net revenues. Owned unit net revenues for the year ended December 31, 2011 increased $5.2 million, or 13.5%, to $43.7 million from $38.5 million for the year ended December 31, 2010 primarily due to an net increase in sales at comparable units of $4.3 million, or 14.8%, as well as an increase from non-comparable units of $846,000.

Management and incentive fee revenue. Management and incentive fee revenues increased $2.3 million, or 1,220.6%, from $184,000 during the year ended December 31, 2010 to $2.4 million for the year ended December 31, 2011. This increase was driven primarily from a full year of operations from both our STK in Las Vegas as well as our food and beverage hospitality operations at the Gansevoort Hotel in New York City.

Revenue generated from these restaurants, lounges, and food and beverage services at hospitality venues impacts both our owned unit net revenues and the amount of management and incentive fees earned. For the fiscal year ended December 31, 2011, comparable restaurant sales of owned or managed STKs increased 11.1% as compared to the fiscal year ended December 31, 2010. The average check for owned and managed STKs decreased $36.82 from $143.83 for the fiscal year ended December 31, 2010 to $107.01 for the fiscal year ended December 31, 2011.

Cost and Expenses

Food and beverage costs. Food and beverage costs increased $1.6 million, or 18.5%, to $10.5 million for the year ended December 31, 2011 from $8.9 million for the year ended December 31, 2010. The increase in food and beverage costs was related primarily to the increase in food costs, primarily driven by an increase in beef cost, during 2011. Food and beverage costs as a percentage of owned unit net revenues increased to 24.1% from 23.1% in the comparable period in 2010.

Unit operating expenses. Unit operating expenses increased by $3.6 million, or 15.4%, from $23.3 million, or 60.5% of owned unit net revenues for the year ended December 31, 2010 to $26.9 million or 61.6% of owned unit net revenues for year ended December 31, 2011. This increase was primarily due to the opening of three new units in 2011 as well as an increase in variable costs directly relating to the increase in owned unit net revenues at comparable units.

General and administrative. General and administrative costs increased approximately $877,000, or 89.3%, from $982,000 or 2.5% of total revenues for the year ended December 31, 2010 to $1.9 million or 4.0% of total revenues for the year ended December 31, 2011. This increase was due to additional payroll related to the expansion of our corporate infrastructure to help facilitate our growth, as well as additional professional fees.

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Depreciation and amortization. Depreciation and amortization expense decreased $762,000, or 30.4%, to $1.7 million during the year ended December 31, 2011 from $2.5 million during the year ended December 31, 2010. This decrease was due primarily to an asset being fully depreciated in 2010 for our STK in Los Angeles.

Management and royalty fees. Management and royalty fees decreased $34,000, or 8.1%, to $391,000 or 0.8% of total revenues during the year ended December 31, 2011 from $426,000 or 1.1% of total revenues during the year ended December 31, 2010.

Pre-opening expenses. Pre-opening expenses increased $385,000, or 48.3%, to $1.2 million in the year ended December 31, 2011 from $797,000 during the year ended December 31, 2010, primarily as a result of the opening of two new company owned units in 2011, as well as the pre-opening expenses incurred for two additional units that were under construction in 2011 and did not open or begin generating revenues until 2012. We opened two company owned restaurants during 2010. Pre-opening expenses as a percentage of total revenues increased to 2.6% during the year ended December 31, 2011 from 2.1% during the year ended December 31, 2010. During the year ended December 31, 2011, we opened two STKs and initiated the food and beverage services for The Gansevoort Hotel in New York. During the year ended December 31, 2010, we opened two STK units in the United States. At December 31, 2011 and December 31, 2010, we had 10 and 7 units in operation, respectively.

Equity in (income) loss of investee companies. Equity in (income) loss of investee companies was $95,000 or 0.2% of total revenues for the year ended December 31, 2011 as compared to no balance for the year ended December 31, 2010.

Interest expense, net of interest income. Interest expense, net of interest income decreased by $62,000, or 13.3%, from $467,000, or 1.2% of total revenues, for the year ended December 31, 2010 to $404,000, or 0.9% of total revenues, for the year ended December 31, 2011 due primarily to an increase in interest income.

Other expense (income). Other expense (income) expense decreased by $456,000, or 121.8%, to $82,000 of other expense during the year ended December 31, 2011 from $374,000 of other income during the year ended December 31, 2010, due primarily to a one time development fee income received for one of our units that opened in 2010. Other (income) expense as a percentage of total revenues decreased to other expense of 0.2% during the year ended December 31, 2011 from other income of 1.0% during the year ended December 31, 2010.

Provision for income taxes. Income tax expense increased by $75,000, or 62.4%, to $196,000 for the year ended December 31, 2011 from $121,000 for the year ended December 31, 2010. This increase was primarily the result of higher taxable income in 2011.

Loss from discontinued operations, net of taxes. During the year ended December 31, 2011, we closed one company owned venue in New York City. These closed company owned units were abandoned. The losses from operations and related expenses of these locations are presented as loss from discontinued operations. Loss from discontinued operations increased by $63,000, or 7.6%, to $888,000, or 1.9% of total revenues during the year ended December 31, 2011 from $825,000, or 2.1% of total revenues during the year ended December 31, 2010.

Net (loss) attributable to noncontrolling interest. Net loss attributable to noncontrolling interest increased $65,000, or 8.2%, to $864,000, or 1.9% of total revenues for the year ended December 31, 2011, from $799,000, or 2.1% of total revenues for the year ended December 31, 2010.

Potential Fluctuations in Quarterly Results and Seasonality

Our quarterly operating results may fluctuate significantly as a result of a variety of factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants compared with more mature units, increases or decreases in comparable restaurant sales, general economic conditions, changes in consumer preferences, competitive factors and changes in food costs (especially beef). In the past, we have experienced significant variability in restaurant pre-opening costs from quarter to quarter primarily due to the timing of restaurant openings. We typically incur restaurant pre-opening costs in the five months preceding a new restaurant opening. In addition, our experience to date has been that labor and direct operating and occupancy costs associated with a newly opened restaurant during the first five to nine months of operation are often materially greater than what will be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Accordingly, the number and timing of new restaurant openings in any quarter has had, and is expected to continue to have, a significant impact on quarterly restaurant pre-opening costs, labor and direct operating and occupancy costs. Our business also is subject to fluctuations due to season and adverse weather. Our results of operations have historically been impacted by seasonality. Our second and fourth quarters have traditionally had higher sales volume than other periods of the year. Severe weather may impact restaurant unit volumes in some of the markets where we operate and may have a greater impact should they occur during our higher volume months, especially the second and fourth quarters. As a result of these and other factors, our financial results for any given quarter may not be indicative of the results that may be achieved for a full fiscal year.

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Liquidity and Capital Resources

Our principal liquidity requirements are to meet our lease obligations and our working capital and capital expenditure needs and, to a lesser extent, to pay principal and interest on our outstanding indebtedness. Subject to our operating performance, which, if significantly adversely affected, would adversely affect the availability of funds, we expect to finance our operations for at least the next 12 to 18 months, including costs of opening currently planned new restaurants, through cash received by us in connection with the Merger, as well as cash provided by operations and borrowings under our existing credit facility discussed below. We cannot be sure that these sources will be sufficient to finance our operations, however, and we may seek additional financing in the future, which may or may not be available on terms and conditions satisfactory to us, or at all. As of September 30, 2013, we had cash and cash equivalents of approximately $1.3 million.

Our operations have not required significant working capital and, like many restaurant companies, we may at times have negative working capital. Revenues are received primarily in cash or by credit card, and restaurant operations do not require significant receivables or inventories, other than our wine inventory. In addition, we receive trade credit for the purchase of food, beverages and supplies, thereby reducing the need for incremental working capital to support growth.

Cash Flows

The following table summarizes the statement of cash flows for the nine months ended September 30, 2013 and September 30, 2012:

	Nine Months Ended
	September 30, 2013	September 30, 2012
	(in thousands)
Net cash provided by (used in):

Operating activities	$(1,086)	$7,172

Investing activities	(2,191)	(6,300)

Financing activities	3,443	(708)

Effect of exchange rate changes on cash	106	(6)

	$272	$158

Operating Activities.    Cash flows used in operating activities were $1.1 million for the nine months ended September 30, 2013, consisting of net loss of $2.7 million and adjustments for depreciation, amortization, deferred rent and other non-cash charges totaling $1.6 million. Net cash inflow of operating assets and liabilities totaled $23,000 and included decreases in accounts receivable and inventory of $763,000, increases in prepaid expenses of $526,000, and a decrease of $144,000 in accounts payable and accrued expenses. Cash flows provided by operating activities were $7.2 million for the nine months ended September 30, 2012, consisting of net income of $6.9 million, including a one-time fee of $5.0 million paid to us by the owner of The Perry Hotel for the right to terminate our food and beverage services agreement with them, and adjustments for depreciation, amortization, deferred rent and other non-cash charges totaling $2.6 million. Net cash outflow of operating assets and liabilities totaled $2.3 million and included increases in accounts receivable and inventory of $776,000, decreases in prepaid expenses of $131,000, and an increase of $1.0 million in accounts payable and accrued expenses.

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Investing Activities.    Net cash used in investing activities for the nine months ended September 30, 2013 was $2.2 million, consisting primarily of purchases of property and equipment of $1.4 million and increases in amounts due from related parties of $985,000. Net cash used in investing activities for the nine months ended September 30, 2012 was $6.3 million, consisting primarily of purchases of property and equipment of $4.4 million, primarily related to construction of new restaurants and remodeling of existing restaurants during the period and increases in investments of $1.8 million.

Financing Activities.   Net cash provided by financing activities for the nine months ended September 30, 2013 was $3.4 million, consisting of proceeds from our credit facility of $6.0 million, offset by principal payments made on our credit facility of $3.5 million, proceeds from member loans of $2.0 million and contributions from new members of $520,000. This was partially offset by distributions to members of $1.4 million. Net cash used in financing activities for the nine months ended September 30, 2012 was $708,000, consisting of proceeds from our credit facility of $2.7 million, offset by principal payments made on our credit facility of $1.5 million, proceeds from member loans of $1.5 million, partially offset by principal payments of $782,000 and contributions from new members of $1.5 million. This was partially offset by distributions to members of $4.4 million.

The following table summarizes the statement of cash flows for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010:

	Fiscal Year Ended
	December 31, 2012	December 31, 2011	December 31, 2010
		(restated)
	(in thousands)
Net cash provided by (used in):
Operating activities	$7,780	$6,477	$3,299
Investing activities	(6,709)	(9,148)	(1,724)
Financing activities	(1,752)	2,117	(1,298)
Effect of exchange rate changes on cash	(12)

Net increase (decrease) in cash and cash equivalents	$(693)	$(554)	$277

Operating Activities

For the year ended December 31, 2012, cash flows provided by operating activities were $7.8 million, consisting of net loss of $2.8 million and adjustments for depreciation, amortization, deferred rent and other non-cash charges, including an impairment charge of $5.1 million, totaling $11.6 million. Net cash outflow of operating assets and liabilities totaled $1.1 million and included increases in accounts receivable of $1.1 million, increases in inventory of $195,000, increases in prepaid expenses of $201,000, increases in security deposits of $198,000, increases in other assets of $626,000 and an increase of $1.3 million in accounts payable and accrued expenses.

For the year ended December 31, 2011, cash flows provided by operating activities were $6.5 million, consisting of net income of $1.9 million and adjustments for depreciation, amortization, deferred rent and other non-cash charges totaling $3.2 million. Net cash inflow of operating assets and liabilities totaled $1.4 million and included decreases in accounts receivable of $65,000, increases in inventory of $242,000, increases in security deposits of $293,000 and an increase of $1.8 million in accounts payable and accrued expenses.

For the year ended December 31, 2010, cash flows provided by operating activities were $3.3 million, consisting of net income of $721,000 and adjustments for depreciation, amortization, deferred rent and other non-cash charges totaling $4.8 million. Net cash outflow of operating assets and liabilities totaled $2.2 million and included increases primarily in accounts receivable of $1.6 million, as well as increases in other assets of $387,000.

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Investing Activities

Net cash used in investing activities for the year ended December 31, 2012 was $6.7 million, consisting primarily of purchases of property and equipment of $7.2 million, primarily related to construction of new restaurants and remodeling of existing restaurants during the period.

Net cash used in investing activities for the year ended December 31, 2011 was $9.1 million, consisting primarily of purchases of property and equipment of $7.5 million, primarily related to construction of new restaurants and remodeling of existing restaurants during the period and an increase in investments and amounts due from related parties of $1.5 million.

Net cash used in investing activities for the year ended December 31, 2010 was $1.7 million, consisting primarily of purchases of property and equipment of $1.3 million. These purchases primarily related to construction in progress of new restaurants during the period and remodel activity of existing restaurants. In addition, cash was used for investments in unconsolidated entities of $470,000.

Financing Activities

Net cash used in financing activities for the year ended December 31, 2012 was $1.8 million, consisting of proceeds from our credit facility of $3.7 million, offset by principal payments made on our credit facility of $2.4 million, proceeds from member loans of $1.5 million, offset by principal payments of $1.3 million and contributions from new members of $1.6 million. This was partially offset by distributions to members of $5.2 million.

Net cash provided by financing activities for the year ended December 31, 2011 was $2.1 million, consisting of an increase in escrow deposits of $3.2 million from the proceeds of a private raise of securities, proceeds from our credit facility of $1.3 million, principal payments made on outstanding note payable of $20,000, principal payments on member loans of $671,000 and contributions from new members of $157,000. This was partially offset by distributions to members of $1.5 million.

Net cash used in financing activities for the year ended December 31, 2010 was $1.3 million, consisting of a reduction in escrow deposits of $2.9 million, principal payments made on outstanding note payable of $20,000, proceeds from member loans of $500,000, principal payments on member loans of $582,000 and contributions from new members of $3.3 million. This was partially offset by distributions of $1.6 million.

Capital Expenditures

To the extent we open new restaurants, we anticipate capital expenditures in the future will increase from the amounts described in “—Investing Activities” above. We typically target an average cash investment of approximately $3.8 million on average for an STK restaurant, in each case net of landlord contributions and equipment financing and excluding pre-opening costs. In addition, some of our existing units will require some capital improvements to either maintain or improve the facilities. We are also looking at opportunities to add seating or provide enclosures for outdoor space in the next 12 months for some of our units. In addition, our hospitality F&B services projects typically require limited capital investment from us. These capital expenditures will primarily be funded by cash flows from operations and, if necessary, by the use of our credit facility, depending upon the timing of expenditures.

Credit Facility

On October 31, 2011, we entered into a credit facility with BankUnited, N.A., or BankUnited (formerly Herald National Bank). The credit facility provided for borrowings of up to $3.0 million. We refinanced our credit facility in January 2013 and increased our borrowing capacity to $5.0 million. Borrowings under our credit facility accrue interest at an interest rate per annum equal to the greater of the prime rate plus 1.75% and 5.0% through April 30, 2015. Our obligations under our credit facility are secured by substantially all of our assets and are guaranteed by Jonathan Segal, our Chief Executive Officer, Director and a principal stockholder. As of September 30, 2013, amounts borrowed under this credit facility were approximately $4.9 million.

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On September 13, 2013, BankUnited provided us with a waiver of noncompliance with certain terms in the Credit Agreement, including the delayed filing of audited financial statements for the year ended December 31, 2012, the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were the borrowers under the Credit Agreement) as of the periods ended December 31, 2012, March 31, 2013 and June 30, 2013, and the increase to the key man life insurance policy from $3 million to $5 million. In addition, on November 7, 2013, BankUnited provided us with a waiver at noncompliance with the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were borrowers under the Credit Agreement) as of the quarter ended September 30, 2013. Our tangible net worth as calculated pursuant to the Credit Agreement was $6,254,123, $6,695,103, $5,189,908 and $2,816,615 as of the periods ended December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. Following the consummation of the Merger, we are currently in compliance with the tangible net worth covenants.

On October 15, 2013, we entered into an amendment to the credit facility whereby BankUnited agreed, upon effectiveness of the Merger, to the release and termination of the Jonathan Segal guarantee and pledge, certain subordination agreements of Jonathan Segal and related entities and the release of the assignment of the proceeds of the key-man life insurance policy on the life of Mr. Segal. The amendment also imposed certain post-closing obligations on us, including executing a guarantee in favor of BankUnited unconditionally guaranteeing all of the obligations of the borrowers and the pledge of all of the membership interests of One Group owned by the Company. This post-closing obligation was met on October 25, 2013 when we entered into the Pledge Agreement and Guarantee Agreement with BankUnited.

Other Notes Payable

From 2007 to 2012 we entered into various demand loans with RCI II Ltd., an entity controlled by Jonathan Segal (“RCI”) totaling approximately $4.4 million that accrue interest ranging from 6% to 12%. In 2009 $1.0 million was converted to equity. On December 31, 2012, one of the notes for $500,000 was forgiven by RCI in exchange for a membership interest we held in 408 W 15 Members LLC an unrelated party. The amount of forgiveness reduced the demand loan balance at December 31, 2012. On April 4, 2013, we entered into a demand note with RCI totaling $1.5 million that accrues interest at 12% annually. These notes, along with accrued interest, were repaid in conjunction with the Merger and the proceeds realized therefrom.

On January 28, 2013, we entered into a demand note with Jonathan Segal totaling $500,000 that accrues interest at 12% annually. This note, along with accrued interest, was repaid in conjunction with the Merger and the proceeds realized therefrom.

On December 9, 2011 one of our subsidiaries entered into two loan agreements with entities that are controlled by Jonathan Segal for funds up to $354,200 (£230,000) and $462,000 (£300,000), The loans are due on demand and are accruing interest at 8%. These loans, along with accrued interest, were repaid in conjunction with the Merger and the proceeds realized therefrom.

On October 1, 2009, we issued a demand promissory note with Talia Limited, an entity owned by Maunce Segal a relative of Jonathan Segal, in the amount of $300,000, whereby principal and all unpaid and accrued interest are due on demand. Interest accrues at a rate of 20% per year, half of the interest shall be paid by us in eight consecutive quarterly fixed payments of interest only, in arrears, in the amount of $7,500 and all remaining interest shall be repaid in full on the maturity date. The loan is secured by a portion of our interests in select subsidiaries. This note, along with accrued interest, was repaid in conjunction with the Merger and the proceeds realized therefrom.

All of the foregoing demand loans and promissory notes were repaid out of cash previously held in the trust account for the benefit of Committed Capital Acquisition Corporation that was released to us upon the closing of the Merger.

We believe that net cash provided by anticipated operating activities, net proceeds received by us in connection with the Merger and existing available borrowings under our credit facility will be sufficient to fund currently anticipated working capital, planned capital expenditures and debt service requirements for the next 12-18 months. We regularly review acquisitions and other strategic opportunities, which may require additional debt or equity financing. We currently do not have any pending agreements or understandings with respect to any acquisition or other strategic opportunities.

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Contractual Obligations

The following table summarizes our contractual obligations, net of minimum future rental income, as of September 30, 2013:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Long-term debt
Member loans	7,377	7,377
Notes payable	320	320
Line of credit	4,906	4,906
Other long-term liabilities	-	-
Expected interest payments	245	245
Operating leases	75,320	1,024	10,119	9,976	54,201
Total	$88,168	$13,872	$10,119	$9,976	$54,201

Off-Balance Sheet Arrangements

We previously entered into a credit facility with BankUnited, N.A. (formerly Herald National Bank) which Mr. Segal had personally guaranteed. In exchange, we agreed to pay him a 3% annual “guaranty fee.” Upon the Merger, Mr. Segal’s guaranty with BankUnited was terminated and we terminated the payment of continued guaranty fees to Mr. Segal.

As part of our on-going business, we may participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities referred to as structured finance or variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Equity Awards

At September 30, 2013 and December 31, 2012, we had outstanding 39,065 fully-vested transaction units. Prior to the effectiveness of the Merger, all transaction units were cancelled.

In October 2013, our board of directors approved the 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) pursuant to which we may issue options, warrants, restricted stock grants or similar equity linked instrument. Pursuant to that plan, we expect to offer stock options, restricted stock and/or other forms of stock-based compensation to our directors, officers and employees. All awards will be approved by the board of directors or a committee of the board of directors to be established for such purpose. In connection with the merger, we granted options to purchase an aggregate of 1,533,156 shares of Common Stock to our executive officers.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with GAAP. The preparation of these financial statements requires estimates and judgments that affect the reported amounts of our assets, liabilities, net sales and operating expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and various other assumptions we believe to be reasonable given the circumstances and we evaluate these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. We believe that our critical accounting policies and estimates require us to make difficult, subjective or complex judgments about matters that are inherently uncertain. See Note 1 to our consolidated financial statements, which are included elsewhere in this prospectus, for a complete discussion of our significant accounting policies. The following reflect the significant estimates and judgments used in the preparation of our consolidated financial statements.

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Impairment of Long-Lived Assets and Disposal of Property and Equipment

We evaluate the recoverability of the carrying amount of long-lived assets, which include property and equipment, whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. Our review for impairment of these long-lived assets takes into account estimates of future undiscounted cash flows. Factors considered include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, and significant negative industry or economic trends. Our asset group for impairment testing is comprised of the assets and liabilities of each of our individual restaurants, since this is the lowest level of identifiable cash flows. An impairment loss is recognized if the future undiscounted cash flows associated with the assets are less than their carrying value. Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair values. For assets held for sale or disposal, we measure fair value using quoted market prices or an estimation of net realizable value.

From time to time, we have decided to close or dispose of restaurants. Typically, such decisions are made based on operating performance or strategic considerations and must be made before the actual costs or proceeds of disposition are known, and management must make estimates of these outcomes. Such outcomes could include the sale of a leasehold, mitigating costs through a tenant or subtenant, or negotiating a buyout of a remaining lease term. In these instances, management evaluates possible outcomes, frequently using outside real estate and legal advice, and records provisions for the effect of such outcomes. The accuracy of such provisions can vary materially from original estimates, and management regularly monitors the adequacy of the provisions until final disposition occurs.

Leases

We currently lease all of our restaurant locations under leases classified as operating leases. Minimum base rent for our operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. As such, an equal amount of rent expense is attributed to each period during the term of the lease regardless of when actual payments occur. Lease terms begin on the date we take possession under the lease and include cancelable option periods where failure to exercise such options would result in an economic penalty. The difference between rent expense and actual cash payments is classified as deferred rent in our consolidated balance sheets.

Some of our leases provide for contingent rent, which is determined as a percentage of sales in excess of specified minimum sales levels. We recognize contingent rent expense prior to the achievement of the specified sales target that triggers the contingent rent, provided achievement of the sales target is considered probable.

Revenues

Our revenues are primarily derived from the following sources: revenues at our owned and consolidated joint venture properties and management fees and incentive fees. The following is a description of the composition of our revenues:

Owned unit net revenues— Represents revenue primarily derived from food and beverage sales from our restaurants and lounges.  We recognize restaurant revenues when goods and services are provided.

Management, incentive and royalty fees— Represents fees earned on managed restaurants and other venues.  Management fees are comprised of a base fee, which is generally based on a percentage of gross revenues, and an incentive fee, which is generally based on the property’s profitability. For any time during the year, when the provisions of our management contracts allow receipt of incentive fees upon termination, incentive fees are recognized for the fees due and earned as if the contract was terminated at that date, exclusive of any termination fees due or payable. Therefore, during periods prior to year-end, the incentive fees recorded may not be indicative of the eventual incentive fees that will be recognized at year-end as conditions and incentive hurdle calculations may not be final.

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Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued guidance requiring disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This guidance is effective prospectively for the Company for annual and interim periods beginning January 1, 2013. The Company believes that the impact of this standard will not have a material impact on its consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We are exposed to market risk from adverse changes in interest rates, changes in foreign currency exchange rates and changes in commodity prices.

We are exposed to market risk from fluctuations in interest rates under our Credit Facility. We do not invest in derivative securities and we have no debt instruments that are traded in any markets. Our Credit Facility calls for variable rates of interest based on the prime rate from time to time. Increases in interest rates would increase our interest expense and negatively impact future earnings and cash flows. At December 31, 2012, we had $2.5 million of variable rate debt. Holding other variables constant, such as foreign exchange rates and debt levels, a hypothetical immediate one percentage point change in interest rates would be expected to have an impact on pre-tax earnings and cash flows for 2012 of approximately $25,000.

Foreign Currency Exchange Rate Risk

We are subject to foreign currency exchange risk for our restaurants operating in the United Kingdom. If foreign currency exchange rates depreciate in the United Kingdom, any other foreign country in which we may operate in the future, we may experience declines in our international operating results but such exposure would not be material to the consolidated financial statements. We currently do not use financial instruments to hedge foreign currency exchange rate changes.

Commodity Price Risk

We are exposed to market price fluctuations in beef, seafood, produce and other food product prices. Given the historical volatility of beef, seafood, produce and other food product prices, these fluctuations can materially impact our food and beverage costs. While we have taken steps to qualify multiple suppliers who meet our standards as suppliers for our restaurants and enter into agreements with suppliers for some of the commodities used in our restaurant operations, we do not enter into long-term agreements for the purchase of such supplies. There can be no assurance that future supplies and costs for such commodities will not fluctuate due to weather and other market conditions outside of our control and we may be subject to unforeseen supply and cost fluctuations. Dairy costs can also fluctuate due to government regulation. Because we typically set our menu prices in advance of our food product prices, our menu prices cannot immediately take into account changing costs of food items. To the extent that we are unable to pass the increased costs on to our customers through price increases, our results of operations would be adversely affected. We do not use financial instruments to hedge our risk to market price fluctuations in beef, seafood, produce and other food product prices at this time.

Inflation

Over the past five years, inflation has not significantly affected our operations. However, the impact of inflation on labor, food and occupancy costs could, in the future, significantly affect our operations. We pay many of our employees hourly rates related to the applicable federal or state minimum wage. Food costs as a percentage of revenues have been somewhat stable due to procurement efficiencies and menu price adjustments, although no assurance can be made that our procurement will continue to be efficient or that we will be able to raise menu prices in the future. Costs for construction, taxes, repairs, maintenance and insurance all impact our occupancy costs. We believe that our current strategy, which is to seek to maintain operating margins through a combination of menu price increases, cost controls, careful evaluation of property and equipment needs, and efficient purchasing practices, has been an effective tool for dealing with inflation. There can be no assurance, however, that future inflationary or other cost pressure will be effectively offset by this strategy.

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DESCRIPTION OF THE MERGER

Merger Agreement

On October 16, 2013, we entered into the Merger Agreement among the Company, Merger Sub, One Group and Samuel Goldfinger as One Group Representative. One Group is a Delaware limited liability company that, through itself and several subsidiary entities, develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom. Turn-key food and beverage services are food and beverage services that can be scaled and implemented by us at a particular hospitality venue and customized per the requirements of the client. The descriptions of the Merger Agreement in this prospectus do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this registration statement of which this prospectus forms a part. The summary description of the Merger Agreement set forth below contains all material terms and conditions of such agreement.

Pursuant to the Merger Agreement and upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, on October 16, 2013 (the “Closing Date”), Merger Sub was merged with and into One Group, with One Group being the surviving entity and thereby becoming a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), the legal existence of Merger Sub ceased and all of the issued and outstanding membership interests of One Group that were outstanding immediately prior to the Effective Time were cancelled and new membership interests of One Group comprising 100% of its ownership interests were issued to the Company. Simultaneously, the Company issued to the TOG Members and to a Liquidating Trust established for the benefit the TOG Warrant Owners an aggregate of 12,631,400 shares of the Company’s Common Stock and paid to such TOG Members an aggregate of $11,750,000 in cash. As part of the Merger Consideration, the Company issued to Jonathan Segal, the former Managing Member of One Group and currently our Chief Executive Officer and a Director, 1,000,000 shares of Common Stock as a control premium. The foregoing shares are in addition to the 7,680,666 shares issued to Mr. Segal and related entities in respect of his pro rata portion of shares of Common Stock issued to all TOG Members. Of the 12,631,400 shares of Common Stock issued as part of the Merger Consideration, 2,000,000 shares, the Escrow Shares, were deposited into the Escrow Account at Continental Stock Transfer & Trust Company, as Escrow Agent, to secure certain potential adjustments to the Merger Consideration as described below and certain potential indemnification obligations. As of the Effective Time, the former members of One Group and the Liquidating Trust held shares of Common Stock comprising, in the aggregate, 50.68% of the issued and outstanding shares of the Company’s Common Stock.

The Merger Agreement provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust based on a formula as described in the Merger Agreement (“Contingent Payments”) and which is contingent upon the exercise of outstanding Company warrants to purchase 5,750,000 shares of Common Stock at an exercise price of $5.00 per share (the “Parent Warrants”). The Company is required to make any Contingent Payments on a monthly basis. Additionally, certain the One Group employees are entitled to receive a contingent sign-on bonus of an aggregate of approximately $900,000 upon the exercise of the Parent Warrants. Any Parent Warrants that are unexercised will expire on the date that is the earlier of (i) two years after the effective date of the registration statement registering the shares of Common Stock issuable upon the exercise of the Parent Warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. The Company filed such registration statement on November 6, 2013.

The Common Stock portion of the Merger Consideration is subject to adjustment to reflect Working Capital Shortfalls and Excess Liabilities compared to the amounts that will be set forth in a closing statement required to be delivered by One Group within 90 days of the Closing of the Merger. To the extent Working Capital Shortfalls exceed $100,000 or Adjustment Liabilities exceeds Excess Liabilities by greater than $20,000 in the aggregate, the Members and the Liquidating Trust, on a Pro Rated Basis, shall be liable to the Company for an amount equal to the sum of any Excess Liabilities and Working Capital Shortfall. Any payment required to be made with respect to the foregoing shall be made by reduction of the Escrow Shares or as a set off to Contingent Payments, if any.

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As required by the Merger Agreement, the Company, One Group and the TOG Members entered into several ancillary agreements including (i) Lockup Agreements by and among the Company and the TOG Members, (ii) the Escrow Agreement and (ii) a Liquidating Trust Agreement.

October 2013 Private Placement

In connection with the closing of the Merger, the Company completed the October 2013 Private Placement, a private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share to the Investors, realizing gross proceeds of $15,656,695. Jefferies LLC served as placement agent for the October 2013 Private Placement.

In connection with the October 2013 Private Placement, we also entered into the October 2013 Registration Rights Agreement with the Investors, in which we agreed to file the Registration Statement with the SEC to register the Common Stock for resale within 30 calendar days of the Closing Date, and to have the Registration Statement declared effective within 90 calendar days of the Closing Date or within 120 calendar days of the Closing Date if the SEC conducts a full review of the Registration Statement. We also have agreed to include in such Registration Statement the shares of Common Stock issued to TOG Members (other than those shares issued to Jonathan Segal and related entities) or issuable to TOG Warrant Owners pursuant to the Merger Agreement, subject to cut-back in certain circumstances. These shares of Common Stock are covered by the registration statement of which this prospectus forms a part.

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COMMITTED CAPITAL ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination which was consummated on October 16, 2013, pursuant to the Transaction Documents by and between the parties set out below and is being provided to aid in your analysis of the financial aspects of the Business Combination and gives effect to the equity offering.

Because Committed Capital is a shell company and The One Group’s operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, The One Group is considered to have control and therefore is treated as the accounting acquirer and its assets are accounted for at their historical values.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 combine the unaudited balance sheet of Committed Capital at September 30, 2013 with the unaudited balance sheet of The One Group as of September 30, 2013 giving effect to the Business Combination as if it was consummated on September 30, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 includes Committed Capital and The One Group results of operations for the year ended December 31, 2012 as if the Business Combination was consummated on January 1, 2012. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 includes Committed Capital and The One Group results of operations for the nine months ended September 30, 2013 as if the Business Combination was consummated on January 1, 2013.

The results of operations of Committed Capital for the year ended December 31, 2012 are derived from the audited financial statements of Committed Capital at December 31, 2012 and for the year then ended. The unaudited balance sheet as of September 30, 2013 and the results of operations for the nine months ended September 30, 2013 of Committed Capital are derived from the unaudited condensed financial statements of Committed Capital as of September 30, 2013 and for the nine months then ended. The results of operations of The One Group for the year ended December 31, 2012 are derived from the audited financial statements of The One Group at December 31, 2012 and for the year then ended. The unaudited balance sheet as of September 30, 2013 and the results of operations for the nine months ended September 30, 2013 of The One Group are derived from the unaudited condensed financial statements of The One Group as of September 30, 2013 and for the nine months then ended.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Committed Capital Acquisition Corporation which are not included in this Form 8-K and the historical consolidated financial statements and accompanying notes of The One Group, LLC, which are included in this Form 8-K.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

The transaction calls for: (a) $12,500,000 in cash and 12,631,400 common shares to be paid to the majority members of The One Group LLC for their membership interest, (b) the repayment of all member loans, notes payable, debt to related parties and other liabilities and (c) issuance of 59,000 shares to the new directors. Prior to the merger, on October 15, 2013, 3,375,000 founder shares were cancelled. The Company estimates total transaction costs to be approximately $6,700,000, including $110,000 of expenses related to the placement of shares, in connection with the transaction and a related financing. Of such $12,500,000 in cash noted in (a) above, an aggregate of $750,000 was paid as sign on bonuses to certain executive officers and employees of The One Group LLC in connection with the merger, and the remaining $11,750,000 will be paid to the TOG Members. The $750,000 sign-on bonuses to certain executive officers and employees and the 1,000,000 shares of common stock issued to Jonathan Segal in connection with the merger will be accounted as compensation expense in our December 31, 2013 financial statements.

In connection with the business combination, the Company's initial stockholders (“initial stockholders”) and designees committed to purchase 3,131,339 shares (originally 2,000,000 shares) of common stock at a price of $5.00 per share in a private placement which occurred in connection with the closing of the Company’s business combination.

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COMMITTED CAPITAL ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Condensed Pro Forma Balance Sheet data:

		September 30, 2013 (unaudited)
	CCAC	TOG	Pro-Forma Adjustments for Business Combination		As Adjusted for Business Combination	Pro-Forma Adjustment Equity Offering		Pro-Forma Combined

Assets :
Cash and cash equivalents		$1,316,000	$-		$1,322,000	$15,547,000	(j)	$16,869,000
			(469,000	)(d)
			475,000	(c)
Accounts receivable, net		3,046,000			3,046,000			3,046,000
Inventory		951,000			951,000			951,000
Other current assets		839,000			839,000			839,000
Due from related parties		823,000			823,000			823,000
Total Current Assets	0	6,975,000	6,000		6,981,000	15,547,000		22,528,000
Investment held in Trust Account	28,792,000		(12,500,000	)(a)	0			-
			(6,700,000	)(a)
			(9,117,000	)(b)
			(475,000	)(c)
Property, plant & equipment, net		13,359,000			13,359,000			13,359,000
Investments		2,279,000			2,279,000			2,279,000
Deferred tax assets		307,000			307,000			307,000
Other assets		930,000			930,000			930,000
Security deposits		986,000			986,000			986,000
Total Assets	$28,792,000	$24,836,000	$(28,786,000)		$24,842,000	$15,547,000		$40,389,000
Liabilities and Members' Equity
Cash overdraft		$469,000	$(469,000	)(d)	$-			$-
Member loans, current portion		7,377,000	(7,377,000	)(b)	-			-
Notes payable, current portion		320,000	(320,000	)(b)	-			-
Line of credit payable, net of current		4,906,000	(15,000	)(b)	4,891,000			4,891,000
Accounts payable		3,839,000			3,839,000			3,839,000
Accrued expenses	629,000	2,837,000	(405,000	)(b)	3,061,000			3,061,000
Due to related parties	960,000	305,000	(960,000	)(b)	305,000			305,000
Deferred revenue		9,000			9,000			9,000
Total Current Liabilities	1,589,000	20,062,000	(9,546,000)		12,105,000			12,105,000

Other long-term liabilities		40,000			9,200,000			9,200,000
			(40,000	)(b)
			9,200,000	(e)
Deferred rent payable		5,699,000			5,699,000			5,699,000
Total liabilities	1,589,000	25,801,000	(386,000)		27,004,000			27,004,000

Stockholders'/Members’ Equity
								-
Common stock, $0.0001 par value, 24,946,739 pro forma shares outstanding	1,000				1,000	1,000	(j)	2,000
Additional paid in capital	28,369,000				17,369,000	15,546,000	(j)	32,915,000
			(16,000,000	)(a)
			5,000,000	(f)
Deficit accumulated	(1,167,000)				(22,707,000)			(22,707,000)
			(7,340,000	)(a)
			(9,200,000	)(e)
			(5,000,000	)(f)
THE ONE GROUP, LLC and Subsidiaries and								-
Members' Equity		(4,140,000)	4,140,000	(a)	-			-
Noncontrolling Interest		3,175,000			3,175,000			3,175,000
Total Equity	27,203,000	(965,000)	(28,400,000)		(2,162,000)	15,547,000		13,385,000

Total Liabilities and Stockholders' Equity	$28,792,000	$24,836,000	$(28,786,000)		$24,842,000	$15,547,000		$40,389,000

See notes to pro forma condensed combined financial statements

55

COMMITTED CAPITAL ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Condensed Pro Forma Statement of Operations:

		For the year ended December 31, 2012 (unaudited)
	CCAC	TOG	Pro-Forma Adjustments for Business Combination			Pro-Forma Combined	Pro-Forma Adjustment for Equity Offering		As Adjusted for Business Combination and Equity Offering
Revenues:
Owned unit net revenues	$-	$56,430,000	$			$56,430,000			$56,430,000
Management and incentive fee revenue		3,691,000				3,691,000			3,691,000
Total revenue	-	60,121,000				60,121,000			60,121,000
Cost of goods sold		14,263,000				14,263,000			14,263,000
Gross profit	-	45,858,000				45,858,000			45,858,000
General and administrative expenses	423,000	42,176,000				42,599,000			42,599,000
Management and royalty fees	-	341,000				341,000			341,000
Pre-opening expenses	-	139,000				139,000			139,000
Equity in loss of subsidiaries	-	77,000				77,000			77,000
Other (income) expense:
Interest expense	-	689,000		(500,000)	(g)	189,000			189,000
Other (income)	(30,000)	(4,811,000)		30,000	(h)	(4,811,000)			(4,811,000)
Income (loss) from continuing operations before provision for income taxes	(393,000)	7,247,000		470,000		7,324,000			7,324,000
Provision for income taxes	-	14,000		2,517,000	(i)	2,531,000			2,531,000
Income (loss) from continuing operations	$(393,000)	7,233,000		$(2,047,000)		$4,793,000			$4,793,000

Pro forma weighted average common shares outstanding basic and diluted						21,815,400	3,131,339	(j)	24,946,739
Pro forma income from continuing operations per share basic and diluted						$0.22			$0.19

See notes to pro forma condensed combined financial statements

56

COMMITTED CAPITAL ACQUISITION CORPORATION

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Condensed Pro Forma Statement of Operations:

		For the nine months ended September 30, 2013 (unaudited)
	CCAC	TOG	Pro-Forma Adjustments		Pro- Forma Combined	Pro-Forma Adjustments for Equity Offering		Adjusted for Business Combination and Equity offering
Revenues:
Owned unit net revenues	$-	$29,136,000			$29,136,000			$29,136,000
Management and incentive fee revenue		5,586,000			5,586,000			5,586,000
Total revenue	-	34,722,000			34,722,000			34,722,000
Cost of goods sold		7,493,000			7,493,000			7,493,000
Gross profit	-	27,229,000			27,229,000			27,229,000
General and administrative expenses	383,000	23,954,000			24,337,000			24,337,000
Management and royalty fees		120,000			120,000			120,000
Pre-opening expenses		211,000			211,000			211,000
Equity in income of subsidiaries		(564,000)			(564,000)			(564,000)
Other (income) expense:
Interest expense	-	615,000	(615,000)	(g)	-			-
Other (income) expense	(12,000)	271,000	12,000	(h)	271,000			271,000
Income (loss) from continuing operations before provision for income taxes	(371,000)	2,622,000	603,000		2,854,000			2,854,000
Provision for income taxes	-	156,000	834,000	(i)	990,000			990,000
Income (loss) from continuing operations	$(371,000)	$2,466,000	$(231,000)		$1,864,000			$1,864,000
Pro forma weighted average common shares outstanding basic and diluted					21,815,400	3,131,339	(j)	24,946,739
Pro forma income from continuing operations per share basic and diluted					$0.09			$0.07

See notes to pro forma condensed combined financial statements

57

COMMITTED CAPITAL ACQUISITION CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTION - THE ONE GROUP, LLC ACQUISITION

The transaction calls for: (a) $12,500,000 in cash and 12,631,400 common shares to be paid to the majority members of The One Group LLC for their membership interest (of which 2,000,000 common shares are being held in an escrow account to secure certain potential adjustments to the merger consideration and certain potential indemnification obligations), (b) the repayment of all member loans, notes payable, debt to related parties and other liabilities and (c) issuance of 59,000 shares to the new directors. Prior to the merger, on October 15, 2013, 3,375,000 founder shares were cancelled. The Company estimates total transaction costs to be approximately $6,700,000 including $110,000 of expenses related to the placement of shares, in connection with the transaction and a related financing. Of such $12,500,000 in cash noted in (a) above, an aggregate of $750,000 was paid as sign on bonuses to certain executive officers and employees of The One Group LLC in connection with the merger, and the remaining $11,750,000 will be paid to the TOG Members.

In connection with the business combination, the Company's initial stockholders (“initial stockholders”) and designees have committed to purchase 3,131,339 shares (originally 2,000,000 shares) of common stock at a price of $5.00 per share in a private placement which occurred in connection with the closing of the Company’s business combination.

NOTE 2 – PRO FORMA ADJUSTMENTS AND ASSUMPTIONS FOR BUSINESS COMBINATION

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statement of operations are as follows:

(a)	To reflect the payment of: (1) $12,500,000 to majority members for their interest in The One Group, LLC and (2) the payment of $6,700,000 less $110,000 of expenses related to the placement of shares of transactions fees associated with the transaction.

(b)	To reflect the payment of all outstanding member loans, notes payable, accrued expenses, due to related parties and other liabilities existing at the balance sheet date aggregating $9,117,000.

(c)	To transfer remaining cash balance out of Trust Account and into operating cash.

(d)	To use cash on hand to eliminate the cash overdraft.

(e)	To reflect the fair value of the total contingent consolidation of $15,000,000, consisting of an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust based on a formula as described in the Merger Agreement (“Contingent Payments”), as well as an aggregate of approximately $900,000 of contingent sign-on bonus payments to certain employees of One Group, which is contingent upon the exercise of outstanding Company warrants to purchase 5,750,000 shares of Common Stock at an exercise price of $5.00 per share (the “Parent Warrants”). The Company is required to make any Contingent Payments on a monthly basis. Any Parent Warrants that are unexercised will expire on the date that is the earlier of (i) two years after the effective date of the registration statement registering the shares of Common Stock issuable upon the exercise of the Parent Warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. The fair value of the total contingent payments was estimated to be $9,200,000.

(f)	To reflect the impact on accumulated deficit of the issuance to Jonathan Segal, the former Managing Member of One Group and currently our Chief Executive Officer and a Director, of 1,000,000 shares of Common Stock Valued at $5.00 per share as part of the 12,631,400 shares of Common Stock issued as Merger Consideration as a non-cash control premium.

(g)	To eliminate interest expense on debt eliminated in the transaction.

(h)	To eliminate interest income on Funds in Trust Account.

(i)	To include federal income taxes at the statutory rate assuming regular corporation status.

NOTE 3 – PRO FORMA ADJUSTMENTS AND ASSUMPTIONS FOR EQUITY OFFERING

(j)	To reflect the placement of 3,131,339 shares of common stock at $5.00 to initial investors or their designees less $110,000 of expenses.

The following sets forth our computation in determining the number of shares used in basic and diluted earnings per share:

CCAC Stockholders	5,750,000
TOG Merger Shares	10,631,400
Escrowed Merger Shares	2,000,000
CCAC Initial Stockholders	3,375,000
Director Shares Issued	59,000
21,815,400
October 2013 Private Placement Shares	3,131,339
24,946,739

The fair value of the total contingent payments discussed above will be adjusted to reflect the current fair value as of the end of each reporting period. No such fair value adjustments were included in the pro forma income statements.

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BUSINESS

Overview

We are a hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom. We were established with the vision of becoming a global market leader in the hospitality industry by melding high-quality service, ambiance and cuisine into one great experience. Our primary restaurant brand is STK, a multi-unit steakhouse concept that combines a high-energy, female-friendly, social atmosphere with the quality of a traditional upscale steakhouse. Our food and beverage, or “F&B”, hospitality services offerings include developing, managing and operating restaurants, bars, rooftops, pools, banqueting and catering facilities, private dining rooms, room service and mini bars tailored to the specific needs of high-end boutique hotels and casinos. Our F&B hospitality clients include global hospitality companies such as the Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and the Perry Hotel (owned by Starwood Capital).

We opened our first restaurant in January 2004 and as of September 30, 2013, we owned and operated 10 and managed 9 restaurants and lounges, including six STKs throughout the United States and in London. Nine of our locations are operated under our six F&B hospitality management agreements, in which we provide comprehensive food and beverage services for our hospitality clients. We generate management and incentive fee revenue from those restaurants and lounges that we do not own, but instead manage on behalf of our F&B hospitality clients. All of our restaurants, lounges and F&B services are designed to create a social dining and entertainment experience within a destination location. We believe that this design philosophy separates us from more traditional restaurant and foodservice competitors. Net losses for the year ended December 31, 2012 and the nine month period ended September 30, 2013 were $2.8 million and $2.7 million, respectively, and included loss from discontinued operations of $10.0 million and $5.2 million for the year ended December 31, 2012 and the nine month period ended September 30, 2013, respectively. The loss from discontinued operations reflects our exiting of non-strategic and underperforming units during these periods and includes the closing of the Bagatelle unit in Las Vegas during 2013 as well as the proposed termination of the management agreement with The Palms Hotel in Las Vegas for the Heraea concept and the proposed termination of the lease with The Palms Hotel in Las Vegas for the Xishi concept. In addition, we closed the ONE concept in Atlantic City in 2012 and a kiosk in New York City which featured burgers and shakes in 2013.

Based on our strong momentum and brand appeal, we expect to continue to expand our operations domestically and internationally through a mix of company owned restaurant and managed units by continuing our disciplined and targeted site selection process and supplemented by the increasingly regular inbound inquiries we receive from office building, hotel and casino owners and landlords to develop and open new locations. We currently anticipate that our expansion plans will cost us approximately $4.0 million over the next 12 months, subject to revision if we enter into new agreements. There can be no assurance that we will be able to expand our operations at the rate we currently expect or at all.

Our principal office is located at 411 W. 14th Street, 2nd Floor, New York, New York 10014, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information on our website is not a part of this prospectus.

STK

STK is a steakhouse restaurant concept with locations in major metropolitan cities throughout the United States and in London. STK artfully blends two concepts into one — the modern steakhouse and a chic lounge, offering a high-energy, fine dining experience in a female-friendly setting with the quality of a traditional upscale steakhouse. Each STK location features a large and open restaurant and bar area with a DJ or DJ mix playing music throughout the restaurant so our customers can enjoy a high-energy, fun “destination” environment that encourages social interaction. We believe this concept truly differentiates us from other upscale steakhouses. Our menu provides a variety of portion sizes and signature options to appeal to a broad customer demographic. We currently operate six STK restaurants in major metropolitan cities such as Atlanta, Las Vegas, Los Angeles, New York and London, and we have two additional restaurants in Miami and Washington DC which are currently undergoing relocation and development, respectively. Our STK restaurants average approximately 10,000 square feet and we typically target locations that range in size from 8,000 to 10,000 square feet. In 2012, the average unit volume, check and beverage mix for STK restaurants open a full twelve months were $11.1 million, $113.00 and 42%, respectively.

Food & Beverage Hospitality Services Business

Our food and beverage hospitality services business provides the development, management and operations for upscale restaurants and turn-key food and beverage services at high-end boutique hotels and casinos. Through our developmental and operational expertise, we are able to provide comprehensive tailored food and beverage solutions to our hospitality clients. Our fee-based hospitality food and beverage solutions include developing, managing and operating restaurants, bars, rooftops, pools, banqueting, catering, private dining rooms, room service and mini bars on a contract basis. We currently have six F&B hospitality contracts with hotels and casinos throughout the United States and in London. Our F&B hospitality clients include global hospitality companies such as the Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and the Perry Hotel (owned by Starwood Capital). While the Perry Hotel paid us $5 million in 2012 for the option to terminate our food and beverage services agreement, it has not indicated its intent to actually terminate the agreement with us as it will trigger substantial additional payments to us if it does so ($1,401,000 if terminated between October 1, 2013 and December 31, 2013, $1,200,000 if terminated between January 1, 2014 and December 31, 2014, $798,000 if terminated between January 1, 2015 and December 31, 2015 and $399,600 if terminated between January 1, 2016 and December 31, 2016). Historically, our clients have provided the majority of the capital required for the development of the facilities we manage on their behalf. Our F&B hospitality contracts generate revenues for us through base management fees, calculated as a percentage of the operation’s revenues, and additional incentive fees based on the operation’s profitability. Our management fee income has increased from approximately $200,000 for the year ended December 31, 2010 to $3.7 million for the year ended December 31, 2012, $5.6 million for the nine month period ended September 30, 2013 and $6.9 million during the last twelve months ended September 30, 2013. Some of the operations we manage have an STK restaurant on the premises. We typically target F&B hospitality opportunities where we believe we can generate $500,000 to $750,000 of pre-tax income exclusive of any related STK revenues or profits. We expect our food and beverage hospitality services business to be an important driver of our growth and profitability going forward, enabling us to generate management fee income with minimal capital expenditures.

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Our Business Strengths

We believe the following are key strengths of our business and serve to differentiate us from our competitors:

STK is a Leading Brand with Global Appeal

STK, our flagship brand, has been recognized as one of the leading multi-unit steakhouse restaurants in the United States and we believe that it has achieved strong interest and appeal internationally. STKs are often cited as being among the most popular dining and social destinations in the cities in which they operate. For example, four of our six domestic STK locations were ranked in OpenTable’s list of 2013 Top 100 Hot Restaurants nationally.

STK restaurants are tastefully designed to create an intimate, fun dining experience. Each STK features an elevated dining room with an open seating format where theatrical lights illuminate each table. The STK atmosphere is enhanced by a bustling bar scene and a DJ or DJ mix playing music throughout the restaurant to create a vibrant environment where our customers are encouraged to come early and stay late. STK’s menu features the quality of a traditional upscale steakhouse plus signature and female-friendly offerings such as a varied selection of appetizers, small, medium and large cuts of steak, market fresh fish and a variety of other entrees and desserts.

We operate STK restaurants on both a standalone basis and in conjunction with our hospitality services contracts. STKs that were operating throughout the entire fiscal year ended December 31, 2012 had AUVs of $11.1 million. We believe our STK brand has strong appeal with owners and operators of commercial office buildings, hotels and casinos, and other local partners due to its brand recognition and the clientele it attracts. To date, our partners have been willing to provide significant up-front capital to bring STKs to their venues, which reduces our cost to open these restaurants and enhances our rates of return. We further believe that STK’s strong brand and operating metrics provide us with incremental F&B hospitality opportunities. Our operations at the ME Hotel in London best illustrate our ability to execute and benefit from this strategy. Those operations include (i) our first STK in London, (ii) our Italian lunch and dinner concept, Cucina Asellina, (iii) our Radio rooftop lounge, which provides a panoramic view of the London skyline, (iv) our Marconi lounge bar and (v) the food and beverage services for all of the hotel’s banquet and event rooms, guest rooms and mini-bars.

Ability to Develop Bespoke Food & Beverage Hospitality Solutions for Our Clients

Our significant F&B hospitality expertise enables us to develop food and beverage concepts that are tailored to complement the theme of our clients’ properties. Examples of complementary restaurant brands that we have created for our clients include Ristorante Asellina and Cucina Asellina, two Italian restaurant concepts that feature antipasti, pastas, pizzas and market fresh fish and meats in addition to Italian desserts. Ristorante Asellina is our Italian fine dining concept with similar prices to our STK restaurants while Cucina Asellina has more moderate pricing. In addition to restaurants, we also develop turn-key food and beverage services including bars, rooftops, pools, banqueting, catering, room service and mini bars for our high-profile clients. Our concepts and services are all designed to provide an energetic atmosphere and bustling bar scene that help create a vibrant environment for the entire venue. Our goal is to always provide a fun, high-energy social scene and a dining experience that cater to a broad demographic and encourages our customers to come early and stay late.

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Operational Expertise for Comprehensive Food & Beverage Hospitality Solutions

In addition to developing a full range of food and beverage solutions for our clients, we also have the in-house expertise and infrastructure to manage and operate these solutions on their behalf. We currently provide our operating services to several luxury hospitality venues in prime high volume, “destination” locations across the United States and in London. We believe our ability to both develop and effectively operate comprehensive food and beverage solutions for our clients distinguishes us from our competitors and allows clients to view us as a trusted partner to whom they can outsource all of their F&B operations. We further believe our suite of service offerings fosters ongoing relationships and brand loyalty with our clients.

Differentiated Customer Experience

The underlying theme behind all of our restaurants, lounges and services is providing customers with a fun and exciting upscale dining experience combining high quality food, including hand selected USDA graded midwestern beef, fresh seafood and naturally raised menu options, an upbeat atmosphere and attentive service. Our venues are designed as destination locations to encourage customer interaction. The dining experience we offer is enhanced by our commitment to providing a social atmosphere and our ability to attract customers for all occasions with private dining rooms as well as separate bar areas, which allow our customers to entertain and socialize before their meal, enjoy a fine dining experience during, and relax at our bar or lounge afterwards. The atmosphere we provide is enhanced by raised dining rooms, open seating formats and lively bar areas featuring a DJ or DJ played mix. Our differentiated entertainment and fine dining experience, coupled with the multiple ways our customers can utilize our venues through our attractive bar space, private dining options, rooftops and lounges, is designed to drive repeat business, a strong beverage mix and a high average check.

Capital Efficient Model Drives Returns

The recognition of our brands and our ability to operate them successfully has historically afforded us development capital from our landlords and partners, which has enabled us to grow our restaurant business with limited direct capital investment. This capital efficient model has allowed us to achieve positive returns for the restaurants we own and are still operating. Although we have incurred net losses for fiscal year 2012 and the nine months ended September 30, 2013, we have generated income from continuing operations during such periods and our losses have related to our discontinued operations. In addition, our hospitality F&B services projects typically require limited capital investment from us and generate significant fee-based revenue, while also allowing us to develop new concepts with little direct capital outlay.

Highly Experienced Management Team

Our executive team averages over 29 years of experience in the hospitality industry. Jonathan Segal, our Founder and Chief Executive Officer, has a 36 year record of building and operating successful businesses. Previously he was the Managing Director of the Modern Group, a diverse hospitality company, Co-Founder of the International Travel Group, and Co-Creator of WorldPay, the world’s first internet payment company. Samuel Goldfinger, our Chief Financial Officer, has 23 years of experience in the restaurant and hospitality industry and was previously Chief Financial Officer of The Smith & Wollensky Restaurant Group, Inc. (formerly a NASDAQ listed company).

Our Growth Strategy

We believe our existing restaurant concepts and F&B hospitality services have significant room to grow and that our presence, brand recognition and operating performance from our continuing operations provide us with the ability to launch these concepts further into the domestic and international markets. We have established our operational infrastructure in both the United States and Europe which will allow us to pursue opportunities globally. We have also built a pipeline of new STK and F&B hospitality projects. In the near term, we are focused on expanding our footprint in North America and Europe with medium to long-term expansion opportunities in Asia and the Middle East. We believe continued international expansion is a significant opportunity for us based upon the success of our ME Hotel operations, which includes STK London.

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Expansion of STK

We have identified over 50 additional major metropolitan markets globally where we could grow our STK brand. We expect to open two to three STKs annually in the next three years, and to target approximately 25% annual unit growth thereafter. We currently have a pipeline of planned new openings with term sheets signed or being negotiated for several locations across North America, including high traffic tourist destination locations. We believe that the completion of the Merger will enable us to opportunistically invest more of our own capital for projects where we anticipate positive economic returns.

Expansion Through New Food & Beverage Hospitality Projects

We believe we are well positioned to leverage the strength of our brands and the relationships we have developed with global hospitality providers to drive the continued growth of our food and beverage hospitality projects, which we expect will provide fee income with minimal capital expenditures. Based on the success of our existing operations in venues such as the Gansevoort Hotel in the United States and the ME Hotel in London, we continue to receive significant inbound inquiries for us to provide these services in new hospitality venues globally. Furthermore, we continue to work closely with existing hospitality clients to identify and develop additional opportunities in their venues. Going forward, we will target at least one new F&B hospitality project every 12 to 18 months. Our diversified portfolio of differentiated, high-energy food and beverage hospitality solutions provides landlords and owners a choice of having one or several of our concepts and/or services in their venues.

Increase Our Operating Efficiency

In addition to expanding into new operations, we intend to increase revenue and profits in our existing operations, and we believe that, following the Merger, we have more capital and resources available to allocate towards operational initiatives. We expect to grow same store sales by approximately 1% annually as a result of our renewed focus on this aspect of our growth plan. We also expect operating margin improvements as our restaurants and services mature. Furthermore, as our footprint continues to increase in scale, we expect to benefit by leveraging system-wide operating efficiencies and best practices.

Restaurant Industry Overview

We operate in a competitive industry that is affected by changes in consumer eating habits and dietary preferences, population trends and traffic patterns, and local and national economic conditions. Restaurant spending is highly discretionary. Key competitive factors in the industry include the taste, quality and price of the food products offered, quality and speed of customer service, brand name identification, attractiveness of facilities, restaurant location and overall dining experience.

According to Technomic, Inc., a research and consulting firm serving the food and foodservice industries, U.S. restaurant industry sales in 2012 were $434.9 billion, representing an increase of 5.2% over 2011 sales of $413.5 billion. Total restaurant sales were projected to grow to $450 billion in 2013, a 3.6% year-over-year increase. Furthermore, the restaurant industry’s unit total increased for the first time since the start of the recession, growing 2.0% from 508,399 in 2011 to 518,533 in 2012.

We compete in the full-service segment of the restaurant industry, which according to Technomic is defined as establishments with a relatively broad menu along with table and/or booth service and a wait staff. Within the full-service segment, we primarily operate under the fine-dining and full-service steak (“FSR Steak”) sub-segments, which generated $2.7 billion and $15.8 billion in 2012 sales, respectively. At the conclusion of 2012, the fine-dining and FSR Steak sub-segments had 530 and 8,203 units, respectively. In 2012, fine-dining and FSR Steak sales increased 4.0% and 7.0%, respectively, and fine-dining and FSR Steak unit counts increased by 1.3% and 1.0%, respectively. As a whole, both sub-segments outperformed sales and unit growth of full-service restaurants within the Top 500 restaurant chains (as ranked by U.S. system-wide sales), which increased 2.9% and 0.7% in 2012, respectively.

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Hospitality Industry Overview

To the extent that we plan to co-locate our venues in hotels, resorts, casinos and similar venues, we are subject to competitive factors affecting the hospitality, lodging and gaming industries generally. The hospitality industry is a major component of the U.S. travel industry, which according to the World Travel & Tourism Council represented $438.6 billion in 2012, or 2.8% of total U.S. GDP. The general health of the hospitality industry is affected by the overall performance of the U.S. economy. According to the U.S. Department of Commerce, despite a sharp fall in government spending in 2012, the United States experienced a 2.2% increase in real GDP. Similarly, real GDP increased at an annual rate of 2.5% in the first quarter of 2013 and positive contributions from personal consumption expenditures continued to drive economic growth in 2013.

The lodging industry is the largest sub-segment of the U.S. hospitality industry. According to the American Hotel & Lodging Association, in 2011, the lodging industry generated $21.6 billion in pretax income, a 20% year-over-year increase. Total industry revenue increased to $137.5 billion from $127.7 billion in 2010, representing the largest percentage change in the last ten years. In 2011, the U.S. lodging industry consisted of approximately 54,214 properties, which represented approximately 4.9 million guest rooms. Growth in demand in the lodging industry is driven by two main factors: (i) the general health of the travel and tourism industry and (ii) the propensity for corporate spending on business travel.

Performance of the lodging industry is primarily measured by three key metrics: average daily rate (“ADR”), average occupancy rate (“AOR”) and revenue per available room (“RevPAR”), which is the product of ADR and AOR. The lodging industry has experienced positive momentum across all three of these metrics recently. According to Smith Travel Research, for the first quarter of 2013, as compared to the year-over-year period, the industry's occupancy rate increased from 56.8% to 57.7%, ADR rose 4.6% from $103.54 to $108.31, and RevPAR increased by 6.3% from $58.78 to $62.47. Furthermore, the U.S. luxury hotel segment, the segment in which we operate, has outpaced growth of the industry as a whole. In 2012 RevPAR for the U.S. luxury hotel segment increased 7.8% as compared to the total U.S. hotel segment of 6.8% during the same period.

Site Selection and Development

We believe that the locations of our restaurants are critical to our long-term success, and we devote significant time and resources to analyzing each prospective site. We intend to continue our focus on (i) major metropolitan areas with demographic and discretionary spending profiles that favor our high-end concepts and (ii) partners with excellent track records and brand recognition. We also consider factors such as traffic patterns, proximity to shopping areas and office buildings, hotels and convention centers, area restaurant competition, accessibility and visibility. Our ability to open new restaurants depends upon, among other things, finding quality locations, reaching acceptable agreements regarding the lease of locations, raising or having available adequate capital for construction and opening costs, timely hiring, training and retaining the skilled management and other employees necessary to meet staffing needs, obtaining, for an acceptable cost, required permits and approvals and efficiently managing the amount of time and expense to build out and open each new restaurant.

Properties

We do not own any properties. Each of our locations operates in premises leased by its operating subsidiary or function pursuant to a management agreement with one of our hospitality partners.

Each of our locations, and the term of their respective lease or management agreement is as follows:

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Location	Address of Location	Ownership	Management Agreement (M) or Lease (L)	Approximate Expiration of Management Agreement or Lease
STK Downtown	Meatpacking District, New York City	61.22%	L	Up to 4/30/2026
STK Las Vegas	The Cosmopolitan, Las Vegas, NV	0.00%(1)	M	Up to 1/28/2030
STK LA	West Hollywood, LA	77.00%	L	1/31/2017
STK Miami	The Perry South Beach Hotel,* Miami Beach, FL	100.00%	L	10/31/2032
STK Atlanta	Midtown, Atlanta, GA	100.00%	L	9/1/2020
STK DC	Dupont Circle, DC	93.50%	L	16.5 years from delivery of premises
STK London	ME London – The Strand, London, England	0.00%(1)	M	Up to 9/3/2032
STK Midtown	Midtown, New York City	100.00%	L	8/23/2031
Ristorante Asellina	Gansevoort Park Avenue – Midtown, New York City	10.00%	L	Up to 4/29/2025
Cucina Asellina	Midtown, Atlanta, GA	100.00%	L	9/1/2020
Cucina Asellina	ME London – The Strand, London, England	0.00%(1)	M	Up to 9/3/2032
Heliot	Hippodrome Casino – Leicester Square, London, England	0.00%(1)	M	7/13/2022
Tenjune (Lounge)	Meatpacking District, New York City	37.30%(2)	L	Up to 4/30/2026
Gansevoort Park Rooftop (Lounge)	Gansevoort Park Avenue – Midtown, New York City	10.00%	M	Up to 4/29/2025
Radio Rooftop Bar (Lounge)	ME London – The Strand, London, England	0.00%(1)	M	Up to 9/3/2032
Rooftop at the Perry (Lounge)	The Perry South Beach Hotel,* Miami Beach, FL	100.00%	M	10/31/2032
Marconi	ME London – The Strand, London, England	0.00%(1)	M	9/3/2032
Bagatelle New York	Meatpacking District, New York City	51.13%(2)	L	11/30/2016
Bagatelle LA	West Hollywood, Los Angeles, CA	43.32%(2)	L	11/31/2017

*The Perry Hotel is currently under construction and is being rebranded as “1 Hotel South Beach.”

(1)	We own 100% of the entities which hold the management agreements for these operations, but have no direct ownership interest in these properties.
(2)	This represents our effective ownership interest. Such ownership interest is held in one or more entities.

In addition to the locations above, we lease approximately 2,100 square feet at 411 West 14th Street, New York, New York for our corporate headquarters and approximately 1,000 square feet for our Las Vegas and 500 square feet for our London offices.

Operations and Management

Our Senior Vice President of Operations is responsible for overseeing the operational results of all of our locations. Our locations are organized into different regions, each serviced by a Director of Operations that reports directly to our Senior Vice President of Operations. Each location is managed by a General Manager that reports to his or her regional Director of Operations. The General Manager of each location has primary accountability for ensuring compliance with our operating standards and for overseeing all of the location’s full and part time employees. The General Managers are assisted in the day-to-day operations of the restaurant by a Floor Manager who is directly responsible for the supervision of the bar, host, server, runner and busser personnel. The Executive Chef supervises and coordinates all back-of-the-house operations, including ensuring that our quality standards are being met and maintaining a safe, efficient and productive work environment.

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Sourcing and Supply Chain

We seek to ensure consistent quality of the food and beverages served in our properties through the coordination and cooperation of our purchasing and culinary departments. All product specifications are established on a national basis by the Corporate Chef and Purchasing Director. These specifications are disseminated to all locations through recipe books for all dishes served in our properties.

We maintain consistent company-wide quality and pricing standards and procedures for all top volume purchases in our restaurants. Suppliers are selected and pricing is negotiated on a national level. We test new suppliers on a regional basis for an extended period prior to utilizing them on a national basis. We periodically review supplier consistency and satisfaction with our location chefs and continually research and evaluate products and supplies to ensure the meat, seafood and other menu ingredients that we purchase comply with our quality specifications. We have also utilized purchasing software in some of our locations that facilitates a true bidding process on a line by line basis of all local purchases that are made. In markets where we have not instituted this software, we are requiring local chefs to seek bids from multiple suppliers on all purchases to ensure competitive pricing. We believe we have strong relationships with national and regional foodservice distributors who can continue to supply us with our products on a consistent basis. Products are shipped directly to the restaurants from our suppliers.

Our Corporate Beverage program creates significant guidelines for products carried in all properties. Beverage managers at each location are provided with national guidelines for standardized products. We utilize a third party company to conduct weekly inventory and cost reviews to maximize our profitability at each location.

On a company-wide basis, no supplier of food accounts for more than 30% of our purchases and no brand of alcohol accounts for more than 25% of such purchases. We believe that our food and beverage supplies are available from a significant number of alternate suppliers and that the loss of any one or a few suppliers would not have a material adverse effect on our costs of supplies.

Advertising and Marketing

The goals of our marketing efforts are to strengthen brand recognition in current operating markets and to create brand awareness in new markets prior to opening a new location in such market. We use digital media channels, targeted local media such as magazines, billboards and other out of home advertising, and a strong internal public relations team to increase the frequency with which our existing customers visit our facilities and to attract new customers. We conduct frequent promotional programs tailored to the city, brand and clientele of each location. The primary focus of our marketing is to increase awareness of our brand and our overall reputation for quality, service and delivering a high-energy experience. For example, our “Not Your Daddy’s Steakhouse” branding campaign for STK is integrated into marketing communications including digital, radio, print and outdoor advertisement. Additional marketing functions include the use of our website, www.togrp.com, to facilitate online reservations and gift card sales to drive revenue.

Competition

Due to the nature of our business, we experience competition from a variety of sources such as leading high-end restaurants such as Del Frisco’s, Mastro’s, The Capital Grille, Nobu and She as well as other high-end hospitality services companies such as the Gerber Group or Esquared Hospitality. In addition, to the extent that we operate lounges and similar venues in hotels and resorts we are subject to our host venues being able to compete effectively in attracting customers who would frequent our establishments.

Seasonality

Our business also is subject to fluctuations due to season and adverse weather. Our results of operations have historically been impacted by seasonality. Our second and fourth quarters have traditionally had higher sales volume than other periods of the year. Severe weather may impact restaurant unit volumes in some of the markets where we operate and may have a greater impact should they occur during our higher volume months, especially the second and fourth quarters. As a result of these and other factors, our financial results for any given quarter may not be indicative of the results that may be achieved for a full fiscal year.

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Intellectual Property

We depend on registered trademarks and service marks to maintain the identity of our locations. We currently own or have the exclusive rights to the marks in the areas in which we operate the applicable locations:

STK

Cucina Asellina

The unauthorized use or other misappropriation of our intellectual property could have a material adverse effect on our ability to continue our business. See “Risk Factors.”

Employees

We currently employ 42 persons in our corporate office and an aggregate of 102 full-time salaried employees at our locations. In addition, we rely on hourly-wage employees for kitchen staff, servers, bussers, runners, polishers, hosts, bartenders, barbacks, reservationists, administrative support, and interns. Average head count for employees in our restaurants is 80 and in our lounges and similar venues, average head count is 40. Combining full-time and part-time employees, we manage over 1,800 persons worldwide.

Government Regulation

We are subject to extensive federal, state and local government regulation in the operation of our locations. Our ability to maintain and expand our business is subject to our ability to continue to comply with those regulations in all geographic areas in which we operate. To the extent we become subject to changes in existing regulations or the enactment of new regulations our business may be subject to additional costs or restrictions. For more information on the impact of government regulations on our business, see “Risk Factors”.

Legal Proceedings

We are subject to claims common to the restaurant and hospitality industry in the ordinary course of our business. We carry liability insurance of types and in amounts that we believe are commensurate with the nature and extent of our operations. In addition, companies in the restaurant and hospitality business have been subject to class action lawsuits, primarily regarding compliance with labor laws and regulations. If our business were to be named in a class action lawsuit, we would be subject to additional costs or restrictions and may suffer a loss to our reputation. For more information on the impact of legal proceedings on our business, see “Risk Factors”.

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MANAGEMENT

The following table sets forth the name and positions of each of our directors and executive officers as of February 10, 2014:

Name	Age	Positions
Jonathan Segal	53	Chief Executive Officer, Director
Samuel Goldfinger	44	Chief Financial Officer, Secretary
John Inserra(2)	48	Chief Operating Officer
Michael Serruya(1)	49	Non-Executive Chairman, Director
Gerald W. Deitchle(1)	62	Director
Richard E. Perlman(1)	67	Director
Nicholas Giannuzzi	46	Director

(1) Member of our audit committee

(2) Mr. Inserra’s employment as Chief Operating Officer became effective on February 3, 2014.

Jonathan Segal – CEO, President and Director

Jonathan Segal, age 53, brings over 35 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal has served as CEO of One Group since he co-founded it in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as Modern Hotels in Jersey, Channel Islands, U.K., the largest leisure company in the Channel Islands and a stockholder of One Group. He eventually became the managing director of the group’s hotel division. Mr. Segal has overseen the development of upwards of 50 venues globally, including the 19 venues currently owned, operated or managed by One Group. In June 2013, Jonathan won an Ernst & Young Entrepreneur of the Year 2013 New York award and is a finalist for the national award in November 2013. Mr. Segal began serving as a Class III member of our board of directors beginning on October 16, 2013.

•	Director Qualifications: We believe Mr. Segal’s qualifications to serve on the board of directors include his role as founder and Chief Executive Officer of One Group, his extensive knowledge and experience in the restaurant industry and his leadership, strategic guidance and operational vision.

Sam Goldfinger – CFO

Samuel Goldfinger, age 44, has served as Chief Financial Officer of One Group since April 2011, having previously served as a consultant to One Group from April 2010 to April 2011. Prior to joining the Company, from November 2009 to April 2011, Mr. Goldfinger was a co-founder and operating partner of Next Course Financial Group, LLC, a company which provides financial and business development services to development stage companies, primarily in the hospitality industry. From August 2007 until December 2008, Mr. Goldfinger was the chief financial officer and an operating partner of Fourth Wall Restaurants, LLC, a company that manages upscale restaurants located in New York City, including the original Smith & Wollensky, Maloney & Porcelli, Quality Meats, Park Avenue and The Post House. From 1997 to 2007, Mr. Goldfinger was the chief financial officer, secretary and treasurer of Smith & Wollensky Restaurant Group, Inc., a publicly traded company listed on NASDAQ until it was taken private in 2007, where he was responsible for overseeing the company’s finance, information technology, human resource, purchasing, project development and public company reporting functions. At its peak, the company operated 16 restaurants throughout the country, with system-wide sales in excess of $160 million. In 2007, Mr. Goldfinger managed the entire process for the sale of Smith & Wollensky Restaurant Group, Inc. to an outside investor group.  From 1990 to 1997, Sam was a practicing CPA working at the public accounting firm Goldstein Golub Kessler & Co. where he became a senior manager in the audit department with a focus on the hospitality industry. Mr. Goldfinger received his Bachelor of Science degree in accounting from the State University of New York – Binghamton in 1990.

John Inserra - COO

John Inserra, age 48, has served as Chief Operating Officer since February 3, 2014. Prior to joining One Group, Mr. Inserra served as Executive Vice President, Restaurant Operations, Concepts and Development for Kimpton Hotels and Restaurant Group since 2012. He also served as Senior Vice President, Restaurant Operations from 2008 to 2012, Vice President Operations, East Coast from 2006 to 2008 and Director of Operations from 2002 to 2006 for Kimpton Hotels and Restaurant Group. Prior to his employment with Kimpton, Mr. Inserra was the President, Owner and Operator of Finbar Restaurants, Inc. from 1995 to 2002. Mr. Inserra also served as Director of Restaurant Operations of the Rosenthal Group, Inc. from 1994 to 1995 and prior to that time served in multiple roles at The Ritz Carlton Hotel Company, LLC from 1987 to 1994, including Director of Food and Beverage for The Ritz-Carlton Hotels in San Francisco, California and Mauna Lani and Kapalua, Hawaii. Mr. Inserra also serves as a member of the board of directors for the Chicago Coalition for the Homeless. Mr. Inserra holds a bachelor’s degree in hotel administration with a minor in accounting from Cornell University.

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Michael Serruya – Non-Executive Chairman and Director

Michael Serruya, age 49, has served as Non-Executive Chairman and a Class I member of our board of directors since October 27, 2013. Mr. Serruya is co-founder, past Chairman, President, Chief Executive Officer and director of CoolBrands. Mr. Serruya served as Co-President and Co-Chief Executive Officer of CoolBrands from 1994 to 2000, as Co-Chairman of CoolBrands in 2005, as President and Chief Executive Officer of CoolBrands from 2006 until its merger with Swisher Hygiene in November 2010. Mr. Serruya served as a director of CoolBrands since 1994 until the merger with Swisher Hygiene in November 2010. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc. He is also director of Jamba, Inc. (parent company of Jamba Juice Company) and a director and member of the Audit Committee of Response Genetics, Inc. Mr. Serruya is currently Chairman and Co-Chief Executive Officer of Kahala Corp.

•	Director Qualifications: We believe Mr. Serruya’s qualifications to serve on the board of directors include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and as a board member of several public companies, gives him a breadth of knowledge and valuable understanding of our business.

Gerald W. Deitchle – Director

Gerald (“Jerry”) W. Deitchle, age 62, has served as a Class II member of our board of directors since October 27, 2013. Mr. Deitchle has been a member of the board of directors of BJ’s Restaurants, Inc. since 2004 and has served as Chairman of the Board since June 2008. BJ’s Restaurants, Inc. is a publicly held company that as of September 2013, operates 139 casual dining restaurants in 15 states. He served as its President from February 2005 until December 2012 and as Chief Executive Officer from February 2005 until his retirement in February 2013. From April 2004 to January 2005, Mr. Deitchle served as President, Chief Operating Officer and a director of Fired Up, Inc., a privately held company that owns, operates and franchises the Johnny Carino’s Italian restaurant concept. From 1995 to 2004, he was a member of the executive management team at The Cheesecake Factory Incorporated, a publicly held operator of upscale casual dining restaurants, with his last position being corporate President. From 1984 to 1995, he was employed by the parent company of Long John Silver’s Restaurants, Inc., with his last position being Executive Vice President. Mr. Deitchle currently serves as a consultant to us and as a part-time advisor to privately held restaurant and retail businesses.

•	Director Qualifications: With over 30 years of executive and financial management experience with large, national restaurant and retail companies, both privately-held and publicly-held, we believe Mr. Deitchle has the experience necessary to help guide the development of our strategic positioning and expansion plans.

Richard E. Perlman – Director

Mr. Perlman, age 67, has served as a Class I member of our board of directors since October 27, 2013. Mr. Perlman has been Executive Chairman of the Board of ExamWorks, Inc. since August 12, 2010. Previously, Mr. Perlman served as Co-Chairman of the Board, Co-Chief Executive Officer and a director of ExamWorks from July 2008 to August 2010. Mr. Perlman is also the President of Compass Partners, L.L.C. (“Compass Partners”), a merchant banking and financial advisory firm he founded in 1995 that specializes in middle market companies and corporate restructuring. Mr. Perlman served as Chairman and Director of TurboChef Technologies, Inc., a commercial food equipment manufacturer, from October 2003 until January 2009, when TurboChef was acquired by The Middleby Corporation. Mr. Perlman was the Chairman of PracticeWorks, Inc., a dental software company, from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as Chairman and Treasurer of AMICAS, Inc. (formerly VitalWorks Inc.), a software company specializing in healthcare practice management, from January 1998 and as a Director from March 1997 until the completion of the spin-off of PracticeWorks, Inc. in March 2001. Prior to this time, Mr. Perlman was involved in the acquisition and operation of several private companies in the home furnishings, automobile replacement parts and real estate industries where he was a principal and Chief Executive Officer. Mr. Perlman is on the Advisory Board of The Wharton School Entrepreneurship Program as well as the sponsor of The Perlman Grand Prize for the winner of The Annual Wharton School Business Plan Contest. Mr. Perlman is also a Trustee of the James Beard Foundation. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from Columbia University Graduate School of Business.

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•	Director Qualifications: We believe Mr. Perlman’s qualifications to serve on our Board include his expertise in business and corporate strategy, his prior experience serving in director and senior management roles at public companies, his knowledge regarding the Company and its industry and his experience as a merchant banker and financial advisor.

Nicholas L. Giannuzzi – Director

Mr. Giannuzzi, age 46, has served as a Class II member of our board of directors since October 16, 2013. Since January 2011, Mr. Giannuzzi has served as Managing Partner of The Giannuzzi Group LLP, a premier boutique law firm specializing in the representation of fast-growing, independent companies in the hospitality, food and beverage industries.  Prior to forming The Giannuzzi Group, Mr. Giannuzzi was a partner at Donovan & Giannuzzi from 1996 through 2010 and an associate at Winthrop, Stimson, Putnam and Roberts from 1992 to 1996.  Mr. Giannuzzi received a B.A. from Harvard University in 1989 and a J.D from New York University School of Law in 1992.

Mr. Giannuzzi served as outside general counsel to Glaceau, the owner of the Vitaminwater and Smartwater brands from the formation of the company until the sale of the company in 2007 to Coca-Cola for over $4 billion.  He also served in the same capacity on behalf of Town Sports International, the parent company of New York Sports Clubs from 1997 to 2010, providing legal assistance and guidance to the company in connection with its growth from 6 health clubs to approximately 160.  More recently, Mr. Giannuzzi served as outside legal counsel and a board member of Nurture Inc., d/b/a Happy Family, a leading organic baby food company until June 2013 when he oversaw the sale of the company to Group Danone.  The Giannuzzi Group currently represents over 100 high-growth food and beverage companies located throughout the United States. Mr. Giannuzzi, on behalf of his clients, has recently completed sale and financing transactions with Pepsi, General Mills, Bacardi, Hain Celestial, Group Danone, and other multi-national strategic companies.

•	Director Qualifications: We believe Mr. Giannuzzi’s qualifications to serve on our Board include his a long-standing familiarity with our business and its strategic challenges, his prior experience serving in director roles at private companies, and his substantial and varied experience providing legal and strategic advisory services to complex organizations, including those in hospitality and consumer brands.

Corporate Governance and Board Structure

Our board of directors consists of five members.

In accordance with the amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the board of directors. Vacancies on the board of directors can be filled by resolution of the board of directors. Our principles of corporate governance give the board of directors the authority to choose whether the roles of Non-Executive Chairman of the board of directors and Chief Executive Officer are held by one person or two people. Our principles also give the board of directors the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Non-Executive Chairman of the board of directors of the Company. We believe that our current leadership structure is optimal for the Company at this time.

Our board of directors has three independent members and two non-independent members, one of which serves as our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our board of directors, along with the independent oversight of the board of directors by the Non-Executive Chairman, benefits our company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

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Messrs. Serruya and Perlman are the Class I directors and their terms will expire at the first annual meeting of stockholders of the Company. Messrs. Giannuzzi and Deitchle are the Class II directors and their terms will expire at the second annual meeting of stockholders of the Company. Mr. Segal is the Class III director and his term will expire at the third annual meeting of stockholders of the Company. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board Involvement in Risk Oversight

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the board of directors in reviewing our business strategy is an integral aspect of the board of directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full board of directors has overall responsibility for risk oversight, the board of directors may elect to delegate oversight responsibility related to certain risks committees, which in turn would then report on the matters discussed at the committee level to the full board of directors. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.

Director Independence

The Company has determined that Michael Serruya, Gerald W. Deitchle and Richard E. Perlman are “independent” under the independence standards of The NASDAQ Stock Market, or NASDAQ, and applicable SEC rules.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option Awards(7)	All Other Compensation	Total
Jonathan Segal (3)	2013	$450,000	(1)	$0	$1,778,460	$0	$2,222,460
Chief Executive Officer	2012	$450,000	(2)	$0	$0	$0	$450,000

Samuel Goldfinger (4)	2013	$293,460	(5)	$300,000(6)	$889,230	$0	$1,482,690
Chief Financial Officer	2012	$293,460	(2)	$0	$0	$0	$293,460

Michael Rapp (8)	2013	-		-	-	-	-
Former Chairman and President	2012	-		-	-	-	-

(1)	$363,462 was paid in fiscal 2013 by One Group prior to the Merger.

(2)	All compensation information for fiscal 2012 reflects compensation paid by One Group.

(3)	Mr. Segal was appointed CEO of the Company on October 16, 2013.

(4)	Mr. Goldfinger was appointed CFO of the Company on October 16, 2013.

(5)	$237,025 was paid in fiscal 2013 by One Group prior to the Merger.

(6)	Amount reflects (i) a special one-time deal bonus of $50,000, paid following the closing of the Merger and (ii) a one-time sign-on bonus of $250,000 paid in connection with the Merger.

(7)	The amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The grant date fair value of the performance-based options is determined based on the probable outcome of such performance conditions as of the grant date. The grant date fair value of the performance-based options assuming the maximum potential value is achieved is $1,778,461 for Mr. Segal and $889,230 for Mr. Goldfinger. We estimated the fair value of stock options granted in the periods presented using a Black-Scholes option pricing model utilizing the following assumptions: (1) expected volatility: 32%, (ii) expected term of option: 6.5 years, (iii) risk-free interest rate: 1.41%, (iv) expected dividend yield: 0%, and (v) weighted average grant date fair value: $1.74.

(8)	Resigned as of October 16, 2013.

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Employment Agreements with Executive Officers

Chief Executive Officer

Jonathan Segal currently serves as our Chief Executive Officer pursuant to an employment agreement dated October 16, 2013. The agreement provides for a term of four (4) years with the term automatically extending for additional one year periods unless either party provides ninety (90) days written notice prior to the commencement of the renewal term. Mr. Segal will initially receive an annual base salary of $450,000, which shall increase to $575,000 on January 1, 2015 assuming no changes in Mr. Segal’s role and responsibilities and subject to review by the board of directors, or the Compensation Committee of the board of directors, and thereafter he shall receive such increases (but no decreases) in his base salary as the board of directors or Compensation Committee of the board of directors may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive a bonus for each calendar year during the term of the agreement in an amount targeted at seventy five percent (75%) of Mr. Segal’s then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the board of directors. Mr. Segal shall be eligible to receive a bonus in excess of the targeted bonus if Company performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance at least equals a minimum threshold, each as approved by the board of directors in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives a bonus and the amount of any such bonus, will be determined by the board of directors in its sole and absolute discretion, except that any portion of the bonus that the board of directors determines to be based on the targeted goals will be considered non-discretionary and payable based on achievement of such goals. On the effective date of the Merger, Mr. Segal was granted stock options to purchase 1,022,104 shares of Common Stock at an exercise price of $5.00 per share, such amount being the fair market value at the time of grant. Of this amount, options to purchase 228,088 shares shall be subject to pro rata forfeiture to the extent that the Company’s publicly traded warrants (the “Warrants”) are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited. The options are subject to and governed by the terms of the 2013 Plan and a stock option agreement, which stock option agreement provides that (i) 50% of the options shall vest ratably over the first 5 anniversaries of the effective date of the employment agreement and remain exercisable for one year following termination of employment (the “Time-Based Options”) and (ii) 50% of the options shall vest upon the achievement of certain targeted annual milestones over a five year period commencing with the 2014 fiscal year (“Milestones”) determined by the board of directors (“Milestones Options”). In the event that the Company elects from time to time during the term of employment to award to all of its senior management and executives options to purchase shares of the Company’s stock pursuant to any stock option plan or similar program, Mr. Segal is entitled to participate in any such stock option plan or similar program on a basis consistent with the participation of other senior management and executives of the Company. Mr. Segal will also be provided with a car and driver allowance under his agreement.

Chief Financial Officer

Samuel Goldfinger currently serves as our Chief Financial Officer pursuant to an employment agreement dated October 16, 2013. The agreement provides for a term of two (2) years with the term automatically extending for additional one year periods unless either party provides ninety (90) days written notice prior to the commencement of the renewal term. Mr. Goldfinger receives an initial annual base salary of $300,000 which will be increased to $350,000 effective January 1, 2015 assuming no changes in Mr. Goldfinger’s role and responsibilities and subject to review by the board of directors, or the Compensation Committee of the board of directors, and may be increased (but not decreased) as the board of directors or Compensation Committee of the board of directors may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Goldfinger is eligible to receive an annual bonus in an amount targeted at fifty percent (50%) of Mr. Goldfinger’s then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the board of directors. Mr. Goldfinger shall be eligible to receive a bonus in excess of the targeted bonus if Company performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance at least equals a minimum threshold, each as approved by the board of directors in consultation with Mr. Goldfinger at the time the annual performance goals are established. Whether Mr. Goldfinger receives a bonus and the amount of any such bonus, will be determined by the board of directors in its sole and absolute discretion, except that any portion of the bonus that the board of directors determines to be based on the targeted goals will be considered non-discretionary and payable based on achievement of such goals. In addition, Mr. Goldfinger received a one-time deal bonus in the amount of $50,000 in cash in the form of a lump sum within seven days following the effective date of the Merger. Mr. Goldfinger also received a one-time sign on bonus in the amount of $250,000 in connection with the Merger. On the effective date of the Merger, Mr. Goldfinger was granted stock options to purchase 511,052 shares of Common Stock at an exercise price of $5.00 per share, such amount being the fair market value at the time of grant. Of this amount, options to purchase 114,044 shares shall be subject to pro rata forfeiture to the extent that the Company’s publicly traded warrants (the “Warrants”) are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited. The options are subject to and governed by the terms of the 2013 Plan and a stock option agreement, which stock option agreement provides that (i) 50% of the options shall vest ratably over the first 5 anniversaries of the effective date of the employment agreement and remain exercisable for one year following termination of employment (the “Time-Based Options”) and (ii) 50% of the options shall vest upon the achievement of certain targeted annual milestones over a five year period commencing with the 2014 fiscal year (“Milestones”) determined by the board of directors (“Milestones Options”). In the event that the Company elects from time to time during the term of employment to award to all of its senior management and executives options to purchase shares of the Company’s stock pursuant to any stock option plan or similar program, Mr. Goldfinger is entitled to participate in any such stock option plan or similar program on a basis consistent with the participation of other senior management and executives of the Company.

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Under the employment agreements, Mr. Segal is prohibited for the longer of (i) the 4-year anniversary of the effective date of the Merger, and (ii) the 2-year anniversary of the date his employment terminates for any reason and Mr. Goldfinger is prohibited for 12 months after termination for any reason from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, and (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph shall have the respective meanings as defined in the agreement.

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by the Company by reason of the disability of the employee; (iii) a termination by the Company with or without cause; (iv) a termination by the employee with or without good reason; (v) a termination of the agreement by reasons of a change of control of the Company; and (vi) expiration of the agreement.

Set forth below is a description of the potential payments we will need to make upon termination of Messrs. Segal’s or Goldfinger’s employment as provided in their employment agreements.

Termination by us for Cause or by Executive Without Good Reason

If the executive’s employment is terminated by the Company for cause (as defined in the agreement), or by the executive without good reason (as defined in the agreement), we must pay him any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan and any unpaid expense reimbursement accrued through the date of termination (the “Accrued Obligations”).

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Termination by us for Without Cause or by Executive for Good Reason

If the executive’s employment is terminated (i) by us without cause or (ii) by the executive for good reason (as defined in the agreement), then we must pay the executive (1) the Accrued Obligations earned through the date of termination, (2) an amount of his base salary equal to (i) his current base salary in the case of Mr. Segal over a 24 month period or (ii) his current base salary in the case of Mr. Goldfinger over a 12 month period , such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions, (3) a pro rata portion of the Bonus for the year in which the termination occurs, based on year-to-date performance as determined by the board of directors in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such Bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the “COBRA” premium for as long as the executive and, if applicable, the executive’s dependents are eligible for COBRA, subject to a maximum of 18 months in the case of Mr. Segal and 12 months in the case of Mr. Goldfinger. Payments under item (2) – (4) above are sometimes referred to in this section as “Severance.” All unvested Time-Based Options held by the executive will immediately vest in full following termination. The Severance and acceleration of any unvested Time-Based Options is expressly conditioned on the executive’s executing and delivering to the Company of a mutual release of claims.

In the agreement, the term “cause” is defined generally as follows: (i) commits a material breach of any material term of the Agreement or any material Company policy or procedure of which the executive had prior knowledge; provided that if such breach is curable in not longer than 45 days (as determined by the board of directors in its reasonable discretion), the Company shall not have the right to terminate the executive’s employment for cause pursuant hereto unless the executive, having received written notice of the breach from Company specifically citing this breach), fails to cure the breach within a reasonable time; (ii) is convicted of, or pleads guilty or nolo contendere to, a felony (other than a traffic-related felony) or any other crime involving dishonesty or moral turpitude; (iii) willfully engages in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iv) engages in fraud, misappropriation, dishonesty (or in the case of Mr. Goldfinger, “material dishonesty”) or embezzlement in connection with the business, operations or affairs of Company (including without limitation any business done with clients or vendors); or (v) fails to cure, within 45 days after receiving written notice from Company specifically citing the breach, any material injury to the economic or ethical welfare of Company caused by executive’s gross malfeasance, misfeasance, repeated misconduct or repeated inattention to the executive’s duties and responsibilities under the Agreement provided that, in the case of Mr. Segal only, his cessation of employment shall not be deemed to be for “Cause” unless and until there shall have been delivered to the executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the board of directors (not including the executive) at an in person meeting of the board of directors called and held for such purpose (after reasonable notice is provided to the executive and the executive is given an opportunity, together with counsel, to be heard before the board of directors), finding that, in the opinion of the board of directors, acting in good faith, a reasonable factual basis exists for the conclusion that executive is guilty of the conduct described in the agreement as “Cause” and specifying the particulars thereof in detail.

In the agreement, the term “good reason” is defined generally as: (i) a significant adverse and non-temporary change, diminution or reduction, for any reason, in the executive’s current authority, title, reporting relationship or duties, excluding for this purpose any action not taken in bad faith and that is remedied by the Company not more than thirty (30) days after receipt of written notice thereof given by executive; (ii) in the case of Mr. Segal only, his removal from the position of Chief Executive Officer of the Company or his removal from or failure to be elected to membership on the board of directors; (iii) a reduction in executive’s base salary; (iv) in the case of Mr. Goldfinger only, a material reduction in employee welfare and retirement benefits applicable to the executive, other than any reduction in employee welfare and retirement benefits generally applicable to Company employees or as equally applied to executives in connection with an extraordinary decline in the Company’s fortunes; (v) a reduction in the indemnification protection provided to the executive in the agreement or within the Company’s organizational documents; (vi) the board of directors continuing, after reasonable notice from executive, to direct executive either: (I) to take any action that in the executive’s good-faith, considered and informed judgment violates any applicable legal or regulatory requirement, or (II) to refrain from taking any action that in the executive’s good-faith, considered and information judgment is mandated by any applicable legal or regulatory requirement; (vii) the board of directors requiring the executive to relocate outside of the New York City metropolitan area (exclusive of incidental travel for or on behalf of the Company); or (viii) a material breach by the Company of the Agreement . If circumstances arise giving the executive the right to terminate the Agreement for “Good Reason”, the executive must within 90 days notify the Company in writing of the existence of such circumstances, and the Company has 45 days from receipt of such notice within which to investigate and remedy the circumstances, after which 45 days the executive has an additional 45 days within which to exercise the right to terminate for “Good Reason.” If the executive does not timely do so the right to terminate for “Good Reason” lapses and is deemed waived, and the executive will not thereafter have the right to terminate for “Good Reason” unless further circumstances occur giving rise independently to a right to terminate for “Good Reason.”

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Termination due to Death or Disability

If the executive’s employment is terminated as a result of his death or disability we must pay him or his estate, as applicable, (1) the Accrued Obligations earned through the date of termination and (2) a portion of the Bonus that the executive would have been eligible to receive for days employed by the Company in the year in which the executive’s death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability of the executive, vested options held by the executive may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.

For purposes of the Agreement, “disability” shall mean the absence of the executive from the executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the executive or the executive’s legal representative.

Termination upon a Change of Control

In the event the executive’s employment is terminated within twelve (12) months following a Change in Control (as defined below) by the Company without Cause or by the executive (with or without Good Reason), then (1) all unvested stock options then outstanding granted by the Company to the executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 360 days thereafter; and (2) the executive shall be entitled to receive the Severance; provided, however, that in lieu of receiving the severance payments of base salary provided for in the agreement, (i) in the case of Mr. Segal, he shall be entitled to receive, within thirty (30) days from termination of employment, a lump sum amount equal to $100 less than three times the executive’s “annualized includable compensation for the base period” (as defined in Section 280G of the Internal Revenue Code of 1986), and (ii) in the case of Mr. Goldfinger, he shall be entitled to receive, within thirty (30) days from termination of employment, a lump sum amount equal to eighteen (18) months of his then-effective base salary and, provided that Mr. Goldfinger has not secured alternate employment by the eighteen (18) month anniversary of his termination of employment, an additional lump sum amount equal to six (6) months of his base salary in effect on the date of termination of employment, paid on the nineteen (19) month anniversary of the date of termination of employment; provided, further, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection shall be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.

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For purposes of the Agreement, a “Change in Control” shall be deemed to occur (i) when any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the executive, the Company or any subsidiary or any affiliate of the Company (determined as of the date of the Agreement) or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the board of directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that (x) the mere addition of independent directors solely to satisfy listing criteria of NASDAQ or a registered stock exchange shall not be deemed a Change in Control and (y) a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

Chief Operating Officer

John Inserra currently serves as our Chief Operating Officer pursuant to an offer letter dated January 10, 2014. On January 10, 2014, One Group and Mr. Inserra agreed to terms of employment set forth in an offer letter and entered into a confidentiality, non-solicitation and non-compete agreement. The offer letter provides that Mr. Inserra receives an annual salary of $350,000 per year, and he will participate in our annual cash bonus program with a target bonus of 50% of his base salary, to be based upon performance and budget constraints as established by the Board of Directors. In addition, Mr. Inserra received: (i) 200,000 non-qualified stock options to purchase 200,000 shares of our common stock vesting over five years; and (ii) a $100,000 sign-on bonus payment. Mr. Inserra is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as our other salaried employees. If Mr. Inserra is terminated without cause, he will receive six (6) months of severance pay at an annual rate equal to his base salary, payable in a lump sum upon termination or in regular pay periods over the six month period. Such severance will not be owed to Mr. Inserra if he does not move to New York City, New York after four years of employment, whether terminated for any reason. In connection with a change of control, Mr. Inserra will receive full vesting of his outstanding options.

2013 Employee, Director and Consultant Equity Incentive Plan

In October 2013, our board of directors approved the 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”). Unless sooner terminated by our board of directors or our stockholders, the 2013 Plan will expire on October 16, 2023. Under our 2013 Plan, we may grant incentive stock options, non-qualified stock options, restricted stock grants and other stock based awards to employees, consultants and directors who, in the opinion of the board of directors, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2013 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2013 Plan.

The maximum number of shares of our Common Stock that may be delivered in satisfaction of awards under the 2013 Plan is 4,773,922 shares. This number is subject to adjustment in the event of a stock split, stock dividend, combination, recapitalization or other change in our capitalization.

Shares of our common stock to be issued under the 2013 Plan may be authorized but unissued shares of our common stock or previously issued shares acquired by us. Any shares of our common stock underlying awards that otherwise expire, terminate, or are forfeited prior to the issuance of stock will again be available for issuance under the 2013 Plan.

Stock Options. Stock options granted under the 2013 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

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Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than Cause, except in the case of death or total and permanent disability in which such options may be exercised for 12 months after termination of service.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2013 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

Plan Administration. The 2013 Plan will be administered by our board of directors until it has delegated power to act on its behalf to a committee. Our board of directors, or committee once established, will have full power and authority to determine the terms of awards granted pursuant to this plan, including:

•	which employees, directors and consultants shall be granted options and other awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2013 Plan.

In addition, the administrator may, in its discretion, amend any term or condition of an outstanding award, provided (i) such term or condition as amended is permitted by the 2013 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that without the prior approval of our stockholders, stock awards will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to our 2013 Plan, as to some or all outstanding awards:

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•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Notwithstanding the foregoing, in the event such merger or other reorganization event also constitutes a change of control under the terms of the 2013 Plan, then all stock options outstanding on the date of the merger or other reorganization event shall be deemed vested at such time.

Under the terms of the 2013 Plan, a change of control means the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; (ii) (A) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or (iii) a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” are defined under the 2013 Plan as directors who either (A) are directors of the Company as of October 16, 2013, (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company) or (C) are appointed in connection with the consummation of the Merger.

Amendment and Termination. The 2013 Plan may be amended by our stockholders. It may also be amended by our board of directors, provided that stockholder approval will be required for any amendment to the 2013 Plan to the extent such approval is required by law, including the Internal Revenue Code of 1986, as amended, or applicable stock exchange requirements. Any amendment approved by the board of directors which the board of directors determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. In addition, if any stock market on which the Company’s common stock is traded amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to such rules, no amendment of the 2013 Plan which (i) materially increases the number of shares to be issued under the 2013 Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of participants eligible to participate in the 2013 Plan; or (iv) expands the types of awards provided under the 2013 Plan shall become effective unless stockholder approval is obtained.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as to equity awards held by each of the named executive officers of the Company at December 31, 2013.

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	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date

Jonathan Segal	-	511,052	(1)	-		$5.00	10/16/2023
	-	-		511,052	(3)	$5.00	10/16/2023
Samuel Goldfinger	-	255,526	(2)	-		$5.00	10/16/2023
	-	-		255,526	(4)	$5.00	10/16/2023

(1)	The option vests ratably over 5 years beginning on October 16, 2014. Up to 114,044 shares shall be subject to pro rata forfeiture to the extent that the Company’s publicly traded warrants (the “Warrants”) are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited.

(2)	The option vests ratably over 5 years beginning on October 16, 2014. Up to 57,022 shares shall be subject to pro rata forfeiture to the extent that the Warrants are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited.

(3)	Up to 20% of the option will vest upon the achievement of certain annual performance milestones to be set by the Company each year for a five year period commencing with the 2014 fiscal year. 114,044 shares shall be subject to pro rata forfeiture to the extent that the Warrants are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited.

(4)	Up to 20% of the option will vest upon the achievement of certain annual performance milestones to be set by the Company each year for a five year period commencing with the 2014 fiscal year. 57,022 shares shall be subject to pro rata forfeiture to the extent that the Warrants are not exercised in full upon the expiration of the Warrants; provided, however, that to the extent that such options have been exercised prior to the expiration of the Warrants, a commensurate number of shares shall be forfeited.

Compensation of Directors

On October 16, 2013, our non-employee directors received sign-on bonuses in the form of grants of restricted stock valued at $50,000 on such date ($60,000 in the case of Mr. Deitchle and $135,000 in the case of Mr. Serruya). Each non-employee director was paid a directors fee of $10,000 for the fiscal quarter ending December 31, 2013 and a directors fee of $40,000 per annum will be paid quarterly in arrears for the fiscal year ending December 31, 2014. For the fiscal year ending December 31, 2015, such annual payment will increase to $80,000 per annum payable half in cash and half in options or restricted stock. The exercise price of options or restricted stock will equal or exceed the fair market value of the Common Stock on the date of grant and shall vest in full on such date. The Company will reimburse all directors for reasonable expenses incurred traveling to and from board of directors meetings. The Company does not pay employee directors any compensation for services as a director. Non-employee board members who serve as chairman of committees will earn an additional $10,000 per annum for such services. The compensation for directors was approved by the Company’s pre-merger board of directors.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Total ($)(3)
Michael Serruya	$10,000	$135,000	$145,000
Gerald W. Deitchle	$10,000	$60,000	$70,000
Richard E. Perlman	$10,000	$50,000	$60,000
Nicholas Giannuzzi	$10,000	$50,000	$60,000

(1)	Each non-employee director was paid a directors fee of $10,000 for the fiscal quarter ending December 31, 2013.

(2)

The amounts in the “Restricted Stock Awards” column reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For a description of these restricted stock awards, see the first paragraph of this “Compensation of Directors” section.

(3)	As of December 31, 2013, the aggregate number of stock awards and stock options outstanding for each of our directors was 27,000 for Mr. Serruya, 12,000 for Mr. Deitchle, 10,000 for Mr. Perlman, and 10,000 for Mr. Giannuzzi.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed) or executive officer (existing or proposed) of the Company during the past ten (10) years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our Common Stock beneficially owned as of February 10, 2014 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and named executive officers and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of February 10, 2014, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Percentage ownership calculations for beneficial ownership are based on 24,946,739 shares outstanding as of February 10, 2014. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: 411 West 14th Street, 2nd Floor, New York, NY 10014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Beneficially Owned (%) (2)

Jonathan Segal(3)	8,680,666	34.80%

Samuel Goldfinger(4)	625,201	2.51%

John Inserra(5)	*	*

Michael Serruya(6)	295,750	1.19%

Gerald Deitchle(7)	12,000	*

Richard Perlman(8)	381,250	1.53%

Nicholas Giannuzzi(9)	555,019	2.22%

All executive officers and directors as a group (7 individuals)(3)(4)(5)	10,549,886	42.29%

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5% Stockholders:	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)

Michael Rapp(10) 712 Fifth Avenue New York, New York 10019	1,719,524	6.89%

________

* Represents less than 1% of the issued and outstanding shares.

(1)	All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)	Outstanding beneficial ownership percentages assume that (i) all TOG Warrants are exercised in full and (ii) no post-closing adjustments or indemnification are required which would reduce the amount of share consideration distributable to TOG Members from the Escrow Account.

(3)	Includes (i) 1,699,829 shares of Common Stock and 161,772 warrants held by RCI II, Ltd., of which Mr. Segal is the Managing Person and (ii) 157,040 shares of Common Stock held by Modern Hotels (Holdings) Limited, of which Mr. Segal is the Managing Director. Does not include options to purchase 1,022,104 shares of Common Stock which have not vested.

(4)	Includes 625,201 shares of Common Stock held by the Liquidating Trust, of which Mr. Goldfinger serves as Trustee. Mr. Goldfinger disclaims beneficial ownership of the securities owned by the Liquidating Trust. Does not include options to purchase 511,052 shares of Common Stock which have not vested.

(5)	Does not include options to purchase 200,000 shares of Common Stock held by Mr. Inserra, which have not vested.

(6)	Includes 185,625 shares of Common Stock held by MOS Holding Inc., an entity owned by Mr. Serruya and 83,125 shares of Common Stock held by his mother. Does not include 967,435 shares of our Common Stock held by Committed Capital Holdings LLC, a company in which Mr. Serruya owns a 3.4111% membership interest. These shares are not included in Mr. Serruya's ownership numbers because he does not have voting or investment control over such shares of Common Stock. Based on his membership interest in Committed Capital Holdings LLC, Mr. Serruya has a pecuniary interest in an additional 33,000 shares of our Common Stock owned by Committed Capital Holdings LLC.

(7)	Does not include 967,435 shares of our Common Stock held by Committed Capital Holdings LLC, a company in which Mr. Deitchle owns a 1.2404% membership interest. These shares are not included in Mr. Deitchle’s ownership numbers because he does not have voting or investment control over such shares of Common Stock. Based on his membership interest in Committed Capital Holdings LLC, Mr. Deitchle has a pecuniary interest in an additional 12,000 shares of our Common Stock owned by Committed Capital Holdings LLC.

(8)	Includes 337,500 shares held by P&P 2, LLC, a company in which Mr. Perlman is a co-managing member. As a co-managing member, Mr. Perlman jointly exercises voting and dispositive power over the 337,500 shares held by P&P 2, LLC. Except to the extent of his pecuniary interest, Mr. Perlman disclaims beneficial ownership over the Common Stock beneficially owned by P&P 2, LLC.

(9)	Includes (i) 6,317 warrants held individually and (ii) 48,532 shares of Common Stock and 24,266 warrants held by Triple GGG, LLC, of which Mr. Giannuzzi serves as Managing Member.

(10)	Does not include 967,435 shares of our Common Stock held by Committed Capital Holdings LLC, a company in which Mr. Rapp owns a 9.2445% membership interest. These shares are not included in Mr. Rapp’s ownership numbers because he does not have voting or investment control over such shares of Common Stock. Based on his membership interest in Committed Capital Holdings LLC, Mr. Rapp has a pecuniary interest in an additional 89,435 shares of our Common Stock owned by Committed Capital Holdings LLC.

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SELLING STOCKHOLDERS

We are registering for resale 7,243,850 shares of our Common Stock, which consist of the following:

•	An aggregate of 4,112,511 shares of our Common Stock that we issued to TOG Members (other than those shares issued to Jonathan Segal and related entities) and to the TOG Warrant Owners pursuant to the Merger Agreement, subject to cut-back in certain circumstances, upon the consummation of the Merger.

•	An aggregate of 3,131,339 shares of our Common Stock that we issued to the Investors in the October 2013 Private Placement, which we entered into simultaneously with the Merger.

On October 16, 2013, in connection with the Merger, we entered into a registration rights agreement, which we refer to as the “Registration Rights Agreement,” with former stockholders of One Group (other than Jonathan Segal and related entities) and the TOG Warrant Owners who hold, in the aggregate, 4,112,511 of the shares of our Common Stock issued in the Merger, as well as the Investors in the October 2013 Private Placement. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement on Form S-1 with the SEC covering the resale of all shares of our Common Stock held by such stockholders, within 30 calendar days of the closing date of the October 2013 Private Placement, and to have the registration statement declared effective within 90 calendar days of the closing date of the October 2013 Private Placement or within 120 calendar days of the closing date of the October 2013 Private Placement if the SEC conducts a full review of the Registration Statement.

In connection with the Merger, the TOG Members that received shares of our Common Stock as merger consideration entered into lock-up agreements with us pursuant to which each such person agreed not to sell, dispose of, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, without the written consent of the Company, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock that are being registered for resale pursuant to the registration statement of which this prospectus forms a part for a period of six months from the closing. For additional information regarding the Lock-Up Agreements, see “Shares Eligible for Future Sale—Lock-Up Agreements.”

The selling stockholders may sell all, some or none of their shares in this offering. The table below sets forth, as of the date of this prospectus:

•	the name of the selling stockholder;

•	the number and percentage of shares of our Common Stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of the selling stockholder under this prospectus; and

•	the number and percentage of shares of our Common Stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).

The table below assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. Unless otherwise indicated, based on information provided to us by each of the selling stockholders, each selling stockholder listed in the table below has sole voting and investment powers with respect to the securities indicated as beneficially owned by such stockholder. Except as otherwise indicated below, each selling stockholder has represented to us that such stockholder is neither a registered broker dealer nor an affiliate of a registered broker dealer.

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Except as described in the footnotes to the table below, the selling stockholders have not held any position or office, nor have they had any material relationship with us or our predecessors or affiliates within the past three years.

Name and Address of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Selling Stockholders	Number	Percent(1)	Number	Number	Percent
2014497 Ontario Ltd[2]	20,002	*	20,002	—	—
Abid Chaudry	20,000	*	20,000	—	—
AlphaNorth Asset Management	149,000	*	44,000	105,000	*
AlphaNorth Asset Management in its capacity as manager of AlphaNorth Growth Fund	36,000	*	36,000	—	—
Andre Barrett	5,000	*	5,000	—	—
Anson Investments Master Fund LP	130,000	*	130,000	—	—
Anthony Giannuzzi[3]	16,178	*	16,178	—	—
Aston Hill Asset Management	180,000	*	180,000	—	—
Bob Kelly Abreu[4]	32,354	*	32,354	—	—
Brian Vyner	60,000	*	60,000	—	—
Butterfield Bank (Guernsey) Limited as Custodian of Glass Investments LP5	53,000	*	53,000	—	—
Capela Overseas Ltd[6]	220,000	*	20,000	200,000	*
Celeste Fierro[7]	294,660	*	294,660	—	—
Clara Serruya	83,125	*	83,125	—	—
Committed Capital Holdings LLC[8]	967,435	3.88%	87,949	879,486	3.53%
Craig Molesphini[9]	64,709	*	64,709	—	—
Daniel J. Lange	14,700	*	1,200	13,500	*
Deland Kamanga	5,000	*	5,000	—	—
Donald Zoltan	220,000	*	20,000	200,000	*
Douglas Atkin	15,000	*	15,000	—	—
Edward Greenberg[10]	32,354	*	32,354	—	—
Edward McBride[11]	85,513	*	85,513	—	—
Elrom South Developments, Inc.[12]	260,000	1.04%	60,000	200,000	*
Erica Cohen[13]	16,178	*	16,178	—	—
Federated Kaufmann Fund	980,000	3.93%	980,000	—	—
Federated Kaufmann Fund II	20,000	*	20,000	—	—
First Canadian Insurance[14]	44,000	*	44,000	—	—
Front Street Investment Management Inc.[15]	240,000	*	40,000	200,000	*
Genesis Opportunity Fund, LP	550,000	2.20%	50,000	500,000	2.00%
Henry R. Silverman	20,000	*	20,000	—	—

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Interward Capital Corporation[16]	39,000	*	39,000	—	—
Ivy Zelanka	27,500	*	2,500	25,000	*
J2 PVA Partners LLC[17]	50,000	*	50,000	—	—
JAB Holdings LLC[18]	14,923	*	14,923	—	—
James K. Price	28,500	*	28,500	—	—
Jason Casagrande	2,000	*	2,000	—	—
Joel P. Wyler, MD	9,994	*	9,994	—	—
Johan Santana[19]	64,709	*	64,709	—	—
John Aiello	5,000	*	5,000	—	—
Jon Yantin[20]	34,781	*	34,781	—	—
Joshua Halegua[21]	16,178	*	16,178	—	—
Joyce Nichol	13,750	*	1,250	12,500	*
Kerry Zelanka	13,750	*	1,250	12,500	*
Kevin Costner[22]	64,709	*	64,709	—	—
Kitchener Investment Corp.[23]	160,000	*	160,000	—	—
Levy Investment Partners [24]	10,000	*	10,000	—	—
Ohayon Entertainment[25]	922,101	3.70%	922,101	—	—
Magal Group S.A Panama	40,000	*	40,000	—	—
Marc Sontrop	6,004	*	6,004	—
Margarita Fulawka	3,000	*	3,000	—	—
Mark Standish[26]	106,915	*	106,915	—	—
Marlin Capital Investments, LLC[27]	440,000	1.76%	40,000	400,000	1.60%
Millenium Insurance Corporation[28]	22,000	*	22,000	—	—
Michael Rapoport[29]	1,719,524	6.89%	156,326	1,563,198	6.27%
MOS Holdings Inc.[30]	185,625	*	16,875	168,750	*
Nathan Halegua[31]	16,178	*	16,178	—	—
Nicholas L. Giannuzzi[32]	465,903	1.87%	465,903	—	—
Nicholas T. Donovan[33]	412,519	1.65%	412,519	—	—
P & P 2, LLC[34]	371,250	1.49%	33,750	337,500	1.35%
Parkwood LP Fund[35]	64,475	*	40,000	24,475	*
Philip Wagenheim[36]	470,163	1.88%	42,612	427,551	1.71%
Rockhaven Holdings, Ltd.[37]	26,000	*	26,000	—	—
Rudrabhishek Sahay	4,000	*	4,000	—	—
Sharon Segal[38]	284,509	1.14%	284,509	—	—
Steve Hanley	4,000	*	2,000	2,000	*
Taconic Opportunity Master Fund L.P.[39]	294,000	1.18%	294,000	—	—
TAPCLD, LLC[40]	16,178	*	16,178	—	—
Theodore Manziaris	20,002	*	20,002	—	—
Thomas A. Donovan[41]	16,178	*	16,178	—	—
Thomas Christopoul	20,000	*	20,000	—	—
Timothy P. and Monica Hanley	20,000	*	20,000	—	—

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TOG Liquidating Trust[42]	625,201	2.51%	625,201	—	—
Triple GGG, LLC[43]	48,532	*	48,532	—	—
Valerie Grant[44]	461,051	1.85%	461,051	—	—
William G. Davis, Jr.	11,000	*	1,000	10,000	*
York Plains Investment Corp[45]	40,000	*	40,000	—	—

*	Less than one percent

1.	Applicable percentage ownership based on 24,946,739 shares of our common stock outstanding as of February 10, 2014.
2.	Leonidas Anagnostakos has the sole power to vote or dispose of the shares held by 2014497 Ontario Ltd.
3.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
4.	Includes 5,563 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
5.	Kim Ward has the sole power to vote or dispose of the shares held by Butterfield Bank (Guernsey) Limited as Custodian of Glass Investments LP.
6.	Michael Barth has the sole power to vote or dispose of the shares held by Capela Overseas Ltd.
7.	Includes 50,666 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
8.	Jason Eiswerth, managing member of Committed Capital Holdings LLC and our former director, has the sole power to vote or dispose of the shares held by Committed Capital Holdings LLC.
9.	Includes 11,127 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
10.	Includes 5,563 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
11.	Includes 14,704 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
12.	Marc A. Muzzo has the sole power to vote or dispose of the shares held by Elrom South Developments, Inc.
13.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
14.	Donald Wheaton and Kim Ward share the power to vote or dispose of the shares held by First Canadian Insurance.
15.	Frank Mersch has the sole power to vote or dispose of the shares held by Front Street Investment Management Inc.
16.	Kim Ward has the sole power to vote or dispose of the shares held by Interward Capital Corporation.
17.	Jonathan Gold has the sole power to vote or dispose of the shares held by J2 PVA Partners LLC.
18.	Includes 2,566 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
19.	Includes 11,127 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
20.	Includes 5,981 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.

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21.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
22.	Includes 11,127 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
23.	Linda G. Williams and Helen M. Carroll, the Directors of Commerce Services Limited / Corporate Associates Limited, share the power to vote or dispose of the shares held by Kitchener Investment Corp.
24.	Alan Levy G.P. has the sole power to vote or dispose of the shares held by Levy Investment Partners.
25.	Includes 158,554 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
26.	Includes 18,384 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
27.	Barry Honig and Michael Brauser, as co-managers, share the power to vote or dispose of the shares held by Marlin Capital Investments, LLC.
28.	Donald Wheaton and Kim Ward share the power to vote or dispose of the shares held by Millennium Insurance Corporation.
29.	Michael Rapoport is our former chief executive officer and member of our board of directors and a principal stockholder.
30.	Michael Serruya, a member of our board of directors, has the sole power to vote or dispose of the shares held by MOS Holdings Inc.
31.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
32.	Includes 80,111 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met. Mr. Giannuzzi is a member of our board of directors.
33.	Includes 70,932 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
34.	Richard Perlman and James K. Price, as co-managing members of P&P 2, LLC, jointly exercise the power to vote or dispose of the shares held by P&P 2, LLC.
35.	Dan Sternberg has the sole power to vote or dispose of the shares held by Parkwood LP Fund.
36.	Philip Wagenheim was a former member of our board of directors.
37.	Kim Ward has the sole power to vote or dispose of the shares held by Rockhaven Holdings Ltd.
38.	Includes 48,921 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
39.	Kenneth D. Brody, Frank P. Brosens, principals of Taconic Capital Advisors L.P., the investment manager of Taconic Opportunity Master Fund L.P., share the power to vote or dispose of the shares held by Taconic Opportunity Master Fund L.P.
40.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
41.	Includes 2,782 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
42.	Samuel Goldfinger, our Chief Financial Officer and Trustee of TOG Liquidating Trust, has the sole power to vote or dispose of the shares by TOG Liquidating Trust. Includes 107,502 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
43.	Nicolas L. Giannuzzi, a member of our board of directors, serves as Managing Member of Triple GGG, LLC. Includes 8,345 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.

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44.	Includes 79,277 shares of our common stock held in escrow to satisfy potential indemnification claims and to provide for the return of certain shares to us in the event that certain performance criteria set forth in the Merger Agreement are not met.
45.	Shawn Dym and Jason Drummond share the power to vote or dispose of the shares held by York Plains Investment Corp.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our audit committee comprised of independent directors will review and approve in advance all related-party transactions.

Mr. Segal is the Chief Executive Officer, a director and a principal stockholder of the Company. As of February 10, 2014, Mr. Segal beneficially owned approximately 35% of our issued and outstanding Common Stock.

Related Party Indebtedness

Mr. Segal is the Managing Person of RCI II, Ltd., which is a stockholder of the Company. Between June 24, 2007 and April 14, 2013, RCI II, Ltd. made advances to the Company aggregating approximately $7,364,000, at interest rates varying from 6% to 12%.   On February 27, 2009, we satisfied $1,000,000.00 principal amount of the indebtedness due RCI II, Ltd. by issuing to it 40,000 membership units and warrants to purchase 20,000 membership units (329,554 shares of Common Stock and a warrant to purchase 161,772 shares of Common Stock post-merger) of the Company.  As of September 30, 2013, the aggregate principal amount outstanding was $4,574,777.06 and accrued interest was $1,394,891.13. These loans, along with accrued interest, were repaid in conjunction with the Merger.

Mr. Segal is the Managing Person of Talia, Ltd. On October 1, 2009, we issued a 20% secured promissory note in the amount of $200,000 to Talia, Ltd., with interest being payable quarterly.  This note is secured by our equity interests in JEC II, LLC, One Marks, LLC, Little West 12th, LLC and One-LA, L.P.  To date, no payments of principal or interest have been made, and as of September 30, 2013, the aggregate principal amount outstanding under this note was $300,000.00 and accrued interest was $120,164.00. These loans, along with accrued interest, were repaid in conjunction with the Merger.

On January 27, 2010, we issued a 12% demand promissory note to Mr. Segal in the principal amount of $500,000.00.  The note was payable on November 1, 2011, with one-half of the interest being payable in quarterly installments of $7,500.00 and the balance due and payable upon maturity. On December 31, 2012, the note was forgiven by Mr. Segal in exchange for a membership interest we held in 408 W 15 Members LLC, which was originally issued to us in exchange for a capital contribution of $500,000.00 to 408 W 15 Members LLC. 408 W 15 Members LLC is in the process of opening a restaurant/lounge at 408 West 15th St. in New York City, which it will manage and operate (the “408 Venture”). The 408 Venture is not a direct competitor to our STK Restaurants or any of our other brands. On January 28, 2013, Mr. Segal advanced the Company an additional $500,000.00 pursuant to a 12% demand promissory note. These loans, along with accrued interest, were repaid in conjunction with the Merger.

On December 9, 2011 one of our subsidiaries, T.O.G. (UK) Limited, entered into two loan agreements with entities that are controlled by Mr. Segal for funds up to $354,200 (£230,000) and $462,000 (£300,000). The loans are due on demand and are accruing interest at 8%. As of September 30, 2013, the aggregate principal amount outstanding was $896,000 and accrued interest was approximately $108,000. These loans, along with accrued interest, were repaid in conjunction with the Merger.

On October 20, 2011, we, and our subsidiaries One 29 Park Management, LLC, STK - Las Vegas, LLC and STK Atlanta, LLC, entered into a credit agreement with Herald National Bank (now BankUnited, N.A.) for a revolving credit line of up to $3,000,000.00.  We pledged collateral securing our and the other borrowers’ obligations to Herald National Bank (now BankUnited, N.A.) under the loan agreement, including the pledge of our equity interests in the other borrowers.  Interest on amounts borrowed under the agreement accrues and is payable on a monthly basis at an annual rate equal to the greater of (i) the prime rate plus 1.75% or (ii) 5.0% and is payable monthly in arrears.  Principal is repayable in nine consecutive monthly payments beginning on the first day of the fourth month following the date of each advance under the credit agreement.  In connection with our entering into the credit agreement, Mr. Segal, RCI II, Ltd. and Talia, Ltd each entered into subordination agreements with Herald National Bank (now BankUnited, N.A.).  In addition, Mr. Segal personally guaranteed this loan from Herald National Bank (now BankUnited, N.A.), and in exchange, we agreed to pay him a 3% annual “guaranty fee.” On January 24, 2013, the parties entered into Amendment No. 1 to the Credit Agreement, which extended the commitment period under the agreement until April 30, 2015 and the final maturity date until April 30, 2105, increased the commitment under the agreement to $5,000,000.00, and added additional subsidiaries as borrowers.  As of September 30, 2013, the amounts borrowed by us that were outstanding under this line of credit were $4,905,556.  On October 15, 2013, we entered into an amendment to the credit facility whereby BankUnited agreed, upon effectiveness of the Merger, to the release and termination of the Jonathan Segal guarantee and pledge, certain subordination agreements of Jonathan Segal and related entities and the release of the assignment of the proceeds of the key-man life insurance policy on the life of Mr. Segal. The amendment also imposed certain post-closing obligations on us, including executing a guarantee in favor of BankUnited unconditionally guaranteeing all of the obligations of the borrowers and the pledge of all of the membership interests of One Group owned by the Company. This post-closing obligation was met on October 25, 2013 when we entered into the Pledge Agreement and Guarantee Agreement with BankUnited.

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We repaid the indebtedness to Jonathan Segal and his related entities in full at the closing of the Merger.

Lease Guarantees

Mr. Segal is a limited personal guarantor of the leases for the STK Miami premises with respect to certain covenants under the lease relating to construction of the new premises and helping the landlord obtain a new liquor license for the premises in the event of termination of the lease. Mr. Segal is a limited personal guarantor of the leases for the Bagatelle New York premises with respect to JEC II, LLC’s payment and performance under the lease.  Mr. Segal is also a surety to an equipment lease executed by the Company for the benefit of BBCLV, LLC, which owns and operated the recently closed Bagatelle Las Vegas. We are negotiating to have Mr. Segal removed as a guarantor on these obligations, and to substitute the Company as guarantor.

In addition, One Group is a guarantor to the leases of the following restaurant premises: STK Midtown, STK Midtown, STK Atlanta, STK DC, Xi Shi Las Vegas, and Bagatelle Las Vegas.  The aggregate obligations under these leases at September 30, 2013 was approximately $45.5 million.

Acquisition of JEC II, LLC Interests

Mr. Segal is the Managing Director of Modern Hotels (Holdings) Limited, which is a stockholder of the Company.  On January 1, 2012, we entered into a transfer agreement with Modern Hotels (Holdings) Limited, pursuant to which we acquired all of Modern Hotels (Holdings) Limited’s equity interest (54.14%) in JEC II, LLC in exchange for an aggregate of 19,415 member units (157,040 shares of Common Stock post-merger) of the Company having an approximate fair market dollar value of $865,000.  On the same date we also entered into a transfer agreement with Celeste Fierro, our Senior Vice President of Operations, pursuant to which we acquired all of Ms. Fierro’s equity interest (15.14%) in JEC II, LLC having an approximate fair market dollar value of $240,000 in exchange for an aggregate 5,429 member units (43,912 shares of Common Stock post-merger) of the Company.

Personal Interests in Subsidiaries

Mr. Segal currently owns 85% of Hip Hospitality LLC, which owns 50% of Bagatelle America, LLC (“Bagatelle America”).  Bagatelle America is the Manager of our Bagatelle La Cienega, LLC and Bagatelle Little West 12th LLC subsidiaries, which own and operate our Bagatelle – LA and Bagatelle – NY restaurants, respectively.  As Manager, Bagatelle America receives an annual management fee of 5% of the Adjusted Gross Revenue (as defined in the management agreements with each subsidiary).  Bagatelle America is also the holder of the trademark for “Bagatelle”, which it licenses royalty free to Bagatelle La Cienega, LLC and Bagatelle Little West 12th LLC. In 2012, the Company advanced funds to Hip Hospitality LLC. In addition, as of September 30, 2013 there was approximately $286,000 owed to the Company from Hip Hospitality LLC, which amount was applied against debt owed to Mr. Segal upon consummation of the Merger.

Mr. Segal also owns 100% of TGF Holdings, LLC, which owns 10% of W15 Properties, LLC. W15 Properties, LLC is a holding company for the property that currently accommodates the 408 Venture.

Related Party Services

Prior to the Merger, Nicholas Giannuzzi and Triple GGG, LLC (an entity managed by Nicholas Giannuzzi) were principal stockholders of the Company.  Mr. Giannuzzi is the managing partner of The Giannuzzi Group, LLP, a law firm that provides legal services to the Company and its subsidiaries.  In 2012, we paid The Giannuzzi Group, LLP approximately $654,332.00 for legal services rendered.  In addition, The Giannuzzi Group, LLP subleases its office space from the Company, for which it currently pays the Company $6,579.00 per month.

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Transactions with Former Officers and Directors

Michael Rapp, our former President and director, Philip Wagenheim, a former Secretary and director, and Jason Eiswerth, a former director, all serve as management of Broadband Capital Management LLC, a registered broker-dealer, which was also the lead underwriter of our initial public offering (“BCM”).

At the closing of the Merger, we reimbursed BCM $1,874,780 for its expenses in connection with our initial public offering and our subsequent operations, including franchise taxes.

In connection with the October 2013 Private Placement, Michael Rapp, our former President and director, purchased 156,320 shares of our Common Stock for a purchase price of $781,600. Philip Wagenheim, our former Secretary and director, purchased 42,607 shares of our Common Stock for a purchase price of $213,035. Committed Capital Holdings LLC purchased 87,949 shares of our Common Stock for a purchase price of $439,745. P&P 2, LLC, an initial stockholder, purchased 33,750 shares of our Common Stock for a purchase price of $168,750. MOS Holdings Inc., an entity owned by Michael Serruya, purchased 16,875 shares of our Common Stock for a purchase price of $84,375 and Mr. Serruya’s wife purchased 83,125 shares of our Common Stock for a purchase price of $415,625.

Lock-Up Agreements

In connection with the Merger, the TOG Members that received shares of our Common Stock as merger consideration entered into lock-up agreements with us pursuant to which each such person agreed not to sell, dispose of, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, without the written consent of the Company, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock until six months following the closing date of the Merger, provided that for any stockholder that beneficially owns more than 10% of our outstanding Common Stock, the lock-up period shall be 12 months following the closing date of the Merger.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

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DESCRIPTION OF SECURITIES

The following is a description of the material terms of our certificate of incorporation, as amended, and by-laws, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part and of certain provisions of the Delaware General Corporation Law. The following summary of some of the terms relating to our securities, certificate of incorporation and amended and restated bylaws is not complete and may not contain all the information you should consider before investing in our Common Stock. You should read carefully our certificate of incorporation, as amended, and bylaws, as amended, which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 10, 2014, we had 24,946,739 outstanding shares of Common Stock and outstanding public warrants to acquire 5,750,000 shares of our Common Stock at an exercise price of $5.00 per share that will become exercisable at any time commencing upon the effectiveness of a post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of Common Stock underlying the public warrants after our completion of our initial business transaction. The warrants will expire on the date that is the earlier of (i) two years after the effective date of the registration statement registering the shares of Common Stock issuable upon the exercise of the warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. We will issue a press release and file a Current Report on Form 8-K announcing that effectiveness of the post-effective amendment or new registration statement no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.

No shares of preferred stock are currently outstanding.

Units

We issued an aggregate of 5,750,000 units in our IPO. Each unit consists of one share of our Common Stock and one warrant. Each warrant entitles its holder to purchase one share of our Common Stock. Any unit holder may elect to separate a unit and trade the shares of Common Stock separately.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our certificate of incorporation does not provide for cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock eligible to vote for the election of directors can elect all of the directors.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

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Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our Common Stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing upon the effectiveness of a post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of Common Stock underlying the public warrants after our completion of our initial business transaction. The warrants will expire on the date that is the earlier of (i) two years after the effective date of the registration statement registering the shares of Common Stock issuable upon the exercise of the warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. We will issue a press release and file a Current Report on Form 8-K announcing that effectiveness of the post-effective amendment or new registration statement no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.

Holders of our public warrants will be only able to exercise the warrants for cash and only if we have an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock and, such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Proceeds of the exercise of the warrants will be allocated 49.04% to the former TOG Members (including persons who exercise previously outstanding TOG warrants) and 50.96% to the Company.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement for our IPO. We have agreed not to reduce the warrant exercise period unless it is approved by the holders of all then outstanding warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

Once the warrants become exercisable, the warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

At the effective time of the Merger, certain of our initial stockholders (MOS Holdings Inc. and P&P 2, LLC) forfeited an aggregate of 3,375,000 shares of Common Stock back to us in accordance with their respective insider letter agreements with us and Broadband Capital Management LLC that were entered into in connection with our initial public offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our Common Stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders on October 17, 2014. Our stockholders may currently resell their shares of our Common Stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price, once a market exists, for the shares of Common Stock held by our stockholders.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued to the selling stockholders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

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In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC. Similar to other purchase transactions, a delivery of shares of Common Stock to cover syndicate short sales or to stabilize the market price of our Common Stock may have the effect of raising or maintaining the market price of our Common Stock or preventing or mitigating a decline in the market price of our Common Stock. As a result, the price of the shares of our Common Stock may be higher than the price that might otherwise exist in the open market.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

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Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided , however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is passing on the validity of the shares of Common Stock offered by this prospectus.

EXPERTS

The audited consolidated financial statements of The ONE Group, LLC and Subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Committed Capital Acquisition Corporation and Subsidiaries incorporated by reference in this Prospectus and Registration Statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent indicated in their reports thereon also incorporated by reference in the Registration Statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules, and amendments to the registration statement) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matter involved.

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We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy our SEC filings, including the registration statement, at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on our Internet address www.togrp.com our annual, quarterly and current reports, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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THE ONE GROUP, LLC AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm for years ended December 31, 2012, 2011 and 2010 and nine months ended September 30, 2013 and 2012

Report of Independent Registered Public Accounting Firm	F-2

Consolidated:

Balance Sheets	F-3

Statements of Operations and Comprehensive Loss	F-4

Statements of Changes in Members’ Equity	F-5

Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7

COMMITTED CAPITAL ACQUISITION CORPORATION

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Committed Capital Acquisition Corporation for the Years ended December 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm	F-31

Financial Statements:

Balance Sheets as of December 31, 2012 and 2011	F-32

Statements of Operations for the Years Ended December 31, 2012 and 2011 and for the Period from January 24, 2006 (Inception) to December 31, 2012	F-33

Statement of Stockholders’ Equity (Deficit) from January 24, 2006 (Inception) to December 31, 2012	F-34

Statements of Cash Flows for the Years Ended December 31, 2012 and 2011 and for the Period from January 24, 2006 (Inception) to December 31, 2012	F-35

Notes to Financial Statements	F-36

Unaudited Condensed Financial Statements of Committed Capital Acquisition Corporation for the Nine Months ended September 30, 2013 and 2012

Financial Statements:
Condensed Balance Sheets as of September 30, 2013 (unaudited) and December 31, 2012	F-43

Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2013 and 2012 (unaudited) and for the Period from January 24, 2006 (Inception) to September 30, 2013 (unaudited)	F-44

Condensed Statement of Stockholders’ Equity (Deficit) from January 24, 2006 (Inception) to
September 30, 2013 (unaudited)	F-45

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012 (unaudited) and for the Period from January 24, 2006 (Inception) to September 30, 2013 (unaudited)	F-46

Notes to Condensed Financial Statements (unaudited)	F-47

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

The ONE GROUP, LLC

We have audited the accompanying consolidated balance sheets of The ONE GROUP, LLC (a Delaware company) and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive (loss) income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THE ONE GROUP, LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the 2011 financial statements have been restated to correct an error.

/s/ GRANT THORNTON LLP

New York, New York

October 16, 2013

F-2

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(restated)
Assets:
Cash and cash equivalents	$1,315,992	$1,043,730	$1,736,744
Accounts receivable, net	3,046,218	3,393,933	2,294,221
Inventory	950,612	1,366,181	1,170,823
Other current assets	838,919	312,885	111,846
Due from related parties	822,704	51,771	229,855
Total Current Assets	$6,974,445	$6,168,500	$5,543,489

Property, plant & equipment, net	$13,359,269	$13,635,482	$19,001,992
Investments	2,279,241	1,933,783	1,831,531
Deferred tax assets	306,956	349,382	75,798
Other assets	929,620	925,389	332,883
Security deposits	985,546	974,757	776,258
Total Assets	$24,835,077	$23,987,293	$27,561,951

Liabilities and Members' Equity
Cash overdraft	$469,377	$575,041	$134,027
Member loans, current portion	7,377,318	5,027,613	-
Capital Leases, current portion	-	-	42,935
Notes payable, current portion	320,000	320,000	320,070
Line of credit	4,905,556	2,477,778	1,250,000
Accounts payable	3,839,068	4,405,850	3,342,891
Accrued expenses	2,837,291	2,414,131	2,193,931
Due to related parties	304,423	518,366	-
Deferred revenue	8,730	47,528	94,413
Total Current Liabilities	$20,061,763	$15,786,307	$7,378,267

Capital leases, net of current portion	$-	$-	$2,324
Notes payable, net of current portion	-	15,000	34,930
Member loans, net of current portion	-	-	4,542,464
Other long-term liabilities	39,750	39,750	39,750
Deferred rent payable	5,699,042	5,657,489	6,711,174
Total liabilities	$25,800,555	$21,498,546	18,708,909

Members’ Equity

THE ONE GROUP, LLC and Subsidiaries and Members' Equity	$(4,140,792)	$(1,050,837)	$1,755,263
Noncontrolling Interest	3,175,314	3,539,584	7,097,779
Total Members’ Equity	(965,478)	2,488,747	8,853,042

Total Liabilities and Members’ Equity	$24,835,077	$23,987,293	$27,561,951

See notes to the consolidated financial statements

F-3

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Revenues:
Owned unit net revenues	$29,136,159	44,261,251	$56,429,452	$43,655,381	$38,477,190
Management and incentive fee revenue	5,585,556	2,417,718	3,691,270	2,436,280	184,483
Total revenue	34,721,715	46,678,969	60,120,722	46,091,661	38,661,673

Cost and expenses:
Owned operating expenses:
Food and beverage costs	7,493,088	11,151,438	14,262,858	10,512,404	8,872,617
Unit operating expenses	18,623,761	26,888,586	32,605,580	26,869,933	23,278,005
General and administrative	3,999,729	1,520,383	2,207,600	1,859,713	982,354
Depreciation and amortization	1,329,243	1,525,541	7,363,294	1,742,726	2,504,534
Management and royalty fees	119,629	290,919	340,603	391,289	425,663
Pre-opening expenses	211,330	126,418	139,541	1,182,387	797,363
Equity in (income) loss of investee companies	(563,583)	389,053	77,361	95,202	-
Interest expense, net of interest income	614,642	401,201	688,564	404,410	466,540
Loss on abandoned projects	-	-	-	894	42,244
Other expense (income)	271,447	(4,940,451)	(4,811,246)	81,790	(374,485)
Total costs and expenses	32,099,286	37,353,088	52,874,155	43,140,748	36,994,835

Income from continuing operations before provision for income taxes	2,622,429	9,325,881	7,246,567	2,950,913	1,666,838

Provision for income taxes	155,538	19,037	13,802	196,233	120,860

Income from continuing operations	2,466,891	9,306,844	7,232,765	2,754,680	1,545,978

Loss from discontinued operations, net of taxes	5,163,420	2,437,014	10,024,879	887,681	824,604

Net (loss) income	(2,696,529)	6,869,830	(2,792,114)	1,866,999	721,374
Less: net (loss) income attributable to noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730
Net (loss) income attributable to THE ONE GROUP	(2,627,331)	3,175,416	(2,346,068)	1,002,973	(77,356)

Other comprehensive income (loss)
Currency translation adjustment	105,711	(6,074)	(12,092)	-	-
Comprehensive (loss) income	$(2,521,620)	3,169,342	$(2,358,160)	$1,002,973	$(77,356)

See notes to the consolidated financial statements

F-4

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

		Accumulated	THE ONE
	Members'	Other	GROUP, LLC
	Equity	Comprehensive	and Subsidiaries	Noncontrolling	Total
	(Deficiency)	Loss	Equity	Interest	Equity
Members' Equity at January 1, 2010	$787,490	$-	$787,490	$4,760,217	$5,547,707

Members' contribution	-	-	-	3,250,000	3,250,000

Conversion of debt to equity	644,771	-	644,771	-	644,771

Members' distributions	(119,374)	-	(119,374)	(1,489,810)	(1,609,184)

Net income (loss)	(77,356)	-	(77,356)	798,730	721,374

Members' Equity at December 31, 2010	1,235,531	-	1,235,531	7,319,137	8,554,668

Members' contribution	-	-	-	157,000	157,000

Members' distributions	(253,241)	-	(253,241)	(1,242,384)	(1,495,625)

Redemption of member's interest	(230,000)	-	(230,000)	-	(230,000)

Net income	1,002,973	-	1,002,973	864,026	1,866,999

Members' Equity at December 31, 2011, as restated	1,755,263	-	1,755,263	7,097,779	8,853,042

Members' contribution	-	-	-	1,629,504	1,629,504

Members' distributions	(447,940)	-	(447,940)	(4,741,653)	(5,189,593)

Loss on foreign currency translation, net	-	(12,092)	(12,092)	-	(12,092)

Net loss	(2,346,068)	-	(2,346,068)	(446,046)	(2,792,114)

Members' Equity at December 31, 2012	(1,038,745)	(12,092)	(1,050,837)	3,539,584	2,488,747

Members' contribution*	-	-	-	520,000	520,000

Members' distributions*	(568,335)	-	(568,335)	(815,072)	(1,383,407)

Gain on foreign currency translation, net*	-	105,711	105,711	-	105,711

Net loss*	(2,627,331)	-	(2,627,331)	(69,198)	(2,696,529)

Members' Equity at September 30, 2013*	$(4,234,411)	$93,619	$(4,140,792)	$3,175,314	$(965,478)

* - unaudited

See notes to the consolidated financial statements

F-5

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Operating activities:
Net (loss) income	$(2,696,529)	$6,869,830	$(2,792,114)	$1,866,999	$721,374
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,717,406	1,551,766	7,457,525	1,832,671	2,698,853
Deferred rent payable	41,553	658,234	(1,053,685)	946,657	1,529,601
Deferred taxes	42,426	(161,192)	(273,584)	2,482	(78,280)
Accrued interest on member loans	349,705	141,417	281,180	362,431	362,168
(Income) loss on equity method investments	(563,583)	389,053	77,361	95,202	-
Impairment	-	-	5,133,552	-	304,858
Loss on disposal of assets	-	-	34,508	-	-
Changes in operating assets and liabilities:
Accounts receivable	347,715	(920,894)	(1,099,712)	64,592	(1,633,500)
Inventory	415,569	144,821	(195,357)	(242,252)	(138,367)
Prepaid expenses and other current assets	(526,033)	(131,139)	(201,040)	84,938	104,201
Security deposits	(10,789)	(188,899)	(198,499)	(292,991)	(9,118)
Other assets	(20,949)	(176,889)	(625,940)	20,530	(386,848)
Accounts payable	(566,782)	(397,295)	1,062,959	1,041,939	109,645
Accrued expenses	423,160	(619,900)	220,199	717,777	(199,772)
Deferred revenue	(38,798)	12,649	(46,885)	(64,068)	(85,982)
Other long-term liabilities	-	-	-	39,750	-
Net cash (used in) provided by operating activities	(1,085,929)	7,171,562	7,780,468	6,476,657	3,298,833

Investing activities:
Purchase of property and equipment	(1,424,476)	(4,374,465)	(7,225,640)	(7,461,338)	(1,254,350)
Investment	218,125	(1,790,128)	(179,613)	(1,456,733)	(470,000)
Due from related parties	(984,876)	(135,220)	696,450	(229,855)	-
Net cash used in investing activities	(2,191,227)	(6,299,813)	(6,708,803)	(9,147,926)	(1,724,350)

Financing activities:
Cash overdraft	(105,664)	388,512	441,014	20,645	113,382
Escrow deposits	-	-	-	3,240,179	(2,858,891)
Proceeds from line of credit	5,950,000	2,650,000	3,650,000	1,250,000	-
Repayment of line of credit	(3,522,222)	(1,516,667)	(2,422,222)	-	-
Repayment of notes payable	(15,000)	(20,000)	(20,000)	(20,000)	(20,000)
Repayment of capital lease		(40,026)	(45,259)	(134,351)	(91,086)
Proceeds from member loans	2,000,000	1,504,550	1,546,222	-	500,000
Repayment of member loans		(782,253)	(1,342,253)	(671,000)	(582,000)
Contributions from members	520,000	1,466,000	1,629,504	157,000	3,250,000
Redemption of member's interest			-	(230,000)	-
Distributions to members	(1,383,407)	(4,358,270)	(5,189,593)	(1,495,625)	(1,609,184)
Net cash provided by (used in) financing activities	3,443,707	(708,154)	(1,752,587)	2,116,848	(1,297,779)

Effect of exchange rate changes on cash	105,711	(6,074)	(12,092)	-	-

Net increase (decrease) in cash	272,262	157,521	(693,014)	(554,421)	276,704
Cash and cash equivalents, beginning of year	1,043,730	1,736,744	1,736,744	2,291,165	2,014,461

Cash and cash equivalents, end of year	$1,315,992	$1,894,265	$1,043,730	$1,736,744	$2,291,165

Supplemental disclosure of cash flow data:
Interest paid	$237,433	$153,194	$213,375	$332,940	$637,440

Income taxes paid	$453,180	$194,243	$83,255	$113,476	$67,209

Supplemental disclosure of noncash financing activities:
Conversion of debt to equity					$644,771

See notes to the consolidated financial statements

F-6

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 - Business and summary of significant accounting policies:

Principles of consolidation:

The accompanying consolidated financial statements of THE ONE GROUP, LLC and Subsidiaries include the accounts of THE ONE GROUP, LLC ("THE ONE GROUP") and its subsidiaries, Little West 12 th LLC ("Little West 12 th" ), One-LA, L.P. ("One LA"), Bridge Hospitality, LLC ("Bridge"), STK-LA, LLC ("STK-LA"), WSATOG (Miami), LLC ("WSATOG"), STK Miami Service, LLC ("Miami Services"), STK Miami, LLC ("STK Miami"), Basement Manager, LLC ("Basement Manager"), JEC II, LLC ("JEC II"), One TCI Ltd. ("One TCI"), One Marks, LLC ("One Marks"), MPD Space Events LLC ("MPD"), One 29 Park Management, LLC ("One 29 Park Management"), STK-Midtown Holdings, LLC ("Midtown Holdings"), STK Midtown, LLC ("STK Midtown"), STKout Midtown, LLC ("STKout Midtown"), STK Atlanta, LLC ("STK Atlanta"), STK-Las Vegas, LLC ("STK Vegas"), One Atlantic City, LLC ("One Atlantic City"), Asellina Marks LLC (“Asellina Marks”) , Heraea Vegas, LLC ("Heraea"), Xi Shi Las Vegas, LLC (“Xi Shi Las Vegas”), T.O.G (UK) Limited (“TOG UK”), Hip Hospitality Limited (“Hip Hospitality UK”), T.O.G (Aldwych) Limited (“TOG Aldwych”), CA (Aldwych) Limited (“CA Aldwych “), BBCLV, LLC (“BBCLV”) and STK DC, LLC (“STK DC”). The entities are collectively referred to herein as the "Company" or "Companies," as appropriate, and are consolidated on the basis of common ownership and control. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of business:

THE ONE GROUP is a limited liability company ("LLC") formed on December 3, 2004 under the laws of the State of Delaware. THE ONE GROUP is a management company, as well as holds a majority interest in the entities noted above. As per the LLC Operating Agreement of THE ONE GROUP, such LLC is set to expire on December 31, 2099.

Little West 12 th is an LLC formed on February 28, 2005 under the laws of the State of Delaware. Little West 12 th , which commenced operations on September 8, 2006, operates a restaurant known as STK located in New York, New York. As per the LLC Operating Agreement of Little West 12 th , such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 61.22% interest in this entity.

One LA is a limited partnership formed on April 20, 2006 under the laws of the State of New York. One LA, which commenced operations on June 20, 2007, operated a restaurant known as One Restaurant located in West Hollywood, California. As per the LLC Operating Agreement of One LA, such LLC is set to expire on December 31, 2099. However, on August 1, 2009, One LA ceased operations. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 78.47% interest in this entity.

F-7

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Bridge is an LLC formed on January 4, 2005 under the laws of the State of California. Bridge operates a restaurant, bar and lounge known as STK and Coco de Ville located in Los Angeles, California. STK commenced operations on February 24, 2008 and Coco de Ville commenced operations on May 13, 2008. On January 15, 2011, Coco de Ville ceased operations. As per the LLC Operating Agreement of Bridge, such LLC is set to expire on December 31, 2057. As of September 30, 2013 and December 31, 2012, STK-LA has a 77% interest in this entity.

STK-LA, which is wholly-owned by THE ONE GROUP, is an LLC formed on May 31, 2007 under the laws of the State of New York. STK-LA has a 77% interest in Bridge. As per the LLC Operating Agreement of STK-LA, such LLC is set to expire on December 31, 2099.

WSATOG is an LLC formed on October 18, 2007 under the laws of the State of Delaware. WSATOG is a holding company that owns 100% of Miami Services and STK Miami. As per the LLC Operating Agreement of WSATOG, such LLC is set to exist in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 60% interest in this entity. On October 23, 2013 THE ONE GROUP executed a Transfer Agreement in which it purchased the remaining 40% interest in WSATOG from the previous minority shareholder for $1,800,000.

Miami Services, which is wholly-owned by WSATOG, is an LLC formed in October 18, 2007 under the laws of the State of Florida. Miami Services, which commenced operations on March 24, 2008, operates a food and beverage service through The Perry Hotel located in Miami Beach, Florida. As per the LLC Operating Agreement of Miami Services, such LLC is set to exist in perpetuity.

STK Miami, which is wholly-owned by WSATOG, is an LLC formed on October 18, 2007 under the laws of the State of Florida. STK Miami operates a restaurant, bar and lounge known as STK and Coco de Ville located in Miami Beach, Florida. STK commenced operations on January 4, 2010 and Coco de Ville commenced operations on February 4, 2010. On July 3, 2011, Coco de Ville ceased operations. As per the LLC Operating Agreement of STK Miami, such LLC is set to exist in perpetuity.

Basement Manager is an LLC formed on January 12, 2006 under the laws of the State of New York. Basement Manager, which commenced operations on August 25, 2006, operates a nightclub known as Tenjune located in New York, New York. As per the LLC Operating Agreement of Basement Manager, such LLC is set to expire on December 31, 2099. As of September 30, 2013 Little West 12th has a 61% interest in this entity and at December 31, 2012, Little West 12 th has a 55% interest in this entity.

F-8

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

JEC II is an LLC formed on May 28, 2003 under the laws of the State of New York. JEC II, which commenced operations on December 2, 2003, operated a restaurant known as One Restaurant located in New York, New York. In 2010, JEC II changed its concept and name of the restaurant to The Collective. On June 11, 2011, JEC II ceased operations. As per the LLC Operating Agreement of JEC II, such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 96.14% interest in this entity; prior to January 1, 2012 this entity was controlled by the Company.

One TCI, which is wholly-owned by THE ONE GROUP, was formed on December 19, 2008 in Turks and Caicos Islands, British West Indies. One TCI, which commenced operations in 2009, held a management agreement with a hotel in Turks and Caicos to operate and manage the food and beverage operations in that hotel. One TCI ceased operations on October 31, 2011.

One Marks is an LLC formed on December 7, 2004 under the laws of the State of Delaware to hold the “One” trademark . It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 95.09% interest in this entity.

MPD, which is wholly-owned by Little West 12 th , is an LLC formed in October 24, 2005 under the laws of the State of New York. MPD commenced operations on June 13, 2011 and operates the STK rooftop in New York, New York. It is management's intent that such LLC will continue in existence in perpetuity.

One 29 Park Management, which is wholly-owned by THE ONE GROUP, is an LLC formed on April 22, 2009 under the laws of the State of New York. One 29 Park Management owns ten percent of One 29 Park, LLC, which operates a restaurant and manages the rooftop of a hotel located in New York, New York . Operations for One 29 Park Management commenced on August 18, 2010. As per the LLC Operating Agreement of One 29 Park Management, such LLC is set to exist in perpetuity.

Midtown Holdings is an LLC formed on February 9, 2010 under the laws of the State of New York. Midtown Holdings owns 100% of STK Midtown and STKout Midtown. As per the LLC Operating Agreement of Midtown Holdings, such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 73% interest in this entity.

STK Midtown, which is wholly-owned by Midtown Holdings, is an LLC formed on December 30, 2009 under the laws of the State of New York. STK Midtown, commenced operations on December 7, 2011 and operates a restaurant known as STK located in New York City, New York . It is management's intent that such LLC will continue in existence in perpetuity.

F-9

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

STKout Midtown, which is wholly-owned by Midtown Holdings, is an LLC formed on December 30, 2009 under the laws of the State of New York. STKout Midtown, commenced operations on March 28, 2012 and operates a kiosk known as STKout in New York, New York. It is management's intent that such LLC will continue in existence in perpetuity. STKout Midtown ceased operations in 2013.

STK Atlanta, which is wholly-owned by THE ONE GROUP, is an LLC formed on December 9, 2009 under the laws of the State of Georgia. STK Atlanta, operates two restaurants known as STK and Cucina Asellina located in Atlanta, Georgia. STK commenced operations on December 15, 2011 and Cucina Asellina commenced operations on February 20, 2012. It is management's intent that such LLC will continue in existence in perpetuity.

STK Vegas, which is wholly-owned by THE ONE GROUP, is an LLC formed on November 13, 2009 under the laws of the State of Nevada. STK Vegas manages a restaurant known as STK located at the Cosmopolitan Hotel in Las Vegas, Nevada which commenced operations on December 15, 2010. It is management's intent that such LLC will continue in existence in perpetuity.

One Atlantic City, which is wholly-owned by THE ONE GROUP, is an LLC formed on January 31, 2012 under the laws of the State of New Jersey. One Atlantic City commenced operations on April 9, 2012 and operated a restaurant known as ONE in Atlantic City, New Jersey. It is management's intent that such LLC will continue in existence in perpetuity. One Atlantic City ceased operations on December 11, 2012.

Asellina Marks is an LLC formed on December 5, 2011 under the laws of the State of Delaware to hold the “Asellina” trademark . It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 50% interest in this entity.

Heraea, which is wholly-owned by THE ONE GROUP, is an LLC formed on May 1, 2012 under the laws of the State of Nevada. Heraea commenced operations in February 2013 and operates a restaurant in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity.

Xi Shi Las Vegas, which is wholly-owned by THE ONE GROUP, is an LLC formed on August 14, 2012 under the laws of the State of Nevada. Xi Shi Las Vegas is expected to commence operations in 2013 in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity.

TOG UK was formed on July 6, 2010 under the laws of the United Kingdom. TOG UK is a holding company that owns 100% of TOG Aldwych and CA Aldwych, as well as majority interest in Hip Hospitality UK. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 50.01% interest in this entity.

F-10

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Hip Hospitality UK was formed on May 13, 2010 under the laws of the United Kingdom. Hip Hospitality UK is a management company that manages and operates the food and beverage operations in the Hippodrome Casino in London. Operations in the casino commenced in 2012. As of September 30, 2013 and December 31, 2012, TOG UK has a 70% interest in this entity.

TOG Aldwych , which is wholly-owned by TOG UK, was formed on April 18, 2011 under the laws of the United Kingdom. TOG Aldwych is a management company that manages and operates a restaurant, bar and lounges in the ME Hotel in London. Operations at these venues within the hotel commenced in 2012.

CA Aldwych , which is wholly-owned by TOG UK, was formed on July 4, 2012 under the laws of the United Kingdom. CA Aldwych is a management company that will manage and operate a restaurant known as Cucina Asellina in the ME Hotel in London. Operations at the restaurant are expected to commence in 2013.

BBCLV is an LLC formed on March 8, 2012 under the laws of the State of Nevada. BBCLV commenced operations on October 31, 2012 and operates a restaurant known as Bagatelle in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 84.70% and 78.60% interest in this entity, respectively. In July 2013, BBCLV ceased operations.

STK DC, which is wholly-owned by THE ONE GROUP, is an LLC formed on November 20, 2012 under the laws of the State of Delaware. STK DC will operate a restaurant known as STK in Washington, DC. It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 93.5% and 100% interest in this entity, respectively .

Unaudited interim financial information:

The accompanying consolidated balance sheet as of September 30, 2013, the consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the nine months ended September 30, 2013 and 2012 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2013 and 2012. The financial data and the other information disclosed in these notes to the condensed consolidated financial statements related to these nine month periods are unaudited. Certain information and disclosures included in the annual consolidated financial statements have been omitted for the interim periods disclosed pursuant to the rules and regulations of the SEC. The results of the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013 or for any other interim period or other future year.

Restatement:

Subsequent to the issuance of the 2011 consolidated financial statements on July 26, 2012, it was determined that certain entities included in the consolidated financial statements did not meet the requirements to be consolidated. Further, as a result, the Company restated its previously issued consolidated financial statements for the year ended December 31, 2011.

In addition to correcting the error noted previously, the Company has made certain reclassifications to the 2011 consolidated financial statements to conform to the 2012 presentation.

F-11

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In order to correct the items described above, the 2011 consolidated financial statements were restated as follows:

Consolidated Balance Sheet

December 31, 2011

	As Originally Reported	Other Reclassifications	Effect of Correction of Error	As Restated

Current assets	$5,612,436		$(68,947)	$5,543,489
Property and equipment, net	$20,701,603		$(1,699,611)	$19,001,992
Investments	$419,000		$1,412,531	$1,831,531
Other assets	$1,183,469		$1,470	$1,184,939
Total assets	$27,916,508		$(354,557)	$27,561,951

Current liabilities	$6,170,115	$1,250,000	$(41,848)	$7,378,267
Other liabilities	$12,580,642	$(1,250,000)	$-	$11,330,642
Total liabilities	$18,750,757	$-	$(41,848)	$18,708,909

Members’ Equity:
The One Group LLC members' equity	$1,554,292		$200,971	$1,755,263
Noncontrolling interest	$7,611,459		$(513,680)	$7,097,779
Total equity	$9,165,751		$(312,709)	$8,853,042

Total liabilities and members equity	$27,916,508		$(354,557)	$27,561,951

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2011

	As Originally Reported	Reclass- ifications for Discontinued Operations	Other Reclass- ifications	Effect of Correction of Error	As Restated

Total revenues	$42,822,529		$3,269,132		$46,091,661
Food and beverage costs	$(10,532,896)		$20,492		$(10,512,404)
Unit operating expenses	$(24,779,728)		$(2,090,205)		$(26,869,933)
General and administrative , net	$(4,154,520)		$2,294,793	$14	$(1,859,713)
Management and royalty fees	$2,120,701		$(2,436,279)	$(75,711)	$(391,289)
Pre-opening expenses	$(2,162,639)	$322,061		$658,191	$(1,182,387)
Equity in (income) of Subsidiaries	$-			$(95,202)	$(95,202)
Other (income) expense	$1,073,896	$(97,753)	$(1,057,933)	$-	$(81,790)
Income (loss) from continuing operations before provision for income taxes	$2,239,314	$224,308		$487,291	$2,950,913
Income from continuing Operations	$2,043,081	$224,308		$487,291	$2,754,680
Discontinued operations	$(663,373)	$(224,308)			$(887,681)
Net income	$1,379,708			$487,291	$1,866,999
Less: net income attributable to noncontrolling interest	$577,706			$286,320	$864,026
Net income attributable to The One Group, LLC and Subsidiaries	$802,002			$200,971	$1,002,973

F-12

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Consolidated Statement of Changes in Members’ Equity

Year Ended December 31, 2011

	As Originally Reported	Effect of Correction of Error	As Restated
The One Group, LLC and Subsidiaries equity:
Net income	$802,002	$200,971	$1,002,973
Totals	$1,554,292	$200,971	$1,755,263
Noncontrolling interest:
Net income	$577,706	$286,320	$864,026
Members’ contributions	$957,000	$(800,000)	$157,000
Totals	$7,611,459	$(513,680)	$7,097,779

Total equity	$9,165,751	$(312,709)	$8,853,042

Statement of Cash Flows

Year Ended December 31, 2011

	As Originally Reported	Effect of Correction of Error	As Restated
Operating activities:
Net income	$1,379,708	$487,291	$1,866,999
Loss on equity method investment	$-	$95,202	$95,202
Changes in operating assets and liabilities:
Current assets	$(252,252)	$159,530	$(92,722)
Current liabilities	$1,746,005	$(50,357)	$1,695,648
Other assets	$(30,501)	$51,031	$20,530
Net cash provided by operating activities	$5,733,960	$742,697	$6,476,657

Investing activities:
Purchase of property and equipment	$(9,160,949)	$1,699,611	$(7,461,338)
Investments in unconsolidated investees	$51,000	$(1,507,733)	$(1,456,733)
Due from related parties	$(131,188)	$(98,667)	$(229,855)
Other	$52,501	$(52,501)	$-
Net cash provided by (used in) investing activities	$(9,188,636)	$40,710	$(9,147,926)

Financing activities:
Cash overdraft	$12,135	$8,510	$20,645
Contributions from members	$957,000	$(800,000)	$157,000
Net cash provided by (used in) financing activities	$2,908,338	$(791,490)	$2,116,848

Net decrease in cash	$(546,338)	$(8,083)	$(554,421)

Cash and cash equivalents, beginning of year	$2,291,165	$-	$2,291,165

Cash and cash equivalents, end of year	$1,744,827	$(8,083)	$1,736,744

F-13

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Investments:

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s consolidated balance sheets and statements of operations and comprehensive (loss) income; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption ‘‘Equity in loss of Investee companies’’ in the consolidated statements of operations and comprehensive loss. The Company’s carrying value in an equity method Investee company is reflected in the caption ‘‘Investments’’ in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. See Note 8 for names of entities accounted for under the equity method and the Company’s percentage interest in such entities.

Fair value of financial instruments:

The carrying amount of cash, receivables, accounts payable, accrued expenses, member loans and line of credit approximate fair value due to the immediate or short-term maturity of these financial instruments. The fair value of notes payable is determined using current applicable rates for similar instruments as of the balance sheet date and approximates the carrying value of such debt.

Cash and cash equivalents:

The Company’s cash and cash equivalents are defined as cash and short-term highly liquid investments with an original maturity of three months or less from the date of purchase. The Company’s cash and cash equivalents consist of cash in banks as of September 30, 2013 and December 31, 2012 and 2011.

F-14

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Concentrations of credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and accounts receivable, which include credit card receivables. At times, the Company's cash may exceed federally insured limits. At September 30, 2013, the Company has cash balances in excess of federally insured limits in the amount of approximately $327,000. Concentrations of credit risk with respect to credit card receivables are limited. Credit card receivables are anticipated to be collected within three business days of the transaction.

The Company closely monitors the extension of credit to its noncredit card customers while maintaining allowances for potential credit losses, if required. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, if required, based on a history of past write-offs and collections and current credit considerations. The allowance for uncollectible accounts receivable totaled $164,004 at both September 30, 2013 and December 31, 2012 and $0 as of December 31, 2011. The determination of the allowance for uncollectible accounts receivable includes a number of factors, including the age of the accounts, past experience with the accounts, changes in collection patterns and general industry conditions.

As of September 30, 2013, December 31, 2012 and 2011, amounts owed from hotels accounted for approximately 66%, 65% and 37% of accounts receivable, respectively, and amounts owed from the landlord at Midtown accounted for approximately 7%, 6% and 27% of accounts receivable, respectively.

Noncontrolling interest:

Noncontrolling interest related to the Company's ownership interests of less than 100% is reported as noncontrolling interest in the consolidated balance sheets. The noncontrolling interest in the Company' earnings is reported as net income (loss) attributable to the noncontrolling interest in the consolidated statements of operations and comprehensive (loss) income.

Foreign currency translation:

Assets and liabilities of foreign operations are translated into U.S. dollars at year end exchange rates and revenues and expenses are translated at average monthly exchange rates. Gains or losses resulting from the translation of foreign subsidiaries represent other comprehensive income (loss) and are accumulated as a separate component of members’ equity. Currency transaction gains or losses are recorded as other income (expense) in the consolidated statements of operations and comprehensive loss amounted to $0 for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011 and 2010.

Accounts receivable:

Accounts receivable is primarily comprised of normal business receivables such as credit card receivables, landlord contributions, management and incentive fees and other reimbursable amounts due from hotel operators where the Company has a location, and are recorded when the products or services have been delivered or rendered at the invoiced amounts.

F-15

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Inventory:

The Company's inventory consists of food, liquor and other beverages and is valued at the lower of cost, on a first-in first-out basis, or market.

Property and equipment:

Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives as follows:

Computer and equipment	5-7 years
Furniture and fixtures	5-7 years

Restaurant supplies are capitalized during initial year of operations. All supplies purchased subsequent are charged to operations as incurred. Leasehold improvements are amortized on the straight-line method over the lesser of the estimated useful life of the assets or the lease term. Costs of maintenance and repairs are charged to operations as incurred. Any major improvements and additions are capitalized.

Impairment of long-lived assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing a review for impairment, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment has occurred, the loss would be recognized during that period. The impairment loss is calculated as the difference between the asset carrying values and the present value of estimated net cash flows or comparable market values. No impairment was recognized during the nine months ended September 30, 2013. In 2012, management determined that 100% of the property and equipment for BBCLV were impaired. An impairment charge of $5,059,495 is recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2012.

In 2012, management decided to close One Atlantic City and STKout Midtown due to continuing losses. As a result, certain assets were deemed impaired. An impairment charge of $74,057 is recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2012.

In 2010, management decided to close The Collective due to continuing losses. As a result, all renovations made to the restaurant were deemed impaired and an impairment charge of $304,858 was recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2010.

Deferred rent:

Deferred rent represents the net amount of the excess of recognized rent expense over scheduled lease payments and recognized sublease rental income over sublease receipts. Deferred rent also includes the landlord's contribution towards construction (lease incentive), that will be amortized over the lease term. For rent expense, the Company straight lines the expense.

F-16

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Pre-opening expenses:

Costs of pre-opening activities are expensed as incurred.

Revenue recognition:

Revenue consists of restaurant sales, management, incentive and royalty fee revenues. The Company recognizes restaurant revenues when goods and services are provided. Revenue for management services (inclusive of incentive fees) are recognized when services are performed or earned and fees are billable. Royalty fees are recognized as revenue in the period the licensed restaurants’ revenues are earned.

Deferred revenue:

Deferred revenue represents gift certificates outstanding and deposits on parties. The Company recognizes this revenue when the gift certificates are redeemed and/or the parties are held.

Taxes collected from customers:

The Company accounts for sales taxes collected from customers on a net basis (excluded from revenues).

Income taxes:

The Company is not a taxpaying entity for Federal or state income tax purposes. Accordingly, no Federal or state income tax expense has been recorded in the accompanying consolidated financial statements. Income or loss of the Company is allocated to the members for inclusion in their individual income tax returns. The Company is however, liable for New York City unincorporated business tax. In addition, four of the entities included in the consolidated financial statements are foreign entities (UK entities). These companies remain liable for local statutory taxes which have been provided for in the consolidated financial statements.

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has no unrecognized tax benefits at December 31, 2012 and September 30, 2013. The Company's U.S. Federal, state and local income tax returns prior to fiscal year 2010 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company's foreign income tax returns prior to fiscal year 2011 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

F-17

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising expense included in continuing operations amounted to $1,614,090, $1,175,101 and $1,552,557 in 2012, 2011 and 2010, respectively.

Comprehensive income (loss):

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The Company's other comprehensive income (loss) is comprised of foreign currency translation adjustments. The amount of other comprehensive loss related to the foreign currency adjustment amounted to $105,711 and $(12,092) as of September 30, 2013 and December 31, 2012, respectively, and $0 as of December 31, 2011.

Recent accounting pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued guidance requiring disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This guidance is effective prospectively for the Company for annual and interim periods beginning January 1, 2013. The Company believes that the impact of this standard will not have a material impact on its consolidated financial statements.

Note 2 - Inventory:

Inventory consists of the following:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)
Food	$72,535	$116,191	$143,582
Beverages	878,077	1,249,990	1,027,241

Totals	$950,612	$1,366,181	$1,170,823

F-18

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 - Property and equipment, net:

Property and equipment, net consist of the following:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(Restated)
Furniture, fixtures and equipment	$6,414,575	$6,033,422	$5,526,948
Leasehold improvements	24,248,454	23,767,148	22,421,249
Construction in progress	588,000	11,653	53,553
Restaurant supplies	579,692	592,583	407,745
	31,830,721	30,404,806	28,409,495
Less accumulated depreciation and amortization	18,471,452	16,769,324	9,407,503

Totals	$13,359,269	$13,635,482	$19,001,992

Depreciation and amortization related to property and equipment included in continuing operations amounted to $1,312,526 for the nine months ended September 30, 2013 and $7,329,860, $1,709,291 and $2,504,534 in the years ended December 31, 2012, 2011 and 2010, respectively.

Note 4 – Accrued expenses:

Accrued expenses at December 31, consisted of the following:

	2012	2011

Sales tax payable	$750,612	$256,181
Legal	248,068	248,068
Payroll and related	258,644	495,411
Interest	277,633	-
Management fees	-	167,858
Due to hotels	250,721	-
Property and equipment	242,814	636,021
Other	385,639	390,392

Totals	$2,414,131	$2,193,931

Note 5 - Notes payable:

On October 1, 2009, the Company entered into a promissory note with an entity owned by a relative of a member in the amount of $300,000, whereby principal and all unpaid and accrued interest are due on demand. Interest accrues at a rate of 20%, half of the interest (interest at a rate of 10% per annum) shall be paid by THE ONE GROUP in eight consecutive quarterly fixed payments of interest only, in arrears, in the amount of $7,500 and all remaining interest shall be repaid in full when the note is settled. The loan is secured by a portion of THE ONE GROUP's interest in the following subsidiaries: a 10.14% ownership interest in JEC II, a 6.55% ownership interest in One Marks, a 5.19% ownership interest in Little West 12 th and a 4.63% ownership interest in One-LA. At September 30, 2013, December 31, 2012 and 2011, $300,000 remained outstanding under this note. This note is subordinate to the credit facility with the bank.

F-19

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On October 1, 2009, THE ONE GROUP purchased the following membership units from a former member: 10.14% in JEC II, 6.55% in One Marks, 5.19% in Little West 12 th and 4.63% in One LA. The Company paid $400,000, of which $300,000 was paid in cash and $100,000 in the form of a note and issued warrants (See Note 13) to purchase up to 10,090 membership units of the Company at an exercise price of $22.94 per membership unit. Commencing in December 2009, quarterly payments of principal and interest in the amount of $5,656 are to accrue at an interest at a rate of 5% through September 2014. At September 30, 2013, December 31, 2012 and 2011, $20,000, $35,000 and $55,000 remained outstanding under this note, respectively.

On October 31, 2011, the Company entered into a credit facility with a bank to borrow up to $3,000,000. The credit facility is to accrue at an interest rate equal to the greater of prime plus 1.75% and 5.0% (5% at December 31, 2012) through April 30, 2014. In January 2013, the Company refinanced its credit facility with the bank to borrow up to $5,000,000. The credit facility is to accrue at an interest rate equal to the greater of prime plus 1.75% and 5.0% through April 30, 2015. The agreement contains certain financial and nonfinancial covenants. The Company obtained a waiver from the bank for all covenant violations. The Company could be in violation of a financial covenant prior to December 31, 2013 and therefore, this facility is classified as a current liability. The CEO of the Company has personally guaranteed this credit facility and in exchange the Company pays him an annual fee of 3% which for the nine months ended September 30, 2013 was $96,162 and for the years ended December 31, 2012 and 2011 was $57,651 and $6,075, respectively. The credit agreement is secured by substantially all of the assets of THE ONE GROUP, STK Atlanta, STK Vegas, One 29 Park Management, Heraea and Xi Shi Las Vegas and is guaranteed by a member. At September 30, 2013, December 31, 2012 and 2011, $4,905,556, $2,477,778 and $1,250,000 remained outstanding under this credit facility, respectively.

Minimum future payments on the notes payable in each of the years subsequent to December 31, 2012 are $2,797,778 in 2013 and $15,000 in 2014.

Interest expense recognized related to these notes amounted to $171,891, $30,507 and $32,625 for the years ended December 31, 2012, 2011 and 2010, respectively.

Note 6 - Member loans:

In 2007, the Company entered into several demand loans with a member totaling $4,392,777 that accrue interest ranging from 6% to 12%. On February 27, 2009, $1,000,000 was converted to equity. In 2012, one of the notes for $500,000 was forgiven by the member in exchange for all of our membership interest in an investment in 408 W15 Members LLC, an unrelated party, which was held by the Company. There was no gain or loss recognized in this exchange. At September 30, 2013, December 31, 2012 and 2011, $6,473,702, $4,181,391 and $3,760,211, including accrued interest of $1,398,925, $1,106,614 and $885,434, respectively, remained outstanding under these loans. Interest expense recognized related to these member loans was $281,299, $252,405 and $266,165 in 2012, 2011 and 2010, respectively. These notes, along with accrued interest, was repaid in conjunction with the Merger.

On October 13, 2009, the Company entered into a promissory note with a member in the amount of $750,000, with interest accruing at a monthly rate of 12%. Principal and all unpaid and accrued interest are due on October 13, 2014. Subsequently, this member provided additional funds in the amount of $26,652 to the Company to be paid in accordance with the terms above. The loan was repaid in 2012. At December 31, 2011, $782,253, including accrued interest of $5,601, was outstanding under this loan. Interest expense recognized related to this member loan was $8,408, $110,026 and $101,003 in 2012, 2011 and 2010, respectively. These notes, along with accrued interest, was repaid in conjunction with the Merger.

F-20

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The above member loans are subordinated to the credit facility with the bank (See Note 5).

On December 9, 2011, TOG UK entered into two loan agreements with entities that are controlled by a member for funds up to £230,000 and £300,000. The loans are due on demand and are accruing interest at an interest rate of 8%. At September 30, 2013, December 31, 2012 and 2011, $903,616, $846,222 and $0, respectively, was outstanding under these loans. Interest expense recognized related to these loans was $45,379 for the years ended December 31, 2012 and $0 in 2011 and 2010. These notes, along with accrued interest, was repaid in conjunction with the Merger.

Note 7 - Nonconsolidated variable interest entities:

Accounting principles generally accepted in the United States of America provide a framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance, or (3) has a group of equity owners that do not have the obligation to absorb losses of the entity or the right to receive returns of the entity. A VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE that is considered a variable interest (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. At September 30, 2013, December 31, 2012 and 2011, the Company held investments that were evaluated against the criteria for consolidation and determined that it is not the primary beneficiary of the investments because the Company lacks the power to direct the activities of the variable interest entities that most significantly impacts their economic performance. Therefore consolidation in the Company’s financial statements is not required. At September 30, 2013, December 31, 2012 and 2011, the Company held the following investments:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(Restated)
Bagatelle NY LA Investors, LLC	$938,858	$1,075,418	$967,070
Bagatelle Little West 12 th Street, LLC	921,385	439,365	445,461
Bagatelle La Cienega, LLC	-	-	-
Totals	$1,860,243	$1,514,783	$1,412,531

F-21

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Bagatelle NY LA Investors, LLC is a holding company that has interests in two operating restaurant companies, Bagatelle Little West 12 th Street, LLC and Bagatelle La Cienega, LLC. All three entities were formed in 2011. The Company holds interests in all three entities, see Note 8 for condensed financial information related to these entities.

During the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, the Company provided no explicit or implicit financial or other support to these VIEs that were not previously contractually required.

The amounts presented above represent maximum exposure to loss.

Note 8 - Investments:

The Company has investments in Bagatelle NY LA Investors LLC (“Bagatelle Investors”), Bagatelle Little West 12 th , LLC (“Bagatelle NY”) and Bagatelle LA Cienega, LLC (“Bagatelle LA”) as reflected in Note 7. In addition, the Company has an investment in One 29 Park, LLC (“One 29 Park“) with a carrying amount of $419,000 at September 30, 2013, December 31, 2012 and 2011. These investments have been accounted for under the equity method. Included in due to/from related parties at September 30, 2013, December 31, 2012 and 2011 are amounts due to/from these entities, net of $225,222, $(488,805) and $58,355, respectively. Included in accounts receivable are management fees due at September 30, 2013, December 31, 2012 and 2011 from these entities for $225,222, $345,786 and $300,708, respectively.

Condensed financial information for Bagatelle Investors, Bagatelle NY, Bagatelle LA and One 29 Park as of, and for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011 and 2010 are as follows:

September 30, 2013:
(unaudited)
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	31.24%	5.23%	5.23%	10.00%

Current assets	$384,074	$1,855,140	$120,339	$1,166,495
Noncurrent assets	3,052,363	2,326,531	534,910	1,187,452
Current liabilities	(19,114)	(983,180)	(1,034,039)	(364,768)
Noncurrent liabilities	-	(161,495)	(25,317)	-
Equity	$3,417,323	$3,036,997	$(404,106)	$1,989,179

Revenues	$-	$8,747,933	$1,236,199	$7,242,579
Operating income (loss)	143,513	1,283,943	(518,716)	859,245
Net income (loss)	140,954	1,207,760	(537,865)	(207,677)

December 31, 2012:
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	31.24%	5.23%	5.23%	10.00%

Current assets	$684,095	$1,165,932	$107,517	$1,673,947
Noncurrent assets	3,229,291	2,702,895	674,312	1,171,226
Current liabilities	(117,017)	(1,512,816)	(626,338)	(567,270)
Noncurrent liabilities	-	(119,956)	(21,732)	-
Equity	$3,796,369	$2,236,055	$133,759	$2,277,903

Revenues	$-	$6,089,189	$1,745,057	$10,911,564
Operating income (loss)	(184,380)	105,420	(995,511)	2,185,157
Net income (loss)	(184,380)	79,416	(1,002,842)	499,847

F-22

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 (Restated):
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	55.56%	4.00%	4.00%	10.00%

Current assets	$68,863	$367	$14,756	$1,927,635
Noncurrent assets	1,671,901	1,296,712	402,898	1,200,598
Current liabilities	-	(58,355)	-	(1,178,970)
Noncurrent liabilities	-	-	-	-
Equity	$1,740,764	$1,238,724	$417,654	$1,949,263

Revenues	$-	$-	$-	$11,935,280
Operating income (loss)	(59,251)	(303,229)	(354,960)	2,333,777
Net income (loss)	(59,251)	(303,229)	(354,960)	757,106

December 31, 2010:
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	0.0%	0.0%	0.0%	10.00%

Current assets	$-	$-	$-	$901,604
Noncurrent assets	-	-	-	37,425
Current liabilities	-	-	-	(390,726)
Noncurrent liabilities	-	-	-	(661,745)
Equity	$-	$-	$-	$(113,442)

Revenues				$2,310,891
Operating income (loss)				(413,442)
Net income (loss)				(413,442)

The Company has accounted for its investments in Bagatelle NY, Bagatelle LA and One 29 Park, LLC under the equity method due to its ability to exercise significant influence over such entities.

Note 9 - Related party transactions:

Due from related parties consists of amounts related to the Company and its related entities which arose from noninterest bearing cash advances and are expected to be repaid within the next twelve months. Included in other assets are noninterest bearing cash advances made to related parties that are not expected to be repaid within the next twelve months. As of September 30, 2013, December 31, 2012 and 2011, these advances amounted to $678,495, $657,912 and $0, respectively.

The Company incurred approximately $950, $273,000 and $421,000 in 2012, 2011 and 2010, respectively, for design services at the various restaurants to an entity owned by one of the Company's members. Included in accounts payable at December 31, 2012 and 2011 is a balance due to this entity of approximately $20,400 and $36,900, respectively.

F-23

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company incurred approximately $654,000, $451,000 and $517,000 in 2012, 2011 and 2010, respectively, for legal fees to an entity owned by one of the Company's members. Included in accounts payable and accrued expenses at December 31, 2012 and 2011 is a balance due to this entity of approximately $410,000 and $343,000, respectively.

The Company incurred approximately $53,000 in 2012 and $0 in 2011 and 2010, for consulting fees to an entity owned by one of the Company's members.

The Company incurred approximately $25,000 in 2010 for construction services to an entity owned by one of the Company's members. There were no amounts paid to this related entity for 2012 and 2011.

Note 10 - Income taxes:

The provision for income taxes consists of the following:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Current	$112,662	$180,229	$301,932	$193,751	$199,140
Deferred	42,876	(161,192)	(176,755)	(43,556)	(78,280)
Effect of change in valuation allowances	-	-	(111,375)	46,038	-
Totals	$155,538	$19,037	$13,802	$196,233	$120,860

The reconciliation between the Company's effective tax rate on income from continuing operations and the statutory rate is as follows:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Income tax expense at federal statutory rate	$-	$-	$-	$-	$-
State and local income taxes	155,538	19,037	125,177	150,195	120,860
Change in valuation allowance	-	-	(111,375)	46,038	-
Income tax expense	$155,538	$19,037	$13,802	$196,233	$120,860

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

F-24

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

	At September 30,	At December 31,
	2013	2012	2011
Long-term deferred tax assets (liabilities):	(unaudited)
State and local net operating loss carryforwards	$59,874	$76,918	$90,157
Deferred rent	168,079	169,183	115,031
Lease incentives	34,914	36,868	38,842
Depreciation and amortization	44,089	66,413	(56,857)
Total long-term deferred tax assets	306,956	349,382	187,173

Valuation allowance	-	-	(111,375)
Total net deferred tax assets	$306,956	$349,382	$75,798

Net operating loss carryfowards of approximately $1,923,000 expire through 2023.

In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. At December 31, 2011, a valuation allowance equal to 100% of the deferred tax assets has been provided for JEC II due to the uncertainty related to the extent and timing of JEC II's future taxable income. In 2012, JEC II began generating income through its interest in Bagatelle NY, which was profitable in 2012 and is expected to generate future taxable income. As such, the valuation allowance was reversed in 2012.

Note 11 - Commitments and contingencies:

Operating leases:

The Company is obligated under several operating leases for the restaurants, equipment and office space, expiring in various years through 2031, that provide for minimum annual rentals, escalations, percentage rent, common area expenses or increases in, real estate taxes.

Future minimum rental commitments under the leases and minimum future rental income per the sublease in five years subsequent to 2012 and thereafter are as follows:

Year Ending			Net
December 31,	Expense	Income	Amount

2013	$4,872,205	$(1,074,012)	$3,798,193
2014	5,513,319	(1,127,152)	4,386,167
2015	5,440,413	(1,075,083)	4,365,330
2016	5,465,932	(1,063,784)	4,402,148
2017	4,989,656	(851,741)	4,137,915
Thereafter	44,658,330	(4,490,707)	40,167,623
Total	$70,939,855	$(9,682,479)	$61,257,376

F-25

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In January 2010, STK Midtown entered into a lease agreement for a term of twenty years, which was subsequently amended, that provides for the landlord to contribute up to $1,036,900 towards construction, is included in deferred rent and will be amortized over the lease term. As of September 30, 2013 and December 31, 2012, $210,458 remains outstanding and is included in accounts receivable.

Rent expense (including percentage rent of $350,938, $1,405,577, $1,102,699 and $919,698), included in continued operations, amounted to $2,243,012, $3,051,896, $4,028,173 and $2,950,528 in the nine months ended September 30, 2013, 2012, 2011 and 2010, respectively. Rent expense included in continuing operations has been reported in the consolidated statements of operations and comprehensive (loss) income net of rental income of $339,342, $391,983, $189,366 and $0 in the nine months ended September 30, 2013, 2012, 2011 and 2010, respectively, related to subleases with related and unrelated parties which expires through 2025.

The CEO of the Company is a limited personal guarantor of the leases for the STK Miami premises with respect to certain covenants under the lease relating to construction of the new premises and helping the landlord obtain a new liquor license for the premises in the event of termination of the lease. The CEO is a limited personal guarantor of the leases for the Bagatelle New York premises with respect to JEC II, LLC’s payment and performance under the lease. The CEO is also a surety to an equipment lease executed by the Company for the benefit of BBCLV, which owns and operated the recently closed Bagatelle Las Vegas.

Capital lease obligations:

In 2007, One LA entered into a capital lease obligation for equipment. The cost of the equipment under the capital lease was included in the consolidated balance sheet as property and equipment and was $250,000 at December 31, 2008, however, the equipment was abandoned and written off when One LA closed in 2009. The capital lease is guaranteed by JEC II and personally guaranteed by a member of the Company. As such, the liability has been transferred to JEC II's books. The lease was repaid in 2012.

In 2008, Bridge entered into a capital lease obligation for equipment. The cost of the equipment under the capital lease is included in the consolidated balance sheet as furniture, fixtures and equipment under property and equipment and was $200,000 at December 31, 2012. Accumulated depreciation of the leased equipment at December 31, 2012 and 2011 was $193,333 and $153,333, respectively. Amortization of assets under capital leases is included in depreciation expense. The capital lease is guaranteed by JEC II and personally guaranteed by a member of the Company. The lease was repaid in 2012.

License and management fees:

Pursuant to its amended and restated operating agreement executed in June 2007, Bridge is obligated to pay management fees equal to 2% of revenues to a member. Management fees amounted to $85,974, $ 91,289 and $125,664 in 2012, 2011 and 2010, respectively. Included in accounts payable at December 31, 2012 and 2011 are amounts due for management fees of $38,783 and $108,439, respectively.

Basement Manager, pursuant to its operating agreement, is obligated to pay management fees to the two managers of the nightclub. Management fees amounted to $300,000 in 2012, 2011 and 2010.

F-26

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On January 12, 2009, One TCI entered into a management agreement for a period of ten years with a third party to be the sole and exclusive agent in operating and managing the food and beverage operations at a hotel in Turks and Caicos. In December 2010, the agreement was amended whereby One TCI will receive a 1% gross license fee and 5% gross management fee. The agreement was terminated in October 2011. Management fees amounted to $209,809 and $138,409 in 2011 and 2010, respectively. In 2010, One TCI entered into an amended license agreement with a related party whereby it is obligated to pay a monthly license fee equal to 1.0% of gross revenue, as defined for the use of the "Bagatelle," "Bagatelle Beach" and "Bagatelle Beach Club" name. The agreement was terminated in 2011. License fees amounted to $34,968 and $22,752 in 2011 and 2010, respectively. Included in accounts payable at December 31, 2012 and 2011 are amounts due for license fees of $0 and $59,340, respectively. In addition, One TCI is obligated to pay a management fee to a third party in the amount of 1.0% of gross revenue, as defined. Once the venue achieves profitability, One TCI is obligated to pay a percentage of gross operating profit to this third party. The agreement was terminated in 2011. Management fees amounted to $52,453 and $34,698 in 2011 and 2010, respectively.

In January 2010, STK Vegas entered into a management agreement with a third party for a term of ten years, with two five-year option periods. Under this agreement, STK Vegas shall receive a management fee equal to 5% of gross sales, as defined ("gross sales fee") plus 20% of net profits prior to the investment breakeven point date and 43% of net profits thereafter ("incentive fee"). In addition, STK Vegas is entitled to receive a development fee equal to $200,000. The Company has elected to receive a credit against a portion of its obligation (estimated at approximately $387,000) to fund the build-out in lieu of receiving the $200,000. Management fees amounted to $2,613,812, $1,651,603 and $29,990 in 2012, 2011 and 2010, respectively.

In July 2009, One 29 Park Management entered into an agreement with a third party. Under this agreement, One 29 Park Management shall receive a management fee equal to 5% of gross revenues, as defined, from the restaurant, banquets, room service and rooftop sales and 50% of the base beverage fee, as defined. Management fees amounted to $762,191, $860,388 and $154,493 in 2012, 2011 and 2010, respectively.

In July 2010, Hip Hospitality UK entered into a management agreement with a third party to manage and operate the food and beverage operations in the Hippodrome Casino in London. Under this agreement, Hip Hospitality UK shall receive a management fee equal to 5.5% of total revenue, as defined, as well as an incentive fee if certain conditions are met. Management fees amounted to $194,356 in 2012. Included in accounts receivable at December 31, 2012 are amounts due for management fees and reimbursable expenses of $576,139.

F-27

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In December 2011, TOG Aldwych entered into a management agreement with a third party to operate a restaurant, bar and lounges in the ME Hotel in London. Under this agreement, TOG Aldwych shall receive a management fee equal to 5% of receipts received from food and beverages operations. In addition, TOG Aldwych is entitled to receive a monthly marketing fee equal to 1.5% of receipts received from food and beverages operations and an additional fee equal to 65% of net operating profits, as defined. Management fees, marketing fees and additional fees were waived in 2012.

In May 2012, Heraea entered into a management agreement with a third party for a term of ten years, with two five-year option periods. Under this agreement, Heraea shall receive a management fee equal to 5% of gross revenues, as defined, and a profit share of gross operating profit, as defined.

Note 12- Retirement plan:

Effective January 1, 2012, the Company maintains a profit-sharing plan covering all eligible employees in accordance with Section 401(k) of the Internal Revenue Code. The plan is funded by employee and employer contributions. Employer contributions to the plan are at the discretion of the Company. There were no employer contributions in 2012.

Note 13- Outstanding warrants:

At December 31, 2012, there were outstanding warrants to purchase 62,280 membership units of THE ONE GROUP at prices ranging from $22.94 to $32.00 per unit. The warrants became exercisable in 2009 through 2012 and expire at various dates through 2021.

Note 14- Discontinued operations:

Management decided to cease operations for the following entities: One LA (2009), JEC II (2011), One TCI (2011), Bridge's Coco de Ville (2011), STK Miami's Coco de Ville (2011), One Atlantic City (2012), STKout Midtown (2013) and BBCLV (2013).

Summarized operating results related to these entities are included in discontinued operations in the accompanying consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 are as follows:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Revenue	$1,802,831	$2,377,254	$3,544,070	$2,078,915	$6,893,731
Costs and expenses	6,966,251	4,814,268	8,435,397	2,966,596	7,413,477
Loss from discontinued operations	(5,163,420)	(2,437,014)	(4,891,327)	(887,681)	(519,746)
Loss from impairment charge	-	-	(5,133,552)	-	(304,858)

Net loss from discontinued operations	$(5,163,420)	$(2,437,014)	$(10,024,879)	$(887,681)	$(824,604)

F-28

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 15- Litigation:

The Company is party to claims in lawsuits incidental to its business. In the opinion of management, the ultimate outcome of such matters, individually or in the aggregate, will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Note 16- Other matters:

In 2011, Basement Manager was under a sales tax audit by New York State Department of Taxation and Finance. In 2013, the case was settled for approximately $43,000, which has been accrued for and included in other expense in 2012. In addition, Miami Services is currently undergoing a sales tax audit by Florida Department of Revenue. The cases are still ongoing, however, at the present time, the Company does not believe that the exposure is greater than $390,000, of which approximately $321,000 is included in other expense and approximately $69,000 is included in interest expense in 2012.

In January 2012, STK Miami Services entered into an amendment to its services agreement with its landlord whereby STK Miami Services received $5,000,000 as consideration for including in the amendment, the option for the landlord to terminate the existing agreement. Should the landlord terminate the agreement, the landlord is obligated to pay a termination fee as defined in the agreement.

Note 17- Management incentive plan:

The Company created a Management Incentive Plan (the “Plan”), effective in 2012, whereby the Company may issue up to 117,729 units to employees. The granted units are subject to continued employment and are only exercisable upon a qualifying transaction, defined as the sale, transfer or other disposition of all or substantially all of the assets of the Company, a merger or consolidation in which securities possessing more than 80% of the total consolidated voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or initial public offering , or an acquisition by any person or group of persons of beneficial ownership of securities possessing more than 80% of the total consolidated voting power of the Company’s outstanding securities, other than a private equity financing that is approved by the Company’s managing member . As of September 30, 2013 and December 31, 2012, 39,065 units were issued.

F-29

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 18- Geographic information:

The following table contains certain financial information by geographic location for the year ended December 31, 2012:

United States:
Revenues – owned units	$56,429,452
Management, incentive and royalty fee revenue	3,496,914
Net assets	3,031,053

Foreign:
Revenues – owned units	$-
Management and development fee revenue	194,356
Net assets (liabilities)	(542,306)

Note 19- Subsequent events:

On October 16, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Committed Capital Acquisition Corporation, a Delaware corporation (“Committed Capital”) and CCAC Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Committed Capital (“Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub was merged with and into the Company, with the Company being the surviving entity and thereby becoming a wholly owned subsidiary of Committed Capital. At the effective time of the merger (the “Effective Time”), all of the issued and outstanding membership interests of the Company that were outstanding immediately prior to the Effective Time were cancelled and new membership interests of the Company comprising 100% of its ownership interests were issued to Committed Capital. Simultaneously, Committed Capital issued to the former holders of membership interests in the Company (the “TOG Members”), and to a Liquidating Trust established for the benefit of TOG Members and holders of Company warrants, an aggregate of 12,631,400 shares of Committed Capital’s common stock, par value $0.0001 per share, and paid $11,750,000 of cash to such TOG Members. The Merger Agreement provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust based on a formula as described in the Merger Agreement. Simultaneously with the Merger, Committed Capital completed a private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share. Additionally, the Company’s member loans, notes payable, and certain other liabilities were repaid with the closing of the merger.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Committed Capital Acquisition Corporation

We have audited the accompanying balance sheets of Committed Capital Acquisition Corporation (a development stage company) (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the two year period ended December 31, 2012 and the period from January 24, 2006 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Committed Capital Acquisition Corporation (a development stage company) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2012 and the period from January 24, 2006 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company will face a mandatory liquidation if a business combination is not consummated by July 24, 2013, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass

Roseland, New Jersey

March 29, 2013

F-31

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash	$-	$-
Prepaid expenses	22,000	22,000
Total current assets	22,000	22,000

OTHER ASSETS:
Investment held in Trust Account	28,780,000	28,750,000

TOTAL ASSETS	$28,802,000	$28,772,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,000	$54,000
Accrued liabilities	225,000	200,000
Accrued franchise taxes	266,000	85,000
Related party advances	614,000	346,000
Note payable - related party	120,000	120,000
Total current liabilities	1,228,000	805,000

TOTAL LIABILITIES	1,228,000	805,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	-	-
Common stock, $.0001 par value; 75,000,000 shares authorized; 12,500,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	1,000	1,000
Additional paid-in capital	28,369,000	28,369,000
Deficit accumulated during the development stage	(796,000)	(403,000)

TOTAL STOCKHOLDERS’ EQUITY	27,574,000	27,967,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,802,000	$28,772,000

The accompanying notes are an integral part of the financial statements.

F-32

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

			Period from
			January 24, 2006 (inception)
	Year ended December 31,		to December 31,
	2012	2011	2012

REVENUE	$-	$-	$-

OPERATING EXPENSES:
General and administrative expenses and taxes	423,000	291,000	815,000

LOSS FROM OPERATIONS	(423,000)	(291,000)	(815,000)

OTHER INCOME (EXPENSE)
Interest income - Trust	30,000	-	30,000
Interest expense - related party	-	(2,000)	(11,000)
TOTAL OTHER INCOME (EXPENSE)	30,000	(2,000)	19,000

NET LOSS	$(393,000)	$(293,000)	$(796,000)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)	$(0.04)	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,500,000	8,168,000	8,929,000

The accompanying notes are an integral part of the financial statements.

F-33

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

From January 24, 2006 (Inception) to December 31, 2012

					Additional		Deficit Accumulated	Total
	Preferred Stock		Common Stock		Paid-in		During the	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Treasury Stock	Development Stage	Equity (Deficit)
BALANCE AT January 24, 2006, (INCEPTION)	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash at $.004 per share	-	-	8,437,500	1,000	29,000		-	30,000
Net loss	-	-	-	-	-		(13,000)	(13,000)
BALANCE AT December 31, 2006	-	-	8,437,500	1,000	29,000		(13,000)	17,000

Net loss	-	-	-	-	-		(29,000)	(29,000)
BALANCE AT December 31, 2007	-	-	8,437,500	1,000	29,000		(42,000)	(12,000)

Net loss	-	-	-	-	-		(13,000)	(13,000)
BALANCE AT December 31, 2008	-	-	8,437,500	1,000	29,000		(55,000)	(25,000)

Issuance of common stock for cash at $.004 per share	-	-	260,955	-	1,000		-	1,000
Net loss	-	-	-	-	-		(25,000)	(25,000)
BALANCE AT December 31, 2009	-	-	8,698,455	1,000	30,000		(80,000)	(49,000)

Net loss	-	-	-	-	-		(30,000)	(30,000)
BALANCE AT December 31, 2010	-	-	8,698,455	1,000	30,000		(110,000)	(79,000)

Purchase of Treasury Stock	-	-	-	-		(7,000)	-	(7,000)
Retirement of Treasury Stock			(1,948,455)	-	(7,000)	7,000		-
Issuance of 5,750,000 shares of common stock and warrants for cash at $5.00 per share, net of expenses of approximately $404,000	-	-	5,750,000	-	28,346,000			28,346,000
Net loss	-	-	-	-	-		(293,000)	(293,000)
BALANCE AT December 31, 2011	-	-	12,500,000	1,000	28,369,000	-	(403,000)	27,967,000

Net loss	-	-	-	-	-		(393,000)	(393,000)
BALANCE AT December 31, 2012	-	$-	12,500,000	$1,000	$28,369,000	$-	$(796,000)	$27,574,000

The accompanying notes are an integral part of the financial statements.

F-34

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

			Period from
	Year ended December 31,		January 24, 2006 (inception) to
	2012	2011	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(393,000)	$(293,000)	$(796,000)
Changes in operating assets and liabilities:
Prepaid expenses	-	4,000	-
Accounts payable and accrued liabilities	242,000	203,000	445,000
Accrued interest related party	-	-	9,000
Franchise tax payable	181,000	85,000	266,000
Net cash provided by (used in) operating activities	30,000	(1,000)	(76,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment held in Trust Account	-	(28,750,000)	(28,750,000)
Interest reinvested in the Trust Account	(30,000)	-	(30,000)
Net cash used in investing activities	(30,000)	(28,750,000)	(28,780,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	28,750,000	28,781,000
Proceeds from note payable and advances - related party	-	-	75,000
Net cash provided by financing activities	-	28,750,000	28,856,000

NET DECREASE IN CASH	-	(1,000)	-

CASH AT THE BEGINNING OF PERIOD	-	1,000	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$-	$1,000	$1,000

NON-CASH SCHEDULE OF INVESTING AND FINANCING ACTIVITIES
Conversion of notes payable (related party), advances (related party) and accrued interest to notes payable (related party)	$-	$120,000	$120,000
Related party advances paid directly to vendors	$268,000	$320,000	$588,000
Retirement of Treasury Stock	$-	$7,000	$7,000
Related party advances to fund expenses	$-	$149,000	$149,000

The accompanying notes are an integral part of the financial statements.

F-35

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

Committed Capital Acquisition Corporation (the “Company”) was incorporated in the state of Delaware on January 24, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business (the “initial business transaction”).

The Company is currently in the development stage as defined in Accounting Standards Codification (“ASC”) No. 915. All activities of the Company to date relate to its organization, initial funding, share issuances and the Offering (defined below) and initial search activities toward finding a candidate for the initial business transaction. All dollar amounts are rounded to the nearest thousand dollars.

On May 27, 2011, the Company commenced the process for conversion to a special purpose acquisition corporation. In connection with this conversion, the Company filed a Form S-1 with the United States Securities and Exchange Commission in connection with its offering to sell up to 5,000,000 units at a price of $5.00 per unit (the “Offering”). The underwriters for the Offering were granted an over-allotment option to purchase up to an additional 750,000 units for 45 days after the effectiveness of the registration statement for the Offering. Each unit consists of one share of common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a post-effective amendment or new registration statement under the Securities Act of 1933, as amended, following the completion of the Company's initial business transaction. Each warrant entitles the holder to purchase one share of common stock at a price of $5.00. Each warrant will become exercisable upon the effectiveness of the registration statement to be filed upon the completion of an initial business transaction and will expire 45 days thereafter. However, if the Company does not complete its initial business transaction on or prior to the 21-month or 24-month period allotted to complete the initial business transaction as described below, the warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless. The lead underwriter for the Offering is a related party; see Note 4.

In connection with the Offering, the Company's initial stockholders (“initial stockholders”) and designees have committed to purchase 2,000,000 shares of common stock at a price of $5.00 per share in a private placement which will occur concurrently with the closing of the Company’s initial business transaction.

On October 24, 2011, the registration statement in connection with the Offering was declared effective. Additionally, on October 24, 2011, the Company filed with the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation to become a special purpose acquisition company. As a special purpose acquisition company, the Company will have only 21 months from October 24, 2011 (or 24 months from October 24, 2011 if a letter of intent or a definitive agreement has been executed within 21 months from October 24, 2011 and the Company’s business transaction relating thereto has not yet been completed within such 21-month period) to consummate the initial business transaction. If the Company does not consummate its initial business transaction within such 21-month (or 24-month) period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem the Company’s public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account less taxes and amounts released to the Company for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders.

Unlike most other special purpose acquisition companies, the Company’s board of directors will have the sole discretion and authority to approve and consummate its initial business transaction without seeking stockholder approval. The Company’s stockholders will not have the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of the initial business transaction, nor will they have the right to vote on the business transaction unless required by law. If a stockholder vote is required by law, the Company will conduct a proxy solicitation pursuant to the proxy rules but will not offer its stockholders the opportunity to redeem their shares of common stock in connection with such vote.

F-36

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

The Company is not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating its initial business transaction. The Company will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate.

On October 28, 2011, the Company closed on the Offering, including the exercise in full of the over-allotment option, and issued equity units consisting of 5,750,000 shares of common stock and warrants to purchase an additional 5,750,000 shares of common stock (as described above) in exchange for gross proceeds of $28,750,000. The costs of the Offering were approximately $404,000.

Since the closing of the Offering, the gross proceeds have been held in a trust account ("Trust Account"). The Trust Account can invest in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940. Except for a portion of the interest income that may be released to the Company to pay income or other tax obligations and to fund its working capital requirements, none of the funds held in the Trust Account will be released until the earlier of (i) the consummation of an initial business transaction, (ii) the Company’s redemption of the public shares sold in the Offering if the Company is unable to consummate its initial business transaction within the 21-month or 24-month period set forth above, or (iii) the Company’s liquidation (if no redemption occurs).

Following the closing of the Offering and prior to the consummation of the initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and the Company’s other working capital requirements, an affiliate of the Company’s principal shareholders has agreed to loan the Company funds from time to time of up to $800,000. See also Note 3. There are no agreements for facilities or services between the Company and its initial shareholders.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared in accordance with the Securities and Exchange Commission’s reporting requirements under Regulation S-X and S-K.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company effectuated a 4.21875-for-1 forward stock split on May 20, 2011. All shares have been retroactively restated.

(c)	Going concern consideration:

In the event the Company does not consummate a Business Combination by July 24, 2013 (or October 24, 2013 if a letter of intent or a definitive agreement has been executed by July 24, 2013 and the Company’s business transaction relating thereto has not yet been completed), the proceeds held in the Trust Account will be distributed to the Company's public stockholders. The potential mandatory liquidation raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

(d)	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-37

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(e)	Valuation of Investments in Securities at Fair Value - Definition and Hierarchy:

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumption about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Valuations based on inputs other than quoted prices in Level 1 that are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, the type of investment, whether the investment is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause an investment to be reclassified to a lower level within the fair value hierarchy.

(f)	Income taxes:

The Company complies with accounting principles generally accepted in the United States which require an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

F-38

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. The Company is subject to income tax examinations by major taxing authorities for all tax years subsequent to 2009. As of December 31, 2012 and 2011, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions that met the “more likely than not” criteria upon examination by the taxing authorities. Therefore, this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2012 and 2011 and for the period from inception (January 24, 2006) to December 31, 2012, no income tax expense has been incurred. State franchise taxes are included in general and administrative costs and totaled approximately $181,000 and $85,000 for each of the years ended December 31, 2012 and 2011, respectively, and approximately $266,000 for the period from inception (January 24, 2006) to December 31, 2012. The Company has filed its state franchise tax returns for 2011 and 2012 however it has not paid the taxes due. As such, the Company has included approximately $21,000 of late payment penalties in the amount of tax accrued.

(g)	Loss per share of common stock:

Basic loss per share is calculated using the weighted-average number of shares of common stock outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. Because the Company reported a net loss in all periods presented, the warrants to purchase 5,750,000 shares of common stock issued in connection with the Offering have not been included in the diluted net loss per share since these securities would reduce the loss per common share and become anti-dilutive.

(h)	New accounting pronouncements:

The Company has evaluated the recent accounting pronouncements through ASU 2013-04 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 - INVESTMENT IN TRUST ACCOUNT:

Since the closing of the Offering, the gross proceeds have been held in the Trust Account. As described in Note 1, the Trust Account may be invested in U.S. "government securities," defined as any Treasury Bill or equivalent securities issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its initial business transaction or (ii) the distribution of the Trust Account as described below.

Investment securities in the Trust Account at December 31, 2012 consist of an Institutional Money Market Account that meets the conditions specified in Rule 2a-7 under the Investment Company Act of 1940 with an investment bank. The Institutional Money Market Account is classified as a Level 1 investment within the fair value hierarchy. There are no holding gains or losses to date and there has been approximately $30,000 of interest income earned at December 30, 2012. Prior to March 20, 2012, the investment securities in the Company’s Trust Account consisted of cash held in a demand deposit account which was stated at cost at December 31, 2011. There were no holding gains or losses and no interest accrued or paid on the cash.

F-39

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - NOTE PAYABLE - RELATED PARTY AND RELATED PARTY ADVANCES:

The Company has received a total of approximately $734,000 from Broadband Capital Management LLC (“BCM”), a FINRA registered broker-dealer, $120,000 of which has been refinanced as described below. The remainder, approximately $614,000, is a non-interest bearing advance and is due on the date on which the Company consummates its initial business transaction. Michael Rapp, the Company's President and Chairman, and Philip Wagenheim, the Company's Secretary and director, and Jason Eiswerth, the Company’s director all serve as management of BCM. BCM was the lead underwriter of the Offering. All advances under the agreement with BCM are made directly to the Company’s vendors on behalf of the Company and do not flow through the Company’s cash accounts.

On May 27, 2011, as amended on July 27, 2011, the Company entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of the Company’s accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to the Company. Included in such consolidation was approximately $26,000 received during the year ended December 31, 2010 and approximately $15,000 advanced to third parties by BCM during the three months ended March 31, 2011. Such amounts had been due on demand and had an imputed interest rate of 8.25% per annum. The loan as consolidated is now payable upon the consummation of the Company’s initial business transaction, bears no interest and contains a waiver of any and all rights to the Trust Account. Following the closing of the Offering and prior to the consummation of the initial business transaction, BCM has agreed to loan the Company funds from time to time of up to $800,000, including the amounts above, under an Expense Advancement Agreement. See also Note 1.

For the years ended December 31, 2012 and 2011, and the period from inception (January 24, 2006) to December 31, 2012, interest expense from related party advances was approximately $0, $2,000 and $11,000, respectively.

During the period from inception (January 24, 2006) to December 31, 2009, the Company entered into the following related party note agreements, all of which were consolidated into a single loan payable agreement on May 27, 2011 as described above:

-	On March 9, 2007, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $12,500 on or before the earlier of (i) December 31, 2012 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. BCM had previously advanced the $12,500 on behalf of the Company. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until it was paid in full at the rate of four percent (4%) per annum.

-	On April 15, 2008, Messrs. Rapp and Wagenheim and Clifford Chapman, a former director of the Company, loaned the Company $5,000, $3,000 and $2,000, respectively. The Company issued promissory notes (each, a “April 15 Note” and together, the “April 15 Notes”) to Messrs. Rapp, Wagenheim and Chapman. Prior to each April 15 Note being refinanced or repaid, as the case may be, each April 15 Note accrued interest at an annual rate of 8.25%, and such principal and all accrued interest was due and payable on or before the earlier of (i) the fifth anniversary of the date of such April 15 Note or (ii) the date on which the Company would have consummated its initial business transaction with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would have ceased to be a shell company.

-	On March 16, 2009, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $14,500 on or before the earlier of (i) March 16, 2014 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%.

-	On August 12, 2009, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $12,000 on or before the earlier of (i) August 12, 2013 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%.

F-40

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On March 31, 2011, the Company repaid a total of $2,000 of principal and $484 of accrued interest to Mr. Chapman for full satisfaction of his April 15 Note from advances made directly by BCM.

NOTE 4 - STOCKHOLDERS’ EQUITY:

The Company is authorized by its Amended and Restated Certificate of Incorporation to issue an aggregate of 85,000,000 shares of capital stock, of which 75,000,000 are shares of common stock and 10,000,000 are shares of preferred stock, par value $0.0001 per share.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

On March 1, 2006, the Company issued 4,218,750, 2,531,250 and 1,687,500 shares of common stock to Michael Rapp, Philip Wagenheim, and Clifford Chapman, respectively, for total cash consideration of $30,000 or $.004 per share.

On May 14, 2009, the Company issued 260,955 shares of common stock to Charles Allen for total cash consideration of approximately $1,000 or $.004 per share.

On March 31, 2011, the Company repurchased 1,687,500 shares of common stock from Clifford Chapman for total cash consideration of $6,000 which was recorded as treasury stock.

On April 28, 2011, the Company repurchased 260,955 shares of common stock from Charles Allen for total cash consideration of $928, all of which was recorded as treasury stock.

Subsequent to the repurchase of the Allen and Chapman common stock, the treasury stock was retired.

On May 20, 2011, the Company effectuated a 4.21875-for-1 forward stock split. All shares have been retroactively restated in all periods presented.

On October 24, 2011, the Company filed with the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation to become a special purpose acquisition company as described further in Note 1. On October 28, 2011, the Company closed the Offering, including the exercise in full of the over-allotment option, and issued equity units consisting of 5,750,000 shares of common stock and warrants to purchase an additional 5,750,000 shares of common stock (as described above) in exchange for gross proceeds of $28,750,000. The costs of the Offering were approximately $404,000.

NOTE 5 – INCOME TAXES:

At December 31, 2012 and 2011, components of net deferred tax assets, including a valuation allowance, are as follows:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$266,000	$85,000
Non-deductible start-up costs	$530,000	$318,000
	796,000	403,000
Total deferred tax assets	366,000	185,000
Less: Valuation Allowance	(366,000)	(185,000)
Net Deferred Tax Assets	$-	$-

F-41

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

The valuation allowance for deferred tax assets as of December 31, 2012 and 2011 was $366,000 and $185,000, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The deferred tax asset is created as a result of the start-up expenses, which are not deductible for tax purposes and as a result create a basis difference. They will only become deductible if the Company comes out of the development stage. Management considers the projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2012 and 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended December 31:

	2012	2011
Federal statutory tax rate	(35)%	(35)%
State and city tax rate	(11)%	(11)%
Change in valuation allowance	46%	46%
Effective tax rate	0.0%	0.0%

F-42

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

CONDENSED BALANCE SHEETS

	September 30,
	2013	December 31,
ASSETS	(unaudited)	2012

CURRENT ASSETS:
Cash	$-	$-
Prepaid expenses	-	22,000
Total current assets	-	22,000

OTHER ASSETS:
Investment held in Trust Account	28,792,000	28,780,000

TOTAL ASSETS	$28,792,000	$28,802,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$-	$3,000
Accrued liablilities	228,000	225,000
Accrued franchise taxes	401,000	266,000
Related party advances	840,000	614,000
Note payable - related party	120,000	120,000
Total current liabilities	1,589,000	1,228,000

TOTAL LIABILITIES	1,589,000	1,228,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	-	-
Common stock, $.0001 par value; 75,000,000 shares authorized; 12,500,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,000	1,000
Additional paid-in capital	28,369,000	28,369,000
Deficit accumulated during the development stage	(1,167,000)	(796,000)

TOTAL STOCKHOLDERS’ EQUITY	27,203,000	27,574,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,792,000	$28,802,000

The accompanying notes are an integral part of the condensed interim financial statements.

F-43

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

					Period from
					January 24, 2006 (inception)
	Three months ended September 30,		Nine months ended September 30,		to September 30,
	2013	2012	2013	2012	2013

REVENUE	$-	$-	$-	$-	$-

OPERATING EXPENSES:
General and administrative expenses and taxes	155,000	127,000	383,000	285,000	1,198,000

LOSS FROM OPERATIONS	(155,000)	(127,000)	(383,000)	(285,000)	(1,198,000)

OTHER INCOME (EXPENSE)
Interest income - Trust	2,000	10,000	12,000	22,000	42,000
Interest expense - related party	-	-	-	-	(11,000)
Total other income (expense)	2,000	10,000	12,000	22,000	31,000

NET LOSS	$(153,000)	$(117,000)	$(371,000)	$(263,000)	$(1,167,000)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$(0.01)	$(0.03)	$(0.02)	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,500,000	12,500,000	12,500,000	12,500,000	9,168,000

The accompanying notes are an integral part of the condensed interim financial statements.

F-44

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

From January 24, 2006 (Inception) to September 30, 2013 (unaudited)

	Preferred Stock		Common Stock		Additional Paid-in		Deficit Accumulated During the Development	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Treasury Stock	Stage	(Deficit)
BALANCE AT January 24, 2006, (INCEPTION)	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash at $.004 per share	-	-	8,437,500	1,000	29,000		-	30,000
Net loss	-	-	-	-	-		(13,000)	(13,000)
BALANCE AT December 31, 2006	-	-	8,437,500	1,000	29,000		(13,000)	17,000

Net loss	-	-	-	-	-		(29,000)	(29,000)
BALANCE AT December 31, 2007	-	-	8,437,500	1,000	29,000		(42,000)	(12,000)

Net loss	-	-	-	-	-		(13,000)	(13,000)
BALANCE AT December 31, 2008	-	-	8,437,500	1,000	29,000		(55,000)	(25,000)

Issuance of common stock for cash at $.004 per share	-	-	260,955	-	1,000		-	1,000
Net loss	-	-	-	-	-		(25,000)	(25,000)
BALANCE AT December 31, 2009	-	-	8,698,455	1,000	30,000		(80,000)	(49,000)

Net loss	-	-	-	-	-		(30,000)	(30,000)
BALANCE AT December 31, 2010	-	-	8,698,455	1,000	30,000		(110,000)	(79,000)

Purchase of Treasury Stock	-	-	-	-		(7,000)	-	(7,000)
Retirement of Treasury Stock			(1,948,455)	-	(7,000)	7,000		-
Issuance of 5,750,000 shares of common stock and warrants for cash at $5.00 per share, net of expenses of approximately $404,000	-	-	5,750,000	-	28,346,000			28,346,000
Net loss	-	-	-	-	-		(293,000)	(293,000)
BALANCE AT December 31, 2011	-	-	12,500,000	1,000	28,369,000	-	(403,000)	27,967,000

Net loss	-	-	-	-	-		(393,000)	(393,000)
BALANCE AT December 31, 2012	-		12,500,000	1,000	28,369,000		(796,000)	27,574,000

Net loss (unaudited)	-	-	-	-	-		(371,000)	(371,000)

BALANCE AT September 30, 2013 (unaudited)	-	$-	12,500,000	$1,000	$28,369,000	$-	$(1,167,000)	$27,203,000

The accompanying notes are an integral part of the condensed interim financial statements.

F-45

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

			Period from
			January 24, 2006
	Nine months ended September 30,		(inception) to
	2013	2012	September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(371,000)	$(263,000)	$(1,167,000)
Changes in operating assets and liabilities:
Prepaid expenses	22,000	-	22,000
Accounts payable and accrued liabilities	226,000	165,000	671,000
Accrued interest related party	-	-	9,000
Accrued franchise taxes	135,000	120,000	401,000
Net cash provided by (used in) operating activities	12,000	22,000	(64,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment held in Trust Account	-	-	(28,750,000)
Interest reinvested in the Trust Account	(12,000)	(22,000)	(42,000)
Net cash used in investing activities	(12,000)	(22,000)	(28,792,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	28,781,000
Proceeds from note payable - related party	-	-	75,000
Net cash provided by financing activities	-	-	28,856,000

NET DECREASE IN CASH	-	-	-

CASH AT THE BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$-	$-	$1,000

NON-CASH SCHEDULE OF INVESTING AND FINANCING ACTIVITIES
Conversion of notes payable (related party), advances (related party) and accrued interest to notes payable (related party)	$-	$-	$120,000

Related party advances paid directly to vendors	$226,000	$211,000	$814,000
Retirement of Treasury Stock	$-	$-	$7,000
Related party advances to fund expenses	$-	$-	$149,000

The accompanying notes are an integral part of the condensed interim financial statements.

F-46

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

Committed Capital Acquisition Corporation (the “Company”) was incorporated in the state of Delaware on January 24, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business (the “initial business transaction”).

At September 30, 2013, the Company is in the development stage as defined in Accounting Standards Codification (“ASC”) No. 915. All activities of the Company to that date relate to its organization, initial funding, share issuances and the Offering (defined below) and initial search activities toward finding a candidate for the initial business transaction. All dollar amounts are rounded to the nearest thousand dollars.

On May 27, 2011, the Company commenced the process for conversion to a special purpose acquisition corporation. In connection with this conversion, the Company filed a Form S-1 with the United States Securities and Exchange Commission in connection with its offering to sell up to 5,000,000 units at a price of $5.00 per unit (the “Offering”). The underwriters for the Offering were granted an over-allotment option to purchase up to an additional 750,000 units for 45 days after the effectiveness of the registration statement for the Offering. The lead underwriter for the Offering is a related party; see Note 3.

In connection with the Offering, the Company's initial stockholders (“initial stockholders”) and designees committed to purchase 2,000,000 shares of common stock at a price of $5.00 per share in a private placement which would occur concurrently with the closing of the Company’s initial business transaction.

On October 24, 2011, the registration statement in connection with the Offering was declared effective.

On October 28, 2011, the Company closed on the Offering, including the exercise in full of the over-allotment option, and issued equity units consisting of 5,750,000 shares of common stock and warrants to purchase an additional 5,750,000 shares of common stock (as described above) in exchange for gross proceeds of $28,750,000. The costs of the Offering were approximately $404,000.

Through September 30, 2013, our efforts had been limited to organizational activities, activities relating to our initial public offering, or the Offering, and our efforts to locate suitable acquisition candidates. No revenue has been generated since inception (January 24, 2006) to September 30, 2013.

Since the closing of the Offering until the consummation of our initial business transaction, the gross proceeds were held in a trust account. The trust account was invested in U.S. "government securities," defined as any Treasury Bill or equivalent securities issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of an initial business transaction or (ii) the distribution of the trust account.

Investment securities in the trust account at September 30, 2013 consisted of an Institutional Money Market Account that met the conditions specified in Rule 2a-7 under the Investment Company Act of 1940.

On October 16, 2013, the Company entered into an Agreement and Plan of Merger to complete its initial business combination when its wholly-owned subsidiary merged with and into The One Group, LLC, as further described in Note 6 – Subsequent Events – Initial Business Transaction and Private Placement.

F-47

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

(b)	Basis of Presentation:

The accompanying unaudited financial statements have been prepared in accordance with the Securities and Exchange Commission’s reporting requirements under Regulation S-X and S-K. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements contained in the Company’s Form 10-K for the year ended December 31, 2012.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The financial information is unaudited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2013 and the results of operations and cash flows presented herein have been included in the financial statements.

The Company effectuated a 4.21875-for-1 forward stock split on May 20, 2011. All shares have been retroactively restated.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-48

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

(d) Valuation of Investments in Securities at Fair Value - Definition and Hierarchy:

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumption about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Valuations based on inputs other than quoted prices in Level 1 that are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, the type of investment, whether the investment is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause an investment to be reclassified to a lower level within the fair value hierarchy.

(e) Income Taxes:

The Company complies with accounting principles generally accepted in the United States which require an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

F-49

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. The Company is subject to income tax examinations by major taxing authorities for all tax years subsequent to 2009. As of September 30, 2013 and December 31, 2012, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions that did not meet the “more likely than not” criteria upon examination by the taxing authorities. Therefore, this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of September 30, 2013 and 2012 and for the period from inception (January 24, 2006) to September 30, 2013, no income tax expense has been incurred. State franchise taxes are included in general and administrative costs and totaled approximately $45,000, $135,000, $40,000 and $120,000 for the three and nine months ended September 30, 2013 and 2012, respectively, and approximately $401,000 for the period from inception (January 24, 2006) to September 30, 2013. The Company has filed its state franchise tax returns for 2011 and 2012 however it has not paid the taxes due.  As such, the Company has included approximately $31,000 of late payment penalties in the amount of tax accrued.

(f)	Loss Per Share of Common Stock:

Basic loss per share is calculated using the weighted-average number of shares of common stock outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. Because the Company reported a net loss in all periods presented, the warrants to purchase 5,750,000 shares of common stock issued in connection with the Offering have not been included in the diluted net loss per share since these securities would reduce the loss per common share and become anti-dilutive.

(g)	New Accounting Pronouncements:

The Company has evaluated the recent accounting pronouncements through ASU 2013-11 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – INVESTMENT IN TRUST ACCOUNT:

Since the closing of the Offering, the gross proceeds have been held in the Trust Account. As described in Note 1, the Trust Account may be invested in U.S. "government securities," defined as any Treasury Bill or equivalent securities issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its initial business transaction or (ii) the distribution of the Trust Account as described in Note 1.

Investment securities in the Trust Account at September 30, 2013 consist of an Institutional Money Market Account that meets the conditions specified in Rule 2a-7 under the Investment Company Act of 1940 with an investment bank. The Institutional Money Market Account is classified as a Level 1 investment within the fair value hierarchy. There are no holding gains or losses to date and there has been approximately $0 of interest income accrued at September 30, 2013. Prior to March 20, 2012, the investment securities in the Company’s Trust Account consisted of cash held in a demand deposit account which was stated at cost at December 31, 2011. There were no holding gains or losses and no interest accrued or paid on the cash.

F-50

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - NOTE PAYABLE - RELATED PARTY AND RELATED PARTY ADVANCES:

The Company has received a total of approximately $960,000 from Broadband Capital Management LLC (“BCM”), a FINRA registered broker-dealer, $120,000 of which has been refinanced as described below. The remainder, approximately $840,000, is a non-interest bearing advance and is due on the date on which the Company consummates its initial business transaction. Michael Rapp, the Company's President and Chairman, and Philip Wagenheim, the Company's Secretary and director, and Jason Eiswerth, the Company’s director all serve as management of BCM. BCM was the lead underwriter of the Offering. All advances under the agreement with BCM are made directly to the Company’s vendors on behalf of the Company and do not flow through the Company’s cash accounts.

On May 27, 2011, as amended on July 27, 2011, the Company entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of the Company’s accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to the Company. Included in such consolidation was approximately $26,000 received during the year ended December 31, 2010 and approximately $15,000 advanced to third parties by BCM during the three months ended September 30, 2011. Such amounts had been due on demand and had an imputed interest rate of 8.25% per annum. The loan as consolidated is now payable upon the consummation of the Company’s initial business transaction, bears no interest and contains a waiver of any and all rights to the Trust Account. Following the closing of the Offering and prior to the consummation of the initial business transaction, BCM has agreed to loan the Company funds from time to time of up to $800,000, including the amounts above, under an Expense Advancement Agreement. At September 30, 2013 total loans and advances from this affiliate exceed this commitment - see also Note 1.

For the three and nine months ended September 30, 2013 and September 30, 2012, respectively, and the period from inception (January 24, 2006) to September 30, 2013, interest expense from related party advances was approximately $0, $0, $0 and $0 and $11,000, respectively.

During the period from inception (January 24, 2006) to December 31, 2009, the Company entered into the following related party note agreements, all of which were consolidated into a single loan payable agreement on May 27, 2011 as described above:

-	On March 9, 2007, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $12,500 on or before the earlier of (i) December 31, 2012 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. BCM had previously advanced the $12,500 on behalf of the Company. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until it was paid in full at the rate of four percent (4%) per annum.

-	On April 15, 2008, Messrs. Rapp and Wagenheim and Clifford Chapman, a former director of the Company, loaned the Company $5,000, $3,000 and $2,000, respectively. The Company issued promissory notes (each, a “April 15 Note” and together, the “April 15 Notes”) to Messrs. Rapp, Wagenheim and Chapman. Prior to each April 15 Note being refinanced or repaid, as the case may be, each April 15 Note accrued interest at an annual rate of 8.25%, and such principal and all accrued interest was due and payable on or before the earlier of (i) the fifth anniversary of the date of such April 15 Note or (ii) the date on which the Company would have consummated its initial business transaction with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would have ceased to be a shell company.

-	On March 16, 2009, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $14,500 on or before the earlier of (i) March 16, 2014 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%.

-	On August 12, 2009, the Company entered into a loan agreement with BCM pursuant to which the Company agreed to repay $12,000 on or before the earlier of (i) August 12, 2013 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Prior to being refinanced, interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%.

F-51

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

On March 31, 2011, the Company repaid a total of $2,000 of principal and $484 of accrued interest to Mr. Chapman for full satisfaction of his April 15 Note from advances made directly by BCM.

NOTE 4 - STOCKHOLDERS’ EQUITY:

The Company is authorized by its Amended and Restated Certificate of Incorporation to issue an aggregate of 85,000,000 shares of capital stock, of which 75,000,000 are shares of common stock and 10,000,000 are shares of preferred stock, par value $0.0001 per share.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

On March 1, 2006, the Company issued 4,218,750, 2,531,250 and 1,687,500 shares of common stock to Michael Rapp, Philip Wagenheim, and Clifford Chapman, respectively, for total cash consideration of $30,000 or $0.004 per share.

On May 14, 2009, the Company issued 260,955 shares of common stock to Charles Allen for total cash consideration of approximately $1,000 or $0.004 per share.

On March 31, 2011, the Company repurchased 1,687,500 shares of common stock from Clifford Chapman for total cash consideration of $6,000 which was recorded as treasury stock.

On April 28, 2011, the Company repurchased 260,955 shares of common stock from Charles Allen for total cash consideration of $928, all of which was recorded as treasury stock.

Subsequent to the repurchase of the Allen and Chapman common stock, the treasury stock was retired.

On May 20, 2011, the Company effectuated a 4.21875-for-1 forward stock split. All shares have been retroactively restated in all periods presented.

On October 24, 2011, the Company filed with the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation to become a special purpose acquisition company as described further in Note 1. On October 28, 2011, the Company closed the Offering, including the exercise in full of the over-allotment option, and issued equity units consisting of 5,750,000 shares of common stock and warrants to purchase an additional 5,750,000 shares of common stock (as described above) in exchange for gross proceeds of $28,750,000. The costs of the Offering were approximately $404,000.

F-52

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – INCOME TAXES:

At September 30, 2013 and December 31, 2012, components of net deferred tax assets, including a valuation allowance, are as follows:

	September 30,	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carryforwards	$668,000	$266,000
Non-deductible start-up costs	$530,000	$530,000
	1,198,000	796,000
Total deferred tax assets	551,000	366,000
Less: Valuation Allowance	(551,000)	(366,000)
Net Deferred Tax Assets	$-	$-

The valuation allowance for deferred tax assets as of September 30, 2013 and December 31, 2012 was $551,000 and $366,000, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The deferred tax asset is created as a result of the start-up expenses, which are not deductible for tax purposes and as a result create a basis difference. They will only become deductible if the Company comes out of the development stage. Management considers the projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2013 and December 31, 2012, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows for the three and nine months ended September 30:

	Three and Nine months
	2013	2012
Federal statutory tax rate	(35)%	(35)%
State and city tax rate	(11%)	(11%)
Change in valuation allowance	46%	46%
Effective tax rate	0.0%	0.0%

NOTE 6 – SUBSEQUENT EVENT – INITIAL BUSINESS TRANSACTIONAND PRIVATE PLACEMENT:

Initial Business Transaction – Merger Agreement

On October 16, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, CCAC Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), The ONE Group, LLC (“One Group”) and Samuel Goldfinger as One Group Representative. One Group is a Delaware limited liability company that, through itself and several subsidiary entities, develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom.

F-53

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Pursuant to the Merger Agreement, Merger Sub was merged with and into One Group, with One Group being the surviving entity and thereby becoming a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), all of the issued and outstanding membership interests of One Group that were outstanding immediately prior to the Effective Time were cancelled and new membership interests of One Group comprising 100% of its ownership interests were issued to the Company. Simultaneously, the Company issued to the former holders of One Group membership interests (the “TOG Members”) and to the Liquidating Trust established for the benefit of TOG Members and holders of warrants to acquire membership interests of One Group (“TOG Warrant Owners”) an aggregate of 12,631,400 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and paid to such TOG Members an aggregate of $11,750,000 in cash (collectively, the “Merger Consideration”). As part of the Merger Consideration, the Company issued to Jonathan Segal, the former Managing Member of One Group and now the Chief Executive Officer and a Director of the Company, 1,000,000 shares of Common Stock as a control premium. The foregoing shares are in addition to the 7,680,666 shares issued to Mr. Segal and related entities in respect of his pro rata portion of shares of Common Stock issued to all TOG Members. Of the 12,631,400 shares of Common Stock issued as part of the Merger Consideration, 2,000,000 shares (the “Escrow Shares”) were deposited into an escrow account (the “Escrow Account”) at Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) to secure certain potential adjustments to the Merger Consideration as described in the Merger Agreement (including Working Capital Shortfalls and Excess Liabilities, among other items) and certain potential indemnification obligations. As of the Effective Time, the former members of One Group and the Liquidating Trust held shares of Common Stock comprising, in the aggregate, 50.68% of the issued and outstanding shares of the Company’s Common Stock.

The Merger Agreement provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust based on a formula as described in the Merger Agreement (“Contingent Payments”) and which is contingent upon the exercise of outstanding Company warrants to purchase 5,750,000 shares of Common Stock at an exercise price of $5.00 per share (the “Parent Warrants”). The Company is required to make any Contingent Payments on a monthly basis. Any Parent Warrants that are unexercised will expire on the date that is the earlier of (i) two years after the effective date of the registration statement registering the shares of Common Stock issuable upon the exercise of the Parent Warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. The Company intends to file such registration statement as soon as practicable.

The Common Stock portion of the Merger Consideration is subject to adjustment to reflect Working Capital Shortfalls and Excess Liabilities compared to the amounts that will be set forth in a closing statement required to be delivered by One Group within 90 days of the Closing of the Merger. To the extent Working Capital Shortfalls exceed $100,000 or Adjustment Liabilities exceeds Excess Liabilities by greater than $20,000 in the aggregate, the Members and the Liquidating Trust, on a Pro Rated Basis, shall be liable to the Company for an amount equal to the sum of any Excess Liabilities and Working Capital Shortfall. Any payment required to be made with respect to the foregoing shall be made by reduction of the Escrow Shares or as a set off to Contingent Payments, if any.

As required by the Merger Agreement, the Company, One Group and the TOG Members entered into several ancillary agreements including (i) Lockup Agreements by and among the Company and the TOG Members, (ii) the Escrow Agreement and (ii) a Liquidating Trust Agreement.

Private Placement

Simultaneously with the Effective Time of the Merger, the Company completed a private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share to purchasers that include some of the Company’s existing shareholders (collectively, the “Investors”), realizing gross proceeds of $15,657,000 (the “October 2013 Private Placement”).

In connection with the October 2013 Private Placement, we also entered into a registration rights agreement (the “October 2013 Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Shares for resale within 30 calendar days of the Closing Date, and to have the Registration Statement declared effective within 90 calendar days of the Closing Date or within 120 calendar days of the Closing Date if the SEC conducts a full review of the Registration Statement. We also have agreed to include in such Registration Statement the shares of Common Stock issued to TOG Members (other than those shares issued to Jonathan Segal) or issuable to TOG Warrant Owners pursuant to the Merger Agreement, subject to cut-back in certain circumstances.

Summary Pro Forma Information

The following unaudited pro forma summary information gives effect to the Initial Business Transaction and Private Placement which were consummated on October 16, 2013, as described above. Because Committed Capital is a shell company and The One Group’s operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, The One Group is considered to have control and therefore is treated as the accounting acquirer and its assets are accounted for at their historical values.

F-54

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The unaudited pro forma balance sheet summary information as of September 30, 2013 combines the unaudited balance sheet of Committed Capital at September 30, 2013 with the unaudited balance sheet of The One Group as of September 30, 2013 giving effect to the Business Combination as if it was consummated on September 30, 2013. The unaudited pro forma statement of operations summary information for the year ended December 31, 2012 includes Committed Capital and The One Group results of operations for the year ended December 31, 2012 as if the Business Combination was consummated on January 1, 2012. The unaudited pro forma statement of operations summary information for the nine months ended September 30, 2013 includes Committed Capital and The One Group results of operations for the nine months ended September 30, 2013 as if the Business Combination was consummated on January 1, 2013.

The unaudited pro forma results of operations summary information for the year ended December 31, 2012 are derived from the audited financial statements of Committed Capital and of The One Group at December 31, 2012 and for the year then ended. The unaudited pro forma balance sheet summary information as of September 30, 2012 and the results of operations for the nine months ended September 30, 2013 are derived from the unaudited condensed financial statements of Committed Capital and of The One Group as of September 30, 2012 and for the three and nine months then ended.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the two Companies been combined during the periods presented and should be read in conjunction with the historical financial statements and accompanying notes of Committed Capital Acquisition Corporation and of The One Group, LLC.

Pro Forma Summary Results of Operations Information:
	Nine months	Year
	Ended	ended
	September 30, 2013	December 31, 2012
Revenues	$34,722,000	$60,121,000
Income from continuing operations	$1,864,000	$4,793,000
Weighted average common shares,
basic and diluted	24,946,739	24,946,739
Income from continuing operations
per share basic and diluted	$0.07	$0.19

F-55

COMMITTED CAPITAL ACQUISITION CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Pro Forma Summary Balance Sheet Information:
September 30, 2013
(unaudited)
Assets:
Current assets	$22,528,000
Investment held in Trust	-
Property and equipment, net	13,359,000
Investments and other assets	4,502,000
total assets	$40,389,000

Liabilities and Equity:
Current liabilities	$12,105,000
Deferred rent payable	5,699,000
total liabilities	17,804,000
Common stock	2,000
Additional paid in capital	27,165,000
Deficit accumulated	(7,757,000)
Non-controlling interest	3,175,000
total equity	22,585,000

total liabilities and equity	$40,389,000

F-56

COMMITTED CAPITAL ACQUISITION CORPORATION

7,243,850 SHARES OF COMMON STOCK

PROSPECTUS

February 11, 2014